                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement               [ ]  Confidential, For Use of the Commission Only
[X]  Definitive Proxy Statement                     (as permitted by Rule 14a6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              HANOVER DIRECT, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1. Title of each class of securities to which transaction applies:

     2. Aggregate number of securities to which transaction applies:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4. Proposed maximum aggregate value of transaction:

     5. Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the form or schedule and the date of its filing.

     1. Amount previously paid:

     2. Form, Schedule or Registration Statement No.:

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                              HANOVER DIRECT, INC.

                          115 RIVER ROAD, BUILDING 10
                          EDGEWATER, NEW JERSEY 07020
                                 (201) 863-7300

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON AUGUST 12, 2004


Dear Stockholders:


    We will hold the 2004 Annual Meeting of Stockholders of Hanover Direct, Inc., a Delaware corporation (the "Company"), at the Sheraton Meadowlands Hotel and Conference Center, 2 Meadowlands Plaza, East Rutherford, New Jersey 07073 on Thursday, August 12, 2004 at 9:30 a.m., local time. The meeting's purpose is to:


     1. Elect 8 directors;

     2. Approve an amendment to the Company's Certificate of Incorporation to effect a one-for-ten reverse stock split of the Company's Common Stock, par value $0.66 2/3 per share (the "Common Stock");

     3. Approve an amendment to the Company's Certificate of Incorporation to reduce the par value of each share of Common Stock from $0.66 2/3 per share to $0.01 per share and reclassify the outstanding shares of Common Stock into such lower par value shares;


     4. Approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of Additional Preferred Stock (the "Additional Preferred Stock") which the Company would have authority to issue from 5,000,000 shares to 15,000,000 shares and make a corresponding change to the aggregate number of shares of all classes of stock in the aggregate which the Company would have authority to issue;


     5. Ratify and approve the adoption of the 2004 Stock Option Plan for Directors;

     6. Ratify and approve certain amendments to the 2002 Stock Option Plan for Directors as described in the accompanying Proxy Statement;


     7. Delegate to the Audit Committee of the Board of Directors authority to select the Company's independent auditors for the fiscal year ending December 25, 2004 from amongst established national audit firms;



     8. Ratify and approve the adoption of the Company's Stock Option Agreement with Wayne P. Garten, President and Chief Executive Officer of the Company;



     9. Approve an amendment to the Company's Certificate of Incorporation, after giving effect to the one-for-ten reverse split of the Company's Common Stock, to increase the number of shares of Common Stock which the Company would have authority to issue from 30,000,000 shares to 50,000,000 shares and make a corresponding change to the aggregate number of shares of all classes of stock in the aggregate which the Company would have authority to issue;



    10. Approve (i) the issuance and potential issuance of a Common Stock Purchase Warrant by the Company to Chelsey Finance, LLC, and (ii) the issuance and potential issuance under the Common Stock Purchase Warrant of 30% of the Company's issued and outstanding Common Stock on a fully diluted basis; and


    11. Consider any other matters that are properly presented at the Annual Meeting of Stockholders and any adjournment.


    You may vote at the Annual Meeting of Stockholders if you were a stockholder of the Company's Common Stock or the Company's Series C Participating Preferred Stock at the close of business on Friday, July 9, 2004.



    A copy of the Company's 2003 Annual Report to Stockholders, which includes our financial statements, was previously mailed to you.


    All stockholders of record of voting stock are cordially invited to attend. Whether or not you expect to attend the Annual Meeting, please vote. Stockholders of record of the Company's Common Stock may vote their shares by completing and returning the enclosed proxy card or may vote via the Internet or by telephone. Instructions for shareholders of Common Stock to vote via the Internet or by telephone are in the enclosed proxy card. Your proxy is being solicited by the Board of Directors.

    In accordance with Delaware corporate law, the Company will make available for examination by any stockholder entitled to vote at the Annual Meeting, for any purpose germane to the Annual Meeting, during ordinary business hours, for at least 10 days prior to the Annual Meeting, at the offices of Hanover Direct, Inc., 115 River Road, Building 10, Edgewater, New Jersey 07020, a complete list of the stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order.

                     PLEASE VOTE -- YOUR VOTE IS IMPORTANT

                                          -s- Charles E. Blue
                                          Charles E. Blue
                                          Secretary


July 13, 2004

                              HANOVER DIRECT, INC.

                          115 RIVER ROAD, BUILDING 10
                          EDGEWATER, NEW JERSEY 07020
                                 (201) 863-7300

                 PROXY STATEMENT FOR THE 2004 ANNUAL MEETING OF

                   STOCKHOLDERS TO BE HELD ON AUGUST 12, 2004


                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING


ANNUAL MEETING:                  August 12, 2004          Sheraton Meadowlands Hotel and Conference
                                                          Center
                                 9:30 a.m., local time    2 Meadowlands Plaza
                                                          East Rutherford, New Jersey 07073
RECORD DATE:                     Close of business on Friday, July 9, 2004.

                                 If you were a stockholder as of the record date of the Company's
SHARES ENTITLED TO VOTE:         Common Stock, par value $0.66 2/3 per share (the "Common Stock"), or the Company's Series C Participating Preferred Stock, par value
                                 $0.01 per share (the "Series C Preferred Stock" and, together with the Common Stock, the "Voting Stock"), you may vote at the Annual
                                 Meeting. Each share of Common Stock is entitled to one (1) vote.
                                 Each share of Series C Preferred Stock is entitled to one hundred
                                 (100) votes. On the record date, the Company had 224,518,395 shares of Common Stock outstanding (excluding treasury shares) and 564,819 shares of Series C Preferred Stock outstanding. As of the record date, Chelsey Direct, LLC, a Delaware limited liability company
                                 ("Chelsey"), beneficially owned 115,810,383 shares of Common Stock
                                 (approximately 51.6% of the outstanding Common Stock) and 564,819 shares of Series C Preferred Stock, collectively representing approximately 61.3% of the combined voting power of the Voting
                                 Stock. As of the record date, Regan Partners, L.P. ("Regan
                                 Partners"), Regan International Fund Limited and Basil P. Regan
                                 beneficially owned 38,728,350 shares of Common Stock (approximately
                                 17.2% of the outstanding Common Stock).

MAILING DATE:                    On or about July 13, 2004.

AGENDA:                           1. Elect 8 directors;

                                  2. Approve an amendment to the Company's Certificate of
                                 Incorporation to effect a one-for-ten reverse stock split of the
                                     Company's Common Stock;

                                  3. Approve an amendment to the Company's Certificate of
                                 Incorporation to reduce the par value of each share of Common Stock from $0.66 2/3 per share to $0.01 per share and reclassify the outstanding shares of Common Stock into such lower par value shares;


                                  4. Approve an amendment to the Company's Certificate of
                                 Incorporation to increase the number of shares of Additional
                                     Preferred Stock which the Company would have authority to issue from 5,000,000 shares to 15,000,000 shares and make a
                                     corresponding change to the aggregate number of shares of all classes of stock in the aggregate which the Company would have authority to issue;

                                  5. Ratify and approve the adoption of the 2004 Stock Option Plan for Directors;

                                  6. Ratify and approve certain amendments to the 2002 Stock Option
                                 Plan for Directors described in this Proxy Statement;

                                  7. Delegate to the Audit Committee of the Board of Directors
                                 authority to select the Company's independent auditors for the fiscal year ending December 25, 2004 from amongst established national audit firms;

                                  8. Ratify and approve the adoption of the Company's Stock Option
                                     Agreement with Wayne P. Garten, President and Chief Executive
                                     Officer of the Company;

                                  9. Approve an amendment to the Company's Certificate of
                                 Incorporation, after giving effect to the one-for-ten reverse split of the Company's Common Stock, to increase the number of shares of Common Stock which the Company would have authority to issue from 30,000,000 shares to 50,000,000 shares and make a
                                     corresponding change to the aggregate number of shares of all classes of stock in the aggregate which the Company would have authority to issue;

                                 10. Approve (i) the issuance and potential issuance of a Common
                                 Stock Purchase Warrant by the Company to Chelsey Finance, LLC, and
                                     (ii) the issuance and potential issuance under the Common Stock
                                     Purchase Warrant of 30% of the Company's issued and outstanding
                                     Common Stock on a fully diluted basis; and

                                 11. Any other proper business.

VOTE REQUIRED:                   The affirmative vote of the holders of a plurality of the combined
PROPOSAL 1:                      voting power of all shares of Voting Stock voted at the Annual
ELECT 8 DIRECTORS                Meeting, whether in person or by proxy, whether by mail, Internet or telephone, and voting together as a single class, is required to elect directors. So, if you do not vote for a nominee, your vote will not count either for or against the nominee. Each share of
                                 Common Stock has one (1) vote and each share of Series C Preferred
                                 Stock has one hundred (100) votes.


                                 The affirmative vote of the holders of (a) a majority of the
PROPOSAL 2:  APPROVE AN          outstanding shares of Common Stock, voting separately as a single
AMENDMENT TO THE COMPANY'S       class, and (b) a majority of the combined voting power of all shares
CERTIFICATE OF INCORPORATION     of Voting Stock outstanding, voting together as a single class,
THAT WOULD EFFECT A ONE-FOR-TEN  whether in person or by proxy, whether by mail, Internet or
REVERSE STOCK SPLIT OF THE       telephone, is required to approve Proposal 2. So, if you abstain
COMPANY'S COMMON STOCK           from voting, it has the same effect as if you voted against the proposal. Each share of Common Stock has one (1) vote and each share of Series C Preferred Stock has one hundred (100) votes. If the reverse split is approved by shareholders, once implemented, Chelsey will hold approximately 86.4% of the combined voting power of the
                                 Voting Stock. See "PROPOSAL 2 -- AMENDING CERTIFICATE OF
                                 INCORPORATION TO EFFECT A ONE-FOR-TEN REVERSE SPLIT OF COMMON
                                 STOCK -- Effect of Reverse Split on Voting Power of Holders of
                                 Common Stock."

                                 The affirmative vote of the holders of (a) a majority of the
PROPOSAL 3:  APPROVE AN          outstanding shares of Common Stock, voting separately as a single
AMENDMENT TO THE COMPANY'S       class, (b) at least two-thirds of the outstanding shares of Series C
CERTIFICATE OF INCORPORATION     Preferred Stock, voting separately as a class, and (c) the holders
THAT WOULD REDUCE THE PAR VALUE  of the majority of the combined voting power of the Voting Stock
OF EACH SHARE OF COMMON STOCK    outstanding, voting together as a single class, is required to
FROM $0.66 2/3 PER SHARE TO      approve Proposal 3. Abstentions and broker non-votes will have the
$0.01 PER SHARE                  same effect as if you voted against the proposal. Each share of
                                 Common Stock has one (1) vote and each share of Series C Preferred
                                 Stock has one hundred (100) votes.

PROPOSAL 4:  APPROVE AN          The affirmative vote of the holders of (a) at least two-thirds of
AMENDMENT TO THE COMPANY'S       the outstanding shares of Series C Preferred Stock, voting
CERTIFICATE OF INCORPORATION TO  separately as a class, and (b) a majority of the combined voting
INCREASE THE NUMBER OF SHARES    power of all shares of Voting Stock outstanding, voting together as
OF ADDITIONAL PREFERRED STOCK    single class, is required to approve Proposal 4. Abstentions and
WHICH THE COMPANY WOULD HAVE     broker non-votes will have the same effect as if you voted against
AUTHORITY TO ISSUE AND MAKE A    the proposal. Each share of Common Stock has one (1) vote and each
CORRESPONDING CHANGE TO THE      share of Series C Preferred Stock has one hundred (100) votes.
AGGREGATE NUMBER OF SHARES OF
ALL CLASSES OF STOCK WHICH THE
COMPANY WOULD HAVE AUTHORITY TO
ISSUE

PROPOSAL 5:  RATIFY AND APPROVE  The affirmative vote of the holders of the majority of the combined
THE ADOPTION OF THE 2004 STOCK   voting power of the Voting Stock voted at the Annual Meeting,
OPTION PLAN FOR DIRECTORS        whether in person or by proxy, and whether by mail, Internet or telephone, is required to approve Proposal 5. Abstentions and broker non-votes will not have any effect on the proposal. Each share of
                                 Common Stock has one (1) vote and each share of Series C Preferred
                                 Stock has one hundred (100) votes.



PROPOSAL 6: RATIFY AND APPROVE   The affirmative vote of the holders of the majority of the combined
CERTAIN AMENDMENTS TO THE 2002   voting power of the Voting Stock voted at the Annual Meeting,
STOCK OPTION PLAN FOR DIRECTORS  whether in person or by proxy, and whether by mail, Internet or
AS DESCRIBED IN THIS PROXY       telephone, is required to approve Proposal 6. Abstentions and broker
STATEMENT                        non-votes will not have any effect on the proposal. Each share of
                                 Common Stock has one (1) vote and each share of Series C Preferred
                                 Stock has one hundred (100) votes.

                                 The affirmative vote of the holders of the majority of the combined
PROPOSAL 7:  DELEGATE TO THE     voting power of the Voting Stock voted at the Annual Meeting,
AUDIT COMMITTEE OF THE BOARD OF  whether in person or by proxy, and whether by mail, Internet or
DIRECTORS AUTHORITY TO SELECT    telephone, is required to ratify the selection of auditors.
THE COMPANY'S INDEPENDENT        Abstentions and broker non-votes will not have any effect on the
AUDITORS FOR THE FISCAL YEAR     proposal. So, if you abstain from voting, your vote will not count
ENDING DECEMBER 25, 2004 FROM    either for or against the proposal. Each share of Common Stock has
AMONGST ESTABLISHED NATIONAL     one (1) vote and each share of Series C Preferred Stock has one
AUDIT FIRMS                      hundred (100) votes.

PROPOSAL 8: RATIFY AND APPROVE   The affirmative vote of the holders of the majority of the combined
THE ADOPTION OF THE COMPANY'S    voting power of the Voting Stock voted at the Annual Meeting,
STOCK OPTION AGREEMENT WITH      whether in person or by proxy, and whether by mail, Internet or
WAYNE P. GARTEN, PRESIDENT AND   telephone, is required to ratify and approve Proposal 8. Abstentions
CHIEF EXECUTIVE OFFICER OF THE   and broker non-votes will not have any effect on the proposal. So,
COMPANY                          if you abstain from voting, your vote will not count either for or against the proposal. Each share of Common Stock has one (1) vote and each share of Series C Preferred Stock has one hundred (100)
                                 votes.

                                 The affirmative vote of the holders of (a) a majority of the
PROPOSAL 9: APPROVE AN           outstanding shares of Common Stock, voting separately, as a single
AMENDMENT TO THE COMPANY'S       class, (b) at least two-thirds of the outstanding shares of Series C
CERTIFICATE OF INCORPORATION,    Preferred Stock, voting separately as a class, and (c) a majority of
AFTER GIVING EFFECT TO THE       the combined voting power of all shares of Voting Stock outstanding,
ONE-FOR-TEN REVERSE SPLIT OF     voting together as a single class, whether in person or by proxy,
THE COMPANY'S COMMON STOCK, TO   whether by mail, Internet or telephone, is required to approve
INCREASE THE NUMBER OF SHARES    Proposal 9. So, if you abstain from voting, it has the same effect
OF COMMON STOCK WHICH THE        as if you voted against the proposal. Each share of Common Stock has
COMPANY WOULD HAVE AUTHORITY TO  one (1) vote and each share of Series C Preferred Stock has one
ISSUE AND MAKE A CORRESPONDING
CHANGE TO THE AGGREGATE NUMBER   hundred (100) votes.
OF SHARES OF ALL CLASSES OF
STOCK WHICH THE COMPANY WOULD
HAVE AUTHORITY TO ISSUE



                                 The affirmative vote of the holders of (a) a majority of the
PROPOSAL 10. APPROVE (I) THE     outstanding shares of Common Stock, voting separately, as a single
ISSUANCE AND POTENTIAL ISSUANCE  class, (b) at least two-thirds of the outstanding shares of Series C
OF A COMMON STOCK PURCHASE       Preferred Stock, voting separately as a class, and (c) a majority of
WARRANT BY THE COMPANY TO        the combined voting power of all shares of Voting Stock outstanding,
CHELSEY FINANCE, LLC, AND (II)   voting together as a single class, whether in person or by proxy,
THE ISSUANCE AND POTENTIAL       whether by mail, Internet or telephone, is required to approve
ISSUANCE UNDER THE COMMON STOCK  Proposal 10. So, if you abstain from voting, it has the same effect
PURCHASE WARRANT OF 30% OF THE   as if you voted against the proposal. Each share of Common Stock has
COMPANY'S ISSUED AND             one (1) vote and each share of Series C Preferred Stock has one
OUTSTANDING COMMON STOCK ON A
FULLY DILUTED BASIS              hundred (100) votes.

                                 In connection with the recapitalization of the Company described
VOTE ASSURED:                    below, Chelsey, Stuart Feldman (a principal of Chelsey Capital, LLC and a director of the Company), Regan Partners, Regan International
                                 Fund Limited and Basil P. Regan (a director of the Company) entered into a voting agreement providing that each of them will vote any shares of the Company beneficially owned by them or any entity affiliated with them (i) to effectuate the amendments to the
                                 Company's Certificate of Incorporation described in Proposals 2, 3 and 4 and (ii) for their nominees to the Board of Directors described in Proposal 1. See "PROPOSAL 1 -- ELECTION OF
                                 DIRECTORS -- Introduction." As of the record date, Chelsey beneficially owned 115,810,383 shares of Common Stock (approximately
                                 51.6% of the outstanding Common Stock) and 564,819 shares of Series
                                 C Preferred Stock, collectively representing approximately 61.3% of the combined voting power of the Voting Stock. As of the record date, Regan Partners, Regan International Fund Limited and Basil P.
                                 Regan beneficially owned 38,728,350 shares of Common Stock
                                 (approximately 17.2% of the outstanding Common Stock). Accordingly, the approval of Proposals 1, 2, 3 and 4 is assured. Furthermore, based upon the voting power of Chelsey described above, Chelsey alone will be able to control the outcome of all matters upon which it votes, including Proposals 5, 6, 7, 8, 9 and 10.


                                 The Company's bylaws provide that the holders of a majority of the
QUORUM:                          outstanding shares or of the voting power, as the case may be, shall constitute a quorum at a meeting of stockholders for the transaction of any business, unless the action to be taken at the meeting shall require a greater proportion. Therefore, shares representing a majority of the votes entitled to be cast by the holders of Common
                                 Stock and Series C Preferred Stock outstanding on the record date, voting together as a class, are required to be present in person or by proxy at the Annual Meeting in order to constitute a quorum to transact business with regard to each of the proposals. In addition, shares representing at least two-thirds of the votes entitled to be cast by the holders of Series C Preferred Stock outstanding on the record date, voting separately as a class, must be present in person or by proxy at the Annual Meeting in order to constitute a quorum to transact business with regard to Proposals 2, 3 and 4 and shares representing a majority of the votes entitled to be cast by the holders of Common Stock outstanding on the record date, voting separately as a class, must be present in person or by proxy at the
                                 Annual Meeting in order to constitute a quorum to transact business with regard to Proposal 3. Shares as to which holders abstain from voting as to a particular matter, and shares held in "street name"
                                 by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote those shares as to a particular matter (that is, broker non-votes), will be counted in determining whether there is a quorum of stockholders present at the
                                 Annual Meeting for all matters.

ABSTENTIONS                      Abstentions and broker non-votes will have no effect with respect to
AND BROKER NON-VOTES:            Proposals 1, 5, 6, 7, 8, 9 and 10. Abstentions and broker non-votes, however, will have the effect of negative votes with respect to
                                 Proposals 2, 3 and 4.

                                 Please vote; your vote is important. Prompt return of your proxy
PROXIES:                         will help reduce the costs of resolicitation. In addition, stockholders of record of the Company's Common Stock can simplify their voting and reduce the Company's costs by voting their shares of Common Stock via the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate
                                 stockholders' identities, to allow stockholders of record of the
                                 Company's Common Stock to vote their shares, and to confirm that their instructions have been properly recorded. If your shares are held in the name of a bank or broker, the availability of Internet and telephone voting will depend on the policies of the bank or broker. Therefore, it is recommended that you follow the voting instructions on the form that you receive. If you do not choose to vote via the Internet or by telephone, please date, sign, and return the proxy card by mail.



                                 Unless you tell us on the proxy card to vote differently, the
                                 Company will vote signed returned proxies "for" the Board's nominees for directors, "for" the approval of the amendment to the
                                 Certificate of Incorporation that would effect a one-for-ten reverse stock split of the Company's Common Stock, "for" the approval of the amendment to the Certificate of Incorporation that would reduce the par value per share of the Company's Common Stock, "for" the approval of the amendment to the Certificate of Incorporation that would increase the number of shares of Additional Preferred Stock which the Company would have authority to issue and increase the number of shares of all classes of stock which the Company would have authority to issue, "for" the ratification and approval of the adoption of the 2004 Stock Option for Directors, "for" the ratification and approval of the amendments to the 2002 Stock Option
                                 Plan for Directors described herein, "for" the ratification of the delegation of authority to the Audit Committee to select the
                                 Company's independent auditors, "for" the ratification and approval of the adoption of the Company's Stock Option Agreement with Wayne
                                 P. Garten, "for" the approval of the amendment to the Certificate of
                                 Incorporation, after giving effect to the one-for-ten reverse stock split, that would increase the number of shares of Common Stock which the Company would have authority to issue and increase the number of shares of all classes of stock which the Company would have authority to issue, and "for" the approval of the issuance and potential issuance of the Common Stock Purchase Warrant to Chelsey
                                 Finance, LLC and the issuance and potential issuance under the
                                 Common Stock Purchase Warrant of 30% of the Company's issued and outstanding Common Stock on a fully diluted basis.

                                 If any nominee cannot or will not serve as a director, your proxy will vote in accordance with his or her best judgment. At the time the Company began printing this Proxy Statement, it did not know of any matters that needed to be acted upon at the Annual Meeting other than those discussed in this Proxy Statement. However, if any additional matters are presented to the Annual Meeting for action, your proxy will vote in accordance with his or her best judgment.

PROXIES SOLICITED BY:            The Board of Directors.

REVOKING YOUR PROXY:             You may revoke your proxy or your vote via the Internet or by telephone before it is voted at the meeting. You may revoke any of the above if you either:

                                 - deliver a signed, written revocation letter, dated later than your proxy, to: Charles E. Blue, Secretary, at Hanover Direct, Inc.,
                                   115 River Road, Building 10, Edgewater, New Jersey 07020;

                                 - deliver another signed proxy, dated later than your proxy, to
                                   Mr. Blue, Secretary, at the address above, or vote again at a later date via the Internet or vote again at a later date by telephone; or



                                 - attend the Annual Meeting, inform Mr. Blue, Secretary, of your desire to vote in person or by another proxy, and then vote in person or by another proxy at the Annual Meeting. Please note that attending the Annual Meeting alone will not revoke your proxy or your vote via the Internet or by telephone.

                                 The Company will pay all costs, estimated at $70,000 in the
COST OF SOLICITATION:            aggregate, of soliciting proxies for the Annual Meeting. Although the Company is mailing these proxy materials, the Company's directors, officers and employees may also solicit proxies by telephone, telegram, facsimile, mail, e-mail or personal contact.
                                 Such persons will receive no additional compensation for such services, but the Company may reimburse them for reasonable out-of-pocket expenses. The Company will also furnish copies of solicitation materials to fiduciaries, custodians, nominees and brokerage houses for forwarding to beneficial owners of shares of
                                 Common Stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses. American Stock Transfer
                                 & Trust Company, the Company's transfer agent, is assisting us in the solicitation of proxies in connection with the Annual Meeting for no additional fee.

YOUR COMMENTS:                   Your comments about any aspects of the Company's business are welcome. You may use the space provided on the proxy card for this purpose, if desired. Although the Company may not respond on an individual basis, your comments help the Company to measure your satisfaction and it may benefit from your suggestions.


 EXCEPT AS OTHERWISE PROVIDED IN THIS PROXY, ALL REFERENCES TO SHARES OF COMMON
                                    STOCK OF
THE COMPANY ARE WITHOUT GIVING EFFECT TO THE ONE-FOR-TEN REVERSE STOCK SPLIT OF
                                      THE
                COMPANY'S COMMON STOCK DESCRIBED IN PROPOSAL 2.

                        DIRECTORS AND EXECUTIVE OFFICERS

THE RECAPITALIZATION

     On November 30, 2003, the Company consummated the transactions contemplated by the Recapitalization Agreement, dated as of November 18, 2003, with Chelsey (the "Recapitalization Agreement") and recapitalized the Company, completed the reconstitution of the Board of Directors of the Company and settled certain outstanding litigation between the Company and Chelsey (the "Recapitalization"). Immediately prior to the consummation of the transactions contemplated by the Recapitalization Agreement, Chelsey was the holder of 29,446,888 shares of Common Stock of the Company, or approximately 21.3% of the Common Stock, and 1,622,111 shares of the Company's Series B Participating Preferred Stock, having a par value of $0.01 per share and ten votes per share (the "Series B Preferred Stock"), consisting of all of the issued and outstanding shares of preferred stock of the Company, and with its Common Stock collectively representing approximately 29.6% of the combined voting power of the Company's securities. Prior to the consummation of the Recapitalization, Regan Partners was the holder of 38,795,017 shares of Common Stock of the Company, or approximately 28.0% of the outstanding Common Stock.

     Pursuant to the Recapitalization Agreement, Chelsey exchanged all of the 1,622,111 shares of Series B Preferred Stock held by it for the issuance to it of 564,819 shares of newly-created Series C Preferred Stock and 81,857,833 additional shares of Common Stock. The shares of Series C Preferred Stock are entitled to vote with the shares of Common Stock on all matters on which the Common Stock votes and are entitled to one hundred (100) votes per share plus that number of votes as shall equal the dollar value of any accrued, unpaid and compounded dividends with respect to such shares. The Series C Preferred Stock is also entitled to vote as a class on any matter that would adversely affect such Series C Preferred Stock.

     The Board of Directors of the Company was reconstituted, simultaneously with the execution of the Recapitalization Agreement on November 18, 2003, so that the number of directors comprising the Board of Directors of the Company was fixed at eight, four of whom were designated by Chelsey. Upon the closing of the Recapitalization, the number of directors comprising the Board of Directors of the Company was fixed at nine, five of whom were designated by Chelsey. The Committees of the Board of Directors were also reconstituted, simultaneously with the execution of the Recapitalization Agreement on November 18, 2003, and again on the closing of the Recapitalization.


     Upon the issuance of the Series C Preferred Stock and the additional shares of Common Stock to Chelsey pursuant to the Recapitalization Agreement, Chelsey became the owner of 111,304,721 shares of Common Stock constituting approximately 51% of the outstanding Common Stock, and 564,819 shares of Series C Preferred Stock, constituting all of the outstanding shares of preferred stock and with its Common Stock collectively representing approximately 61% of the combined voting power of the Company. Regan Partners continued to be the holder of 38,728,350 shares of Common Stock of the Company, or approximately 17.2% of the outstanding Common Stock. Upon the reconstitution of the Board of Directors pursuant to the Recapitalization Agreement, Chelsey had the ability to designate a majority of the members of the Board of Directors and Regan had the ability to designate one member of the Board of Directors for a period of two years. The Recapitalization was a "change in control" of the Company.


     Pursuant to the Recapitalization Agreement, the Company, acting through its Board of Directors and in accordance with its charter and bylaws and applicable law, agreed to recommend the following amendments to its Certificate of Incorporation, which are the subject of Proposals 2, 3 and 4 included in this Proxy Statement (the "Charter Amendments"), to effectuate the following: (i) a reverse split of its Common Stock in a ratio of 10 for 1, (ii) a reduction in the par value per share of Common Stock from $0.66 2/3 per share to $0.01 per share and (iii) an increase by 10 million shares of the number of authorized shares of preferred stock of the Company, all of such shares to be issuable by the Board of Directors in one or more series. The Company has no current plans for the issuance of such shares of preferred stock.

     In connection with the Recapitalization, Chelsey, Stuart Feldman, Regan Partners and Basil Regan entered into a Voting Agreement dated as of November 30, 2003 (the "Voting Agreement") providing that each of them will vote any shares of the Company beneficially owned by them or any entity affiliated with them to effectuate the Recapitalization and the Charter Amendments and to elect the nominees to the Board of Directors of Chelsey and Regan Partners designated pursuant to the Recapitalization Agreement for a period of two years unless sooner terminated.

     Additional information about the Recapitalization is contained in the Company's Current Reports on Form 8-K, dated November 10, 2003, November 18, 2003 and November 30, 2003, which were filed with the Securities and Exchange Commission (the "Commission") on November 10, 2003, November 19, 2003 and December 1, 2003, respectively, and in the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 2003, as amended. See also "Certain Relationships and Related Transactions." All of the Company's filings, and exhibits thereto, may be inspected without charge at the public reference section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material also may be obtained from the Commission at prescribed rates. The Commission also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of the Company's filings may be obtained from the Commission's website at http://www.sec.gov. Copies of the Company's filings may also be obtained from the offices of the American Stock Exchange at 20 Broad Street, New York, New York.

IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

  Directors

     Directors hold office until the next annual meeting or until their successors have been elected or until their earlier death, resignation, retirement, disqualification or removal as provided in the Company's Certificate of Incorporation and bylaws.

     The Board of Directors of the Company was reconstituted, simultaneously with the execution of the Recapitalization Agreement on November 18, 2003, so that the number of directors comprising the Board of Directors of the Company was fixed at eight, consisting of Martin Edelman, Wayne Garten, Stuart Feldman, William Wachtel, Basil Regan, Thomas Shull, David Brown and Robert Masson, four of whom (Messrs. Edelman, Garten, Feldman and Wachtel) were designated by Chelsey and one of whom was designated by Regan Partners (Basil Regan). Upon the closing of the Recapitalization, the number of directors comprising the Board of Directors of the Company was fixed at nine, five of whom were designated by Chelsey, including Donald Hecht who joined the Board on the closing of the Recapitalization as a designee of Chelsey, and one of whom was designated by Regan Partners. The Committees of the Board of Directors were also reconstituted, simultaneously with the execution of the Recapitalization Agreement on November 18, 2003, and again on the closing of the Recapitalization.

     The Corporate Governance Agreement, dated as of November 30, 2003, executed in connection with the Recapitalization Agreement provides that, for a period of two years from the closing of the Recapitalization, in the event that Messrs. Edelman, Garten, Feldman, Wachtel or Hecht or their respective successors are unable or unwilling to serve as a director or committee member for any reason, Chelsey will designate a director or committee member, as applicable, in place of such person. The Corporate Governance Agreement further provides that in the event Mr. Regan or his successor is unable or unwilling to serve as a director or committee member for any reason, Regan Partners will designate a director or committee member, as applicable, in place of such person. The Corporate Governance Agreement also provides that in the event that the Company's Chief Executive Officer, or his successor, is unable or unwilling to serve as a director for any reason, the Board of Directors will designate the Chief Executive Officer of the Company to serve on the Board of Directors in place of such person. In the event that Messrs. Brown or Masson or their respective successors are unable or unwilling to serve as a director or committee member for any reason, the Board of Directors (acting without the participation of Messrs. Wachtel and Feldman) will designate a director or committee member, as applicable, in place of such person. Notwithstanding the foregoing, any such substitute person not designated by the Board of Directors must be reasonably acceptable to the Board of Directors.


     With the exception of Martin L. Edelman who resigned from the Board of Directors effective February 15, 2004 and Thomas C. Shull who resigned from the Board effective May 5, 2004, the Board of Directors of the Company currently consists of the individuals named above plus Paul S. Goodman who was designated by Chelsey to fill the vacancy on the Board effective April 12, 2004 due to Mr. Edelman's resignation. On May 5, 2004, Wayne Garten took the Chief Executive Officer's seat on the Board which was vacated by Mr. Shull, and Mr. Garten's seat on the Board became vacant. Chelsey has indicated that it does not presently intend to fill the vacancy on the Board created by Mr. Garten taking the Chief Executive Officer's seat on the Board.


     Please see "PROPOSAL 1 -- Election of Directors" for the names, ages and business experience of each of the Company's directors including Mr. Goodman, each of whom has been nominated for election at the Annual Meeting.

  Executive Officers

     Pursuant to the Company's bylaws, its officers are chosen annually by the Board of Directors and hold office until their respective successors are chosen and qualified.


     On May 5, 2004, Thomas C. Shull resigned as Chairman of the Board, President and Chief Executive Officer of the Company and William B. Wachtel was elected as Chairman of the Board and Wayne P. Garten was elected as President and Chief Executive Officer of the Company, effective immediately. On November 3, 2003, Charles E. Blue was appointed Chief Financial Officer of the Company effective November 11, 2003 replacing Edward M. Lambert as Chief Financial Officer effective on such date in connection with the Company's ongoing strategic business realignment program. Mr. Blue joined the Company in 1999 and had most recently served as Senior Vice President, Finance, a position eliminated by the strategic business realignment program. Mr. Lambert continued to serve as Executive Vice President of the Company until January 2, 2004. Also effective November 11, 2003, Brian C. Harriss was appointed Executive Vice President, Finance and Administration of the Company. Effective February 13, 2004, the position of Executive Vice President, Finance and Administration held by Brian C. Harriss was eliminated in connection with the Company's ongoing strategic business realignment program. On such date, Mr. Blue was appointed to succeed Mr. Harriss as Secretary of the Company.

     Set forth below is certain information regarding the current executive officers of the Company:


WAYNE P. GARTEN...........
  AGE 52 Mr. Garten has served as the President and Chief Executive Officer of the Company since May 5, 2004. Mr. Garten served as the President of Caswell-Massey Ltd., Inc., a retailer and direct marketer of fragrance and other personal care products, from January 2004 to May 2004. Prior thereto, Mr. Garten was a financial consultant specializing in the direct marketing industry. He was Chief Executive Officer and President of Popular Club, Inc., a direct selling, catalog marketer of apparel and general merchandise products, from 2001 to 2003. From 1997 to 2000, he was Executive Vice President and Chief Financial Officer of Micro Warehouse, Inc., an international catalog reseller of computer products. From 1983 to 1996, Mr. Garten held various financial positions at Hanover Direct and its predecessor, The Horn & Hardart Company, including Executive Vice President and Chief Financial Officer from 1989 to 1996. Mr. Garten is a Certified Public Accountant. Mr. Garten was elected a director of the Company by Chelsey effective September 29, 2003.


MICHAEL D. CONTINO........
  AGE 43 Executive Vice President and Chief Operating Officer since April 25, 2001. Senior Vice President and Chief Information Officer from December 1996 to April 25, 2001 and President of Keystone Internet Services, Inc. (now Keystone Internet Services, LLC) since November 2000. Mr. Contino joined the Company in 1995 as Director of Computer Operations and Telecommunications. Prior to 1995, Mr. Contino was the Senior Manager of IS Operations at New Hampton, Inc., a subsidiary of Spiegel, Inc.


CHARLES E. BLUE...........
  AGE 44 Senior Vice President and Chief Financial Officer effective November 11, 2003 and Secretary effective February 13, 2004. Mr. Blue joined the Company in 1999 and had most recently served as the Company's Senior Vice President, Finance. Before joining the Company, he held the positions of Director of Planning and Treasury for Genesis Direct, Inc. and Director of Strategic Planning for The Copeland Companies.


WILLIAM C. KINGSFORD......
  AGE 57 Senior Vice President, Treasury and Control (Corporate Controller) since May 2003. Vice President and Corporate Controller from May 1997 to May 2003. Prior to May 1997, Mr. Kingsford was Vice President and Chief Internal Auditor at Melville Corporation. Mr. Kingsford filed a petition under Chapter 13 of the United States Bankruptcy Code during March 2001.

STEVEN LIPNER.............
  AGE 55                   Vice President, Taxation since October 2000. Mr.
                           Lipner served as Director of Taxes from February 1984 to October 2000. Prior thereto, he served as Director of Taxes at Avnet, Inc. and held various positions in public accounting. He holds a license as a Certified Public Accountant in New York.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

     The following table shows salaries, bonuses, and long-term compensation paid during the last three years for the Chief Executive Officer and the Company's four (4) next most highly compensated executive officers who were serving as executive officers at the end of the Company's 2003 fiscal year.

                                                                                     LONG TERM COMPENSATION
                                                                               -----------------------------------
                                                                                       AWARDS              PAYOUTS
                                                                               -----------------------     -------
                                                                                            SECURITIES
                                      ANNUAL COMPENSATION                      RESTRICTED   UNDERLYING
         NAME AND                   ------------------------    OTHER ANNUAL     STOCK       OPTIONS/       LTIP      ALL OTHER
    PRINCIPAL POSITION       YEAR     SALARY        BONUS       COMPENSATION   AWARDS(S)       SARS        PAYOUTS   COMPENSATION
    ------------------       ----   ----------    ----------    ------------   ----------   ----------     -------   ------------
Thomas C. Shull(1).........  2003   $  915,588(2) $2,250,000(2)         --          --             --       None       $ 12,369(18)
President and Chief          2002   $  905,923(3) $1,327,500(3)   $165,000(10)      --             --       None       $  2,116(19)
Executive Officer            2001   $  900,000(4) $  600,000(4)   $180,000(10)      --        500,000(14)   None             --
Edward M. Lambert(1).......  2003   $1,046,923(5) $   72,516(5)         --          --             --       None       $101,486(20)
Executive Vice President     2002   $  361,539    $  685,000(6)         --          --      1,000,000(15)   None       $142,570(21)
                             2001           --    $       --            --          --        300,000(17)   None             --
Brian C. Harriss(1)........  2003   $  357,902    $  228,595(7)         --          --             --       None       $ 12,164(22)
Executive Vice President,    2002   $  459,226    $  287,503(7)   $ 12,000(11)      --        600,000(15)   None       $ 10,001(23)
Finance and Administration   2001   $  335,192    $  375,000(7)   $ 12,000(11)      --             --       None       $  4,089(24)
and Secretary
Michael D. Contino(1)......  2003   $  393,698    $  263,659(8)         --          --             --       None       $151,282(25)
Executive Vice President     2002   $  382,270    $  565,988(8)   $  4,000(12)      --      1,000,000(15)   None       $  9,873(26)
and Chief Operating Officer  2001   $  317,115    $  350,000(8)   $ 12,000(12)      --             --       None       $  3,876(27)
Charles E. Blue(1).........  2003   $  231,096    $   51,780(9)         --          --             --       None       $ 12,219(28)
Senior Vice President        2002   $  197,000    $  206,938(9)   $  4,000(13)      --        250,000(16)   None       $  9,873(29)
and Chief Financial Officer  2001   $  175,858    $   92,500(9)   $  8,733(13)      --             --       None       $  3,992(30)

---------------

 (1) Thomas C. Shull was named President and Chief Executive Officer and was elected to the Company's Board of Directors on December 5, 2000. Mr. Shull resigned from all positions with the Company effective May 5, 2004. On April 25, 2001, Brian C. Harriss became Executive Vice President and Chief Financial Officer of the Company and Michael D. Contino became Executive Vice President and Chief Operating Officer of the Company. Effective January 28, 2002, Mr. Harriss resigned as Executive Vice President and Chief Financial Officer of the Company. Effective January 28, 2002, Edward
     M. Lambert was appointed to succeed Brian C. Harriss as Executive Vice President and Chief Financial Officer of the Company and Mr. Harriss was appointed as Executive Advisor to the Chairman of the Company coincident with his resignation as Executive Vice President and Chief Financial Officer of the Company. Effective December 2, 2002, Mr. Harriss was appointed Executive Vice President, Human Resources and Legal and Secretary of the Company. Effective November 11, 2003, Charles E. Blue was appointed Senior Vice President and Chief Financial Officer of the Company replacing Edward M. Lambert as Chief Financial Officer effective on such date in connection with the Company's strategic business realignment program. Mr. Lambert continued to serve as an Executive Vice President of the Company until January 2, 2004. Also effective November 11, 2003, Brian C. Harriss was appointed Executive Vice President, Finance and Administration. Effective February 13, 2004, Mr. Harriss resigned from all positions held with the Company as part of the Company's strategic business realignment program and Mr. Blue was appointed to succeed Mr. Harriss as Secretary of the Company.

 (2) $915,588 of salary, a $450,000 stay bonus and a $1,350,000 change of control payment was paid to Mr. Shull under an Employment Agreement between Mr. Shull and the Company, dated as of

     September 1, 2002, as amended by Amendment No. 1 thereto dated as of September 1, 2002, Amendment No. 2 thereto dated as of June 23, 2003, and Amendment No. 3 thereto dated as of August 3, 2003 (as amended, the "2002 Employment Agreement"), pursuant to which Mr. Shull was employed by the Company as its President and Chief Executive Officer. A $450,000 transaction bonus was paid to Mr. Shull under the Shull Transaction Bonus Letter (as defined below).


 (3) $276,923 of salary and a $450,000 stay bonus was paid to Mr. Shull under the 2002 Employment Agreement between Mr. Shull and the Company. Includes a $877,500 performance bonus for 2002 paid in 2003 under the 2002 Employment Agreement. The remaining $629,000 of salary and bonus was paid to Meridian Ventures, LLC, a limited liability company controlled by Mr. Shull ("Meridian"), in consideration for providing the services of Mr. Shull pursuant to the provisions of a Services Agreement, dated as of December 5, 2000 (the "December 2000 Services Agreement"), a Services Agreement, dated as of August 1, 2001 (the "August 2001 Services Agreement"), or a Services Agreement, dated as of December 14, 2001, as amended effective April 2, 2002 (the "December 2001 Services Agreement" and, together with the December 2000 Services Agreement and the August 2001 Services Agreement, the "Services Agreements"), each among Meridian, the Company and Mr. Shull. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

 (4) Paid to Meridian Ventures, LLC under the Services Agreements.

 (5) $406,923 of salary and $640,000 of severance was paid to Mr. Lambert in connection with a severance agreement with the Company dated November 4, 2003. A bonus of approximately $72,516 related to fiscal year 2003 is scheduled to be paid to Mr. Lambert in the summer of 2004 under the Company's 2003 Management Incentive Plan.

 (6) Includes the following payments made by the Company to Mr. Lambert: for fiscal 2002, a $200,000 performance bonus and a $100,000 stay bonus paid in 2002 and a $385,000 performance bonus paid in 2003.

 (7) Includes the following payments made by the Company to Mr. Harriss: for fiscal 2003, a $168,500 transaction bonus and a bonus of approximately $61,095 scheduled to be paid to Mr. Harriss in the summer of 2004 under the Company's 2003 Management Incentive Plan: for fiscal 2002, a $287,503 2002 performance bonus paid in 2003; and for fiscal 2001, a $375,000 2001 performance bonus paid in 2002.

 (8) Includes the following payments made by the Company to Mr. Contino: for fiscal 2003, a $193,500 transaction bonus and a bonus of approximately $70,159 scheduled to be paid to Mr. Contino in the summer of 2004 under the Company's 2003 Management Incentive Plan: for fiscal 2002, a $565,988 2002 performance bonus paid in 2003; and for fiscal year 2001, a $350,000 2001 performance bonus paid in 2002.

 (9) Includes the following payments made by the Company to Mr. Blue: for fiscal 2003, a bonus of approximately $51,780 scheduled to be paid in the summer of 2004 to Mr. Blue under the Company's 2003 Management Incentive Plan: for fiscal 2002, a $206,938 performance bonus for 2002 paid in 2003; and for fiscal 2001, a $92,500 performance bonus for 2001 paid in 2002.

(10) Paid to Meridian pursuant to the Services Agreements, and is deemed to cover Meridian's over-head (including legal and accounting), health care costs, payroll costs, and other expenses relating to Mr. Shull. See "Employment Contracts, Termination of Employment and Change in Control Arrangements."

(11) Includes the following payments made by the Company on behalf of Mr.
     Harriss: $12,000 in car allowance and related benefits in 2002; and $12,000 in car allowance and related benefits in 2001.

(12) Includes the following payments made by the Company on behalf of Mr.
     Contino: $4,000 in car allowance and related benefits in 2002; and $12,000 in car allowance and related benefits in 2001.

(13) Includes the following payments made by the Company on behalf of Mr. Blue:
     $4,000 in car allowance and related benefits in 2002; and $8,733 in car allowance and related benefits in 2001.

(14) Granted pursuant to the December 2001 Services Agreement and allocated to Mr. Shull. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

(15) Issued by the Company pursuant to the Company's 2000 Management Stock Option Plan. See "Report of the Stock Option and Executive Compensation Committee on Executive Compensation -- 2000 Management Stock Option Plan." Options to purchase 100,000 shares issued to Mr. Harriss during 2000 were forfeited during 2002 following his resignation as Executive Vice President and Chief Financial Officer of the Company effective January 28, 2002.

(16) Issued by the Company pursuant to the Company's 2000 Management Stock Option Plan.

(17) Granted pursuant to the December 2001 Services Agreement under the Company's 2000 Management Stock Option Plan and allocated to Mr. Lambert. See "Report of the Stock Option and Executive Compensation Committee on Executive Compensation -- 2000 Management Stock Option Plan."

(18) Includes the following payments made by the Company on behalf of Mr. Shull in 2003: $276 in group term life insurance premiums; $40 in accidental death and disability insurance premiums; $162 in core life insurance premiums; $205 in dental insurance premiums; $158 in long-term disability premiums; $8,195 in health care insurance premiums; and $3,333 in matching contributions under the Company's 401(k) Savings Plan.

(19) Includes the following payments made by the Company on behalf of Mr. Shull in 2002: $85 in group term life insurance premiums; $12 in accidental death and disability insurance premiums; $50 in core life insurance premiums; $44 in dental insurance premiums; $49 in long-term disability premiums; and $1,876 in health care insurance premiums.

(20) Includes the following payments made by the Company on behalf of Mr. Lambert in 2003: $125 in group term life insurance premiums; $40 in accidental death and disability insurance premiums; $162 in core life insurance premiums; $205 in dental insurance premiums; $158 in long-term disability premiums; $8,195 in health care insurance premiums; $3,333 in matching contributions under the Company's 401(k) Savings Plan; and $89,268 in a gross-up for income tax purposes of travel expenses.

(21) Includes the following payments made by the Company on behalf of Mr. Lambert in 2002: $79 in group term life insurance premiums; $26 in accidental death and disability insurance premiums; $106 in core life insurance premiums; $44 in dental insurance premiums; $191 in long-term disability premiums; $1,876 in health care insurance premiums; $3,333 in matching contributions under the Company's 401(k) Savings Plan; and $136,915 in a gross-up for income tax purposes of travel expenses.

(22) Includes the following payments made by the Company on behalf of Mr. Harriss in 2003: $287 in group term life insurance premiums; $40 in accidental death and disability insurance premiums; $162 in core life insurance premiums; $159 in long-term disability premiums; $8,195 in health care insurance premiums; and $3,321 in matching contributions under the Company's 401(k) Savings Plan.

(23) Includes the following payments made by the Company on behalf of Mr. Harriss in 2002: $276 in group term life insurance premiums; $40 in accidental death and disability insurance premiums; $162 in core life insurance premiums; $38 in dental insurance premiums; $561 in long-term disability premiums;

     $5,589 in health care insurance premiums; $3,333 in matching contributions under the Company's 401(k) Savings Plan; and $2 in vision plan premiums.

(24) Includes the following payments made by the Company on behalf of Mr. Harriss in 2001: $2,833 in matching contributions under the Company's 401(k) Savings Plan; $770 in long-term disability premiums; $439 in term life insurance premiums; and $40 of accidental death insurance premiums.

(25) Includes the following payments made by the Company on behalf of Mr. Contino in 2003: $125 in group term life insurance premiums; $40 in accidental death and disability insurance premiums; $162 in core life insurance premiums; $205 in dental insurance premiums; $159 in long-term disability premiums; $8,195 in health care insurance premiums; and $3,333 in matching contributions under the Company's 401(k) Savings Plan. Also includes forgiveness of a $75,000 non-interest-bearing loan made by the Company to Mr. Contino in January 1998. The loan was forgiven in full in accordance with its terms during January 2003. In addition to the loan forgiveness, the Company paid all applicable withholding taxes totaling $64,063.

(26) Includes the following payments made by the Company on behalf of Mr. Contino in 2002: $120 in group term life insurance premiums; $40 in accidental death and disability insurance premiums; $162 in core life insurance premiums; $143 in dental insurance premiums; $484 in long-term disability premiums; $5,589 in health care insurance premiums; $3,333 in matching contributions under the Company's 401(k) Savings Plan; and $2 in vision plan premiums.

(27) Includes the following payments made by the Company on behalf of Mr. Contino in 2001: $2,833 in matching contributions under the Company's 401(k) Savings Plan; $722 in long-term disability premiums; $281 in term life insurance premiums; and $40 of accidental death insurance premiums.

(28) Includes the following payments made by the Company on behalf of Mr. Blue in 2003: $125 in group term life insurance premiums; $40 in accidental death and disability insurance premiums; $162 in core life insurance premiums; $205 in dental insurance premiums; $159 in long-term disability premiums; $8,195 in health care insurance premiums; and $3,333 in matching contributions under the Company's 401(k) Savings Plan.

(29) Includes the following payments made by the Company on behalf of Mr. Blue in 2002: $120 in group term life insurance premiums; $40 in accidental death and disability insurance premiums; $162 in core life insurance premiums; $143 in dental insurance premiums; $285 in long-term disability premiums; $6,195 in health care insurance premiums; $3,265 in matching contributions under the Company's 401(k) Savings Plan; and $2 in vision plan premiums.

(30) Includes the following payments made by the Company on behalf of Mr. Blue in 2001: $116 in group term life insurance premiums; $2,345 in matching contributions under the Company's 401(k) Savings Plan; $403 in long-term disability premiums; $162 in term life insurance premiums; and $40 of accidental death insurance premiums.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     The following table contains information concerning options and stock appreciation rights ("SARs") granted to the Chief Executive Officer and the Company's four (4) next most highly compensated executive officers who were serving as executive officers at the end of the Company's 2003 fiscal year. There were no SARs granted during fiscal 2003 to the Chief Executive Officer or the Company's four (4) next most highly compensated executive officers who were serving as executive officers at the end of the Company's 2003 fiscal year.

                        OPTION/SAR GRANTS IN FISCAL 2003


                                                      INDIVIDUAL GRANTS
                         ----------------------------------------------------------------------------
                         NUMBER OF                                                                      GRANT DATE
                         SECURITIES    PERCENTAGE OF                                                      VALUE
                         UNDERLYING    TOTAL OPTIONS/                                                   ----------
                          OPTIONS/      SARS GRANTED     EXERCISE   MARKET PRICE                        GRANT DATE
                            SARS      TO EMPLOYEES IN    OR BASE     ON DATE OF                          PRESENT
         NAME             GRANTED     FISCAL YEAR 2003    PRICE        GRANT        EXPIRATION DATE      VALUE($)
         ----            ----------   ----------------   --------   ------------    ---------------     ----------
Thomas C. Shull........     --            --               --          --                  --              --
Edward M. Lambert......     --            --               --          --                  --              --
Brian C. Harriss.......     --            --               --          --                  --              --
Michael D. Contino.....     --            --               --          --                  --              --
Charles E. Blue........     --            --               --          --                  --              --

     The following table contains information concerning the fiscal 2003 year-end values of all options and SARs granted to the Chief Executive Officer and the Company's four (4) next most highly compensated executive officers who were serving as executive officers at the end of the Company's 2003 fiscal year. No SARs have been granted to the Chief Executive Officer or the Company's four
(4) next most highly compensated executive officers who were serving as executive officers at the end of the Company's 2003 fiscal year.

              AGGREGATED OPTION/SAR EXERCISES IN 2003 FISCAL YEAR
                    AND DECEMBER 27, 2003 OPTION/SAR VALUES

                                                            NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED        IN-THE-MONEY
                                                               OPTIONS/SARS AT         OPTIONS/SARS AT
                                                              DECEMBER 27, 2003       DECEMBER 27, 2003
                                                           -----------------------   --------------------
                           SHARES ACQUIRED      VALUE           EXERCISABLE/             EXERCISABLE/
          NAME             ON EXERCISE(#)    REALIZED($)        UNEXERCISABLE           UNEXERCISABLE
          ----             ---------------   -----------   -----------------------   --------------------
Thomas C. Shull..........       None            None       3,200,000 options(1)             $0/$0
                                                           100% exercisable
Edward M. Lambert........       None            None       1,300,000 options(1)(2)          $0/$0
                                                           100% exercisable
Brian C. Harriss.........       None            None       600,000 options(2) none          $0/$0
                                                           100% exercisable
Michael D. Contino.......       None            None       1,450,000 options(2)             $0/$0
                                                           100% exercisable
Charles E. Blue..........       None            None       294,000 options                  $0/$0
                                                           100% exercisable

---------------


(1) 2,700,000 options were awarded to Mr. Shull under the December 2000 Services Agreement. All of such options were exercisable on December 28, 2002 and expire on March 31, 2006. 500,000 options were awarded to Mr. Shull, and 300,000 options were awarded to Mr. Lambert, under the December 2001 Services Agreement. Mr. Lambert's options were exercisable on March 31, 2003 and expire on March 31, 2006, while Mr. Shull's options were exercisable on March 31, 2003, are not saleable until September 30, 2004 and expire on March 31, 2006.


(2) 200,000 options for Mr. Contino represent options granted pursuant to the 1996 Stock Option Plan. Under this plan, these options become exercisable after three years and expire after six years from the date of grant. Additionally, 600,000 options for Mr. Harriss, 1,150,000 options for Mr. Contino, 1,000,000 options for Mr. Lambert, and 235,117 options for Mr. Blue represent options granted pursuant to the 2000 Management Stock Option Plan. Under this plan, Mr. Harriss' and Mr. Contino's options become exercisable after four years and expire after ten years from the date of grant; Mr. Lambert's options became fully vested on January 2, 2004 and expired on April 2, 2004. An additional 100,000 options for Mr. Contino represent options granted effective November 3, 1999. These options became fully exercisable after four years.

EQUITY COMPENSATION PLAN INFORMATION TABLE

     The following table provides information about the securities authorized for issuance under the Company's equity compensation plans as of December 27, 2003:

                                              (A)                    (B)                        (C)
                                      --------------------   --------------------   ----------------------------
                                           NUMBER OF                                    NUMBER OF SECURITIES
                                        SECURITIES TO BE                              REMAINING AVAILABLE FOR
                                          ISSUED UPON          WEIGHTED-AVERAGE     FUTURE ISSUANCE UNDER EQUITY
                                          EXERCISE OF         EXERCISE PRICE OF          COMPENSATION PLANS
                                      OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,      (EXCLUDING SECURITIES
           PLAN CATEGORY              WARRANTS AND RIGHTS    WARRANTS AND RIGHTS      REFLECTED IN COLUMN(A))
           -------------              --------------------   --------------------   ----------------------------
Equity compensation plans approved
  by security holders...............       11,551,446               $0.70                    16,648,554
Equity compensation plans not
  approved by security holders......        2,700,000                0.25                     2,700,000
                                           ----------                                        ----------
Total...............................       14,251,446               $0.62                    19,348,554
                                           ==========               =====                    ==========

LONG-TERM INCENTIVE PLANS

     No awards under long-term incentive plans were granted in fiscal 2003 to the Chief Executive Officer or the Company's four (4) next most highly compensated executive officers who were serving as executive officers at the end of the Company's 2003 fiscal year.

DEFINED BENEFIT OR ACTUARIAL PLANS

     The Company has no defined benefit or actuarial plans under which benefits are determined primarily by final compensation (or average final compensation) and years of service.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     Garten Employment Agreement. Effective May 5, 2004, Wayne P. Garten and the Company entered into an Employment Agreement (the "Garten Employment Agreement") pursuant to which Mr. Garten is employed by the Company as its President and Chief Executive Officer, as described below. The term of the Garten Employment Agreement began on May 5, 2004 and will terminate on May 5, 2006 (the "Garten Employment Agreement Term"). Under the Garten Employment Agreement, Mr. Garten is to receive from the Company base compensation equal to $600,000 per annum, payable in accordance with the Company's normal payroll procedures ("Base Compensation"). Mr. Garten is to be provided with the employee benefits the Company provides to its other senior executives, 4 weeks of paid vacation per year and participation in such bonus plans with such targets as the Compensation Committee of the Board of Directors may approve in its sole discretion, determined in a manner consistent with bonus opportunities afforded to other senior executives under such plans. The Company is to reimburse Mr. Garten for his reasonable out-of-pocket expenses incurred in connection with his employment by the Company. In addition, the Company is also to reimburse Mr. Garten for up to $12,500 of attorney's fees incurred by him in connection with legal advice relating to, and the negotiation of, the Garten Employment Agreement.

     Under the Garten Employment Agreement, upon the closing of any transaction within the Garten Employment Agreement Term which constitutes a "change of control" thereunder (as defined in the Garten Employment Agreement), the Company will be required to make a lump sum cash payment to Mr. Garten in the amount of 200% of his Base Compensation (a "Change of Control Payment") within 30 days of the closing of the transaction resulting in the "change of control."


     Under the Garten Employment Agreement, additional amounts are payable to Mr. Garten by the Company under certain circumstances upon the termination of the Garten Employment Agreement. If the termination is on account of the expiration of the Garten Employment Agreement Term and no "change of control" has occurred thereunder, Mr. Garten shall be entitled to receive, subject to his continued compliance with his confidentiality and nonsolicitation obligations under the Garten Employment Agreement, monthly severance payments at the rate of Mr. Garten's Base Compensation for a period of 18 months, payable in accordance with the Company's normal payroll practices and policies and continued coverage under the Company's health, life insurance and long-term disability benefit plans for the 18-month period immediately following the end of the Garten Employment Agreement Term. If the termination is on account of the Company's termination of Mr. Garten's employment "For Cause," Mr. Garten's resignation other than "For Good Reason," or on account of Mr. Garten's death or "Disability" (all as defined in the Garten Employment Agreement), no additional amount (other than payment of Base Compensation through the end of the month in which the termination occurred) shall be payable to Mr. Garten. If the termination is on account of Mr. Garten's resignation For Good Reason, or the Company's termination of Mr. Garten's employment other than For Cause, and in either such case Mr. Garten has not received or become entitled to receive a Change of Control Payment, Mr. Garten shall receive, subject to his continued compliance with his confidentiality and nonsolicitation obligations under the Garten Employment Agreement, continued payments of his monthly Base Compensation for a period equal to 18 months, payable in accordance with the Company's normal payroll practices and policies, the pro rated portion of bonuses earned for the fiscal year in which the effective date of termination occurs pursuant to the Company's bonus plans, accrued vacation and continued coverage under the Company's health, life insurance and long-term disability benefit plans for the 18-month period immediately following Mr. Garten's resignation or termination, as applicable.


     Under the Garten Employment Agreement, the Company is required to maintain directors' and officers' liability insurance for Mr. Garten during the Garten Employment Agreement Term. The Company is also required to indemnify Mr. Garten in certain circumstances.


     Under the Garten Employment Agreement, on May 5, 2004, the Company granted Mr. Garten an option to purchase 1,000,000 shares of Common Stock under the Company's 2000 Management Stock Option Plan at a price of $0.195 per share, and, subject to approval by the shareholders (See PROPOSAL 8 -- "Ratification of the Company's Stock Option Agreement with Wayne P. Garten, President and Chief Executive Officer of the Company"), an additional option to purchase an additional 1,000,000 shares of Common Stock at a price of $0.195 per share, which option was granted under a Stock Option Agreement between the Company and Mr. Garten outside the Company's 2000 Management Stock Option Plan (see Appendix
E). All such options vest over a 2-year period; one-third of such options vested on the execution of the Garten Employment Agreement, one-third will vest on May 5, 2005 and the final one-third will vest on May 5, 2006; provided that all such options will vest in their entirety and become fully exercisable upon the earliest to occur of Mr. Garten's resignation "For Good Reason," the Company's termination of Mr. Garten's services under the Garten Employment Agreement other than "For Cause," or a "change of control" under the Garten Employment Agreement.



     Shull Severance Agreement. Effective May 5, 2004, Thomas C. Shull and the Company entered into a General Release and Covenant Not to Sue (the "Shull Severance Agreement") in conjunction with Mr. Shull's resignation from all positions with the Company pursuant to which the Company agreed to pay to Mr. Shull the sum of $900,000 ("Severance") in multiple installments, the first installment in the amount of

$300,000 was paid on May 18, 2004 and the remaining amount of $600,000 to be payable in 16 installments of $35,625 payable every two weeks commencing May 21, 2004 with a final payment in the amount of $30,000 to be payable on or about December 31, 2004. In addition, the Company agreed to pay the cost of continuing Mr. Shull's group health and dental benefits under COBRA and Exec-U-Care plan coverage ("Benefits Continuation" and together with Severance, "Termination Benefits") for a period of eighteen months. Under the Shull Severance Agreement, the Company and Mr. Shull agreed that, except for the Termination Benefits and the reimbursement of previously submitted out of pocket expenses, no other monies or benefits will be due, become due or be paid to Mr. Shull by the Company; provided that Mr. Shull's options remain vested and exercisable in accordance with their terms. The Shull Severance Agreement contained a general release by Mr. Shull in favor of the Company, and a limited release by the Company of certain claims against Mr. Shull, and covenants not to sue.


     Shull Employment Agreement. Effective December 5, 2000, Thomas C. Shull, Meridian Ventures, LLC, a limited liability company controlled by Mr. Shull ("Meridian"), and the Company entered into a Services Agreement (the "December 2000 Services Agreement"). The December 2000 Services Agreement was replaced by a subsequent services agreement, dated as of August 1, 2001 (the "August 2001 Services Agreement"), among Mr. Shull, Meridian and the Company, and a Services Agreement, dated as of December 14, 2001 (the "2001 Services Agreement"), among Mr. Shull, Meridian, and the Company. The 2001 Services Agreement was replaced effective September 1, 2002 by an Employment Agreement between Mr. Shull and the Company, dated as of September 1, 2002, as amended by Amendment No. 1 thereto, dated as of September 1, 2002, Amendment No. 2 thereto, dated as of June 23, 2003, and Amendment No. 3 thereto, dated as of August 3, 2003 (as amended, the "2002 Employment Agreement"), pursuant to which Mr. Shull was employed by the Company as its President and Chief Executive Officer, as described below. The term of the 2002 Employment Agreement began on September 1, 2002 and was to terminate on March 31, 2006 (the "2002 Employment Agreement Term") but was terminated effective May 5, 2004.


     Under the 2002 Employment Agreement, Mr. Shull was to receive from the Company base compensation equal to $855,000 per annum, payable at the rate of $71,250 per month, subject to certain exceptions described in the 2002 Employment Agreement ("Base Compensation"). Mr. Shull was to be provided with participation in the Company's employee benefit plans, including but not limited to the Company's Key Executive Eighteen Month Compensation Continuation Plan (the "Change of Control Plan") and its transaction bonus program. The Company was also to reimburse Mr. Shull for his reasonable out-of-pocket expenses incurred in connection with his employment by the Company.

     Under the 2002 Employment Agreement, the Company paid the remaining unpaid $300,000 of Mr. Shull's fiscal 2001 bonus under the Company's 2001 Management Incentive Plan in December 2002. Mr. Shull also received the same bonus amount for fiscal 2002 under the Company's 2002 Management Incentive Plan as all other Level 8 participants (as defined in such plan) received under such plan for such period, subject to all of the terms and conditions applicable generally to Level 8 participants thereunder. Mr. Shull earned an annual bonus for fiscal 2003 under the Company's 2003 Management Incentive Plan consistent with bonuses awarded to other senior executives under such plan. Mr. Shull was to earn an annual bonus for fiscal 2004 under such plan as the Company's Compensation Committee may approve in a manner consistent with bonuses awarded to other senior executives under such plan.

     Under the 2002 Employment Agreement, the Company made two installment payments in September and November 2002 to satisfy the obligation of $450,000 to Mr. Shull previously due to be paid to Meridian on June 30, 2002. In addition, the Company agreed to make two equal lump sum cash payments of $225,000 each to Mr. Shull on March 31, 2003 and September 30, 2004, provided the 2002 Employment Agreement had not terminated due to Willful Misconduct (as defined in the 2002 Employment Agreement) or material breach thereof by Mr. Shull, or Mr. Shull's death or permanent disability. Such payments were to be made notwithstanding any other termination of the Employment Agreement on or prior to such date or as a result of another event constituting a Change of Control. The March 31, 2003 payment was made on or prior to such date. The Recapitalization constituted a "change of control" under the 2002 Employment Agreement and Mr. Shull received a payment in the amount of $225,000 in December 2003 under the terms of the 2002 Employment Agreement, representing an acceleration of the cash payment due in September 2004.

     Under the 2002 Employment Agreement, upon the closing of any transaction which constitutes a "change of control" thereunder, provided that Mr. Shull was then employed by the Company, the Company was required to make a lump sum cash payment to Mr. Shull on the date of such closing pursuant to the Change of Control Plan, the Company's transaction bonus program and the Company's Management Incentive Plan for the applicable fiscal year. Any such lump sum payment was to be in lieu of (i) any cash payment under the 2002 Employment Agreement as a result of a termination thereof upon the first day after the acquisition of the Company (whether by merger or the acquisition of all of its outstanding capital stock) or the tenth day after the sale or any series of sales since April 27, 2001 involving an aggregate of 50% or more of the market value of the Company's assets (for this purpose under the 2002 Employment Agreement, such 50% amount shall be deemed to be $107.6 million), and (ii) the aggregate amount of Base Compensation to which Mr. Shull would have otherwise been entitled through the end of the 2002 Employment Agreement Term. The Recapitalization constituted a "change of control" under the 2002 Employment Agreement and Mr. Shull received payments on December 5, 2003 and December 12, 2003 in the aggregate amount of $1,575,000 under the terms of the 2002 Employment Agreement, representing a $1,350,000 change of control payment and the acceleration of a $225,000 cash payment due in September 2004. These amounts were recorded as compensation to Mr. Shull. Mr. Shull will not be entitled to any additional change of control payments under the 2002 Employment Agreement relating to the Recapitalization transaction.

     Under the 2002 Employment Agreement, additional amounts were payable to Mr. Shull by the Company under certain circumstances upon the termination of the 2002 Employment Agreement. If the termination was on account of the expiration of the 2002 Employment Agreement Term, Mr. Shull was entitled to receive such amount of bonus as may be payable pursuant to the Company's applicable bonus plan as well as employee benefits such as accrued vacation and insurance in accordance with the Company's customary practice. If the termination was on account of the Company's material breach of the 2002 Employment Agreement or the Company's termination of the 2002 Employment Agreement where there had been no Willful Misconduct (as defined in the 2002 Employment Agreement) or material breach thereof by Mr. Shull, Mr. Shull was entitled to receive (i) a lump sum payment equal to the aggregate amount of Base Compensation to which he would have otherwise been entitled through the end of the 2002 Employment Agreement Term (not to exceed 18 months of such Base Compensation), plus (ii) such additional amount, if any, in severance pay which, when combined with the amount payable pursuant to clause (i) equals 18 months of Base Compensation and such amount of bonus as may be payable pursuant to the Company's 2002 Management Incentive Plan or other bonus plan, as applicable (based upon the termination date and the terms and conditions of the applicable bonus plan), as described in paragraph 4(b), as well as employee benefits such as accrued vacation and insurance in accordance with the Company's customary practice. If the termination was on account of the acquisition of the Company (whether by merger or the acquisition of all of its outstanding capital stock) or the sale or any series of sales since April 27, 2001 involving an aggregate of 50% or more of the market value of the Company's assets (for this purpose under the 2002 Employment Agreement, such 50% amount shall be deemed to be $107.6 million) and the amount realized in the transaction is less than $0.50 per common share (or the equivalent of $0.50 per common share), and if and only if the Change of Control Plan shall not then be in effect, Mr. Shull was entitled to receive a lump sum payment equal to the aggregate amount of Base Compensation to which he would have otherwise been entitled through the end of the 2002 Employment Agreement Term. If the termination was on account of the acquisition of the Company (whether by merger or the acquisition of all of its outstanding capital stock) or the sale or any series of sales since April 27, 2001 involving an aggregate of 50% or more of the market value of the Company's assets (for this purpose under the 2002 Employment Agreement, such 50% amount shall be deemed to be $107.6 million) and the amount realized in the transaction equals or exceeds $0.50 per common share (or the equivalent of $0.50 per common share), and if and only if the Change of Control Plan shall not then be in effect, Mr. Shull was entitled to receive a lump sum payment equal to the greater of the Base Compensation to which he would have otherwise been entitled through the end of the 2002 Employment Agreement Term or $1,000,000. If the termination was on account of an acquisition or sale of the Company (whether by merger or the acquisition of all of its outstanding capital stock) or the sale or any series of sales since April 27, 2001 involving an aggregate of 50% or more of the market value of the Company's assets (for this purpose under the 2002 Employment Agreement, such 50% amount shall be deemed to be $107.6 million) and the Change of Control Plan shall then be in effect, Mr. Shull was only entitled to receive his benefit under the Change of Control Plan. The Recapitalization transaction was deemed a "change of control" for purposes of the 2002 Employment Agreement and the Change of Control Plan. Under the Recapitalization Agreement, the Company was permitted to make any payments under the 2002 Employment Agreement and the Change In Control Plan on the closing of the Recapitalization. Mr. Shull received payments on December 5, 2003 and December 12, 2003 in the aggregate amount of $1,575,000 under the terms of the 2002 Employment Agreement, representing a $1,350,000 change of control payment and the acceleration of a $225,000 cash payment due in September 2004. Mr. Shull will not be entitled to any additional change of control payments under the 2002 Employment Agreement relating to the Recapitalization transaction.

     Under the 2002 Employment Agreement, the Company was required to maintain directors' and officers' liability insurance for Mr. Shull during the 2002 Employment Agreement Term. The Company was also required to indemnify Mr. Shull in certain circumstances.

     Amended Thomas C. Shull Stock Option Award Agreements. During December 2000, the Company entered into a stock option agreement with Thomas C. Shull to evidence the grant to Mr. Shull of an option to purchase 2.7 million shares of the Company's common stock (the "Shull 2000 Stock Option Agreement"). Effective as of September 1, 2002, the Company amended the Shull 2000 Stock Option Agreement to (i) extend the final expiration date for the stock option under the Shull 2000 Stock Option Agreement to June 30, 2005, and (ii) replace all references therein to the December 2000 Services Agreement with references to the 2002 Employment Agreement. Effective as of August 3, 2003, the 2002 Employment Agreement was amended to extend the final expiration date for the stock option under the Shull 2000 Stock Option Agreement to March 31, 2006.

     During December 2001, the Company entered into a stock option agreement with Mr. Shull to evidence the grant to Mr. Shull of an option to purchase 500,000 shares of the Company's Common Stock under the Company's 2000 Management Stock Option Plan (the "Shull 2001 Stock Option Agreement"). Effective as of September 1, 2002, the Company has amended the Shull 2001 Stock Option Agreement to (i) provide that any shares purchased by Mr. Shull under the Shull 2001 Stock Option Agreement would not be saleable until September 30, 2004, and (ii) replace all references therein to the 2001 Services Agreement with references to the 2002 Employment Agreement.

     Amended Thomas C. Shull Transaction Bonus Letter.  During May 2001, Thomas
C. Shull entered into a letter agreement with the Company (the "Shull Transaction Bonus Letter") under which he would be paid a bonus on the occurrence of certain transactions involving the sale of certain of the Company's businesses. Effective as of September 1, 2002, the Company amended the Shull Transaction Bonus Letter to (i) increase the amount of Mr. Shull's agreed to base salary for purposes of the transaction bonus payable thereunder from $600,000 to $900,000, and (ii) replace all references therein to the December 2000 Services Agreement with references to the 2002 Employment Agreement.

     The Recapitalization transaction was deemed a "change of control" for purposes of the Shull Transaction Bonus Letter. Under the Recapitalization Agreement, the Company was permitted to make any payments under the Shull Transaction Bonus Letter on or after the closing of the Recapitalization. Mr. Shull received an additional $450,000 payment on December 5, 2003 under the terms of the Shull Transaction Bonus Letter.

     Issuance of Stock Options. On August 8, 2002, the Company issued options to purchase 3,750,000 shares of the Company's Common Stock to certain Management Incentive Plan ("MIP") Level 7 and 8 employees, including various executive officers, at a price of $0.24 per share and services rendered under the Company's 2000 Management Stock Option Plan. In addition, on August 8, 2002, the Company authorized the President to grant options to purchase up to an aggregate of 1,045,000 and 1,366,000 shares of the Company's Common Stock to certain MIP Level 4 and MIP Level 5 and 6 employees, respectively, at a price of $0.24 per share and services rendered under the Company's 2000 Management Stock Option Plan.

     On October 2, 2002, the Company issued options to purchase 600,000 shares of the Company's Common Stock to an Executive Vice President at a price of $0.27 per share and services rendered under the Company's 2000 Management Stock Option Plan.

     On September 29, 2003, the Company issued options to purchase an aggregate of 100,000 shares of the Company's Common Stock to two newly-elected Board members at a price of $0.27 per share and services rendered.

     On August 1, 2003, the Company issued options to purchase an aggregate of 210,000 shares of the Company's Common Stock to the then existing six board members at a price of $0.25 per share and services rendered and options to purchase 35,000 shares at a price of $0.25 per share and services rendered to a consultant to the Company per their agreement.

     On July 29, 2003, the Company issued options to purchase an aggregate of 100,000 shares of the Company's Common Stock to two newly-elected Board members at a price of $0.25 per share and services rendered.


     On November 18, 2003, the Company issued options to purchase an aggregate of 100,000 shares of the Company's Common Stock to two newly-elected Board members at a price of $0.22 per share and services rendered.



     On April 12, 2004, the Company issued options to purchase 50,000 shares of the Company's Common Stock to a newly-appointed Board member at a price of $0.23 per share and services rendered.



     Effective May 4, 2004, the Company issued options to purchase an aggregate of 2,000,000 shares of the Company's Common Stock to Wayne P. Garten at a price per share of $0.195 and services rendered.


     Charles F. Messina. During September 2002, Charles F. Messina resigned as Executive Vice President, Chief Administrative Officer and Secretary of the Company. In connection with such resignation, the Company and Mr. Messina entered into a severance agreement dated September 30, 2002 providing for cash payments of $884,500 and other benefits which were accrued in the fourth quarter of 2002.

     Brian C. Harriss. Brian C. Harriss was appointed as Executive Vice President, Human Resources and Legal and Secretary of the Company effective December 2, 2002 and as Executive Vice President, Finance and Administration effective November 11, 2003. Prior to January 2002, Mr. Harriss had served the Company as Executive Vice President and Chief Financial Officer. In connection with the December 2002 appointment, Mr. Harriss and the Company terminated a severance agreement entered into during January 2002 at the time of Mr. Harriss' resignation from the Company during January 2002, and Mr. Harriss waived his rights to certain payments under such severance agreement. Effective February 15, 2004, the position of Executive Vice President, Finance and Administration was eliminated in connection with the Company's ongoing strategic business realignment program. In connection with such change, Mr. Harriss and the Company entered into a severance agreement dated February 15, 2004 providing for $545,000 of cash payments, as well as other benefits that were accrued and paid in the first quarter of 2004. Mr. Harriss is also entitled to receive a payment in the amount of approximately $61,095 under the Company's 2003 Management Incentive Plan.


     Chief Financial Officer. On November 3, 2003, Charles E. Blue was appointed Chief Financial Officer of the Company effective November 11, 2003, replacing Edward M. Lambert as Chief Financial Officer effective on such date in connection with the Company's ongoing strategic business realignment program. Mr. Blue joined the Company in 1999 and had most recently served as Senior Vice President, Finance, a position eliminated by the strategic business realignment program. Mr. Lambert continued to serve as Executive Vice President of the Company until January 2, 2004. In connection with such change, Mr. Lambert and the Company entered into a severance agreement dated November 4, 2003 providing for $640,000 of cash payments, as well as other benefits that were accrued and paid in the fourth quarter of 2003. Mr. Lambert is also entitled to receive a payment in the amount of approximately $72,516 under the Company's 2003 Management Incentive Plan.


     Other Executives. In October 2002, the Company entered into arrangements with Edward M. Lambert, Brian C. Harriss and Michael D. Contino (the "Compensation Continuation Agreements") pursuant to which it agreed to provide eighteen months of severance pay, COBRA reimbursement and Exec-U-Care plan coverage in the event their employment with the Company is terminated either by the Company other than "For Cause" or by them "For Good Reason" (as such terms are defined). On November 6, 2002, the Company also entered into a Compensation Continuation Agreement with Frank Lengers pursuant to which it agreed to provide twelve months of severance pay, COBRA reimbursement and Exec-U-Care plan coverage in the event his employment with the Company is terminated either by the Company "For Cause" or by Mr. Lengers "For Good Reason" (as such terms are defined).

     Hanover Direct, Inc. Key Executive Eighteen-Month Compensation Continuation Plan. Effective April 27, 2001, the Company terminated the Hanover Direct, Inc. Key Executive Thirty-Six Month Compensation Continuation Plan and the Hanover Direct, Inc. Key Executive Twenty-Four Month Compensation Plan. Effective April 27, 2001, the Company established the Hanover Direct, Inc. Key Executive Eighteen Month Compensation Continuation Plan (the "Executive Plan") for its Chief Executive Officer, corporate executive vice presidents, corporate senior vice presidents, strategic unit presidents, and other employees selected by its Chief Executive Officer. The purpose of the Executive Plan is to attract and retain key management personnel by reducing uncertainty and providing greater personal security in the event of a Change of Control. For purposes of the Executive Plan, a "Change of Control" will occur: (i) when any person becomes, through an acquisition, the beneficial owner of shares of the Company having at least 50% of the total number of votes that may be cast for the election of directors of the Company (the "Voting Shares"); provided, however, that the following acquisitions shall not constitute a Change of Control: (a) if a person owns less than 50% of the voting power of the Company and that person's ownership increases above 50% solely by virtue of an acquisition of stock by the Company, then no Change of Control will have occurred, unless and until that person subsequently acquires one or more additional shares representing voting power of the Company; or (b) any acquisition by a person who as of the date of the establishment of the Executive Plan owned at least 33% of the Voting Shares; (ii)(a) notwithstanding the foregoing, a Change of Control will occur when the stockholders of the Company approve any of the following (each, a "Transaction"): (I) any reorganization, merger, consolidation or other business combination of the Company; (II) any sale of 50% or more of the market value of the Company's assets (for this purpose, 50% is deemed to be $107.6 million); or (III) a complete liquidation or dissolution of the Company; (b) notwithstanding (ii)(a), stockholder approval of either of the following types of Transactions will not give rise to a Change of Control: (I) a Transaction involving only the Company and one or more of its subsidiaries; or (II) a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity; (iii) when, within any 24 month period, persons who were directors of the Company (each, a "Director") immediately before the beginning of such period (the "Incumbent Directors") cease (for any reason other than death or disability) to constitute at least a majority of the Board of Directors or the board of directors of any successor to the Company (for purposes of (iii), any Director who was not a Director as of the effective date of the Executive Plan will be deemed to be an Incumbent Director if such Director was elected to the Board of Directors by, or on the recommendation of, or with the approval of, at least a majority of the members of the Board of Directors or the nominating committee who, at the time of the vote, qualified as Incumbent Directors either actually or by prior operation of (iii), and any persons (and their successors from time to time) who are designated by a holder of 33% or more of the Voting Shares to stand for election and serve as Directors in lieu of other such designees serving as Directors on the effective date of the Executive Plan shall be considered Incumbent Directors. Notwithstanding the foregoing, any director elected to the Board of Directors to avoid or settle a threatened or actual proxy contest shall not, under any circumstances, be deemed to be an Incumbent Director); or (iv) when the Company sells, assigns or transfers more than 50% of its interest in, or the assets of, one or more of its subsidiaries (each, a "Sold Subsidiary" and, collectively, the "Sold Subsidiaries"); provided, however, that such a sale, assignment or transfer will constitute a Change of Control only for: (a) the Executive Plan participants who are employees of that Sold Subsidiary; and (b) the Executive Plan participants who are employees of a direct or indirect parent company of one or more Sold Subsidiaries, and then only if: (I) the gross assets of such parent company's Sold Subsidiaries constitute more than 50% of the gross assets of such parent company (calculated on a consolidated basis with the direct and indirect subsidiaries of such parent company and with reference to the most recent balance sheets of the Sold Subsidiaries and the parent company); (II) the property, plant and equipment of such parent company's Sold Subsidiaries constitute more than 50% of the property, plant and equipment of such parent company (calculated on a consolidated basis with the direct and indirect subsidiaries of such parent company and with reference to the most recent balance sheets of the Sold Subsidiaries and the parent company); or (III) in the case of a publicly-traded parent company, the ratio (as of the date a binding agreement for the sale is entered) of (x) the capitalization (based on the sale price) of such parent company's Sold Subsidiaries, to (y) the market capitalization of such parent company, is greater than 0.50. (For purposes of (iv), a Transaction shall be deemed to involve the sale of more than 50% of a company's assets if: (a) the gross assets being sold constitute more than 50% of the gross assets of the Company as stated on the most recent balance sheet of the Company; (b) the property, plant and equipment being sold constitute more than 50% of the property, plant and equipment of the Company as stated on the most recent balance sheet of the Company; or (c) in the case of a publicly-traded company, the ratio (as of the date a binding agreement for the sale is entered) of (x) the capitalization (based on the sale price) of the division, subsidiary or business unit being sold, to (y) the market capitalization of the Company, is greater than 0.50. For purposes of this (iv), no Change of Control will be deemed to have occurred if, immediately following a sale, assignment or transfer by the Company of more than 50% of its interest in, or the assets of, a Sold Subsidiary, any stockholder of the

Company owning 33% or more of the voting power of the Company immediately prior to such transactions, owns no less than the equivalent percentage of the voting power of the Sold Subsidiary.)

     Under the Executive Plan, an Executive Plan participant shall be entitled to Change of Control Benefits under the Executive Plan solely if there occurs a Change of Control (which occurred on the closing of the Recapitalization) and thereafter the Company terminates his/her employment other than For Cause (as defined in the Executive Plan) or the participant voluntarily terminates his/her employment with the Company For Good Reason (as defined in the Executive Plan), in either case, solely during the 2-year period immediately following the Change of Control. A participant will not be entitled to Change of Control Benefits under the Executive Plan if: (i) he/she voluntarily terminates his/her employment with the Company or has his/her employment with the Company terminated by the Company, in either case, prior to a Change of Control, (ii) he/she voluntarily terminates employment with the Company following a Change of Control but other than For Good Reason, (iii) he/she is terminated by the Company following a Change of Control For Cause, (iv) has his/her employment with the Company terminated solely on account of his/her death, (v) he/she voluntarily or involuntarily terminates his/her employment with the Company following a Change of Control as a result of his/her Disability (as defined in the Executive Plan), or (vi) his/her employment with the Company is terminated by the Company upon or following a Change of Control but where he/she receives an offer of comparable employment, regardless of whether the participant accepts the offer of comparable employment.

     The Change of Control Benefits under the Executive Plan are as follows: (i) an amount equal to 18 months of the participant's annualized base salary; (ii) an amount equal to the product of 18 multiplied by the applicable monthly premium that would be charged by the Company for COBRA continuation coverage for the participant, the participant's spouse and the dependents of the participant under the Company's group health plan in which the participant was participating and with the coverage elected by the participant, in each case immediately prior to the time of the participant's termination of employment with the Company;
(iii) an amount equal to 18 months of the participant's car allowance then in effect as of the date of the termination of the participant's employment with the Company; and (iv) an amount equal to the cost of 12 months of executive-level outplacement services at a major outplacement services firm.

     The Recapitalization transaction was a "Change of Control" for purposes of the Executive Plan.

     Hanover Direct, Inc. Directors Change of Control Plan. Effective May 3, 2001, the Company's Board of Directors established the Hanover Direct, Inc. Directors Change of Control Plan (the "Directors Plan") for all Directors of the Company except for (i) any Director who is also an employee of the Company for purposes of the Federal Insurance Contributions Act; or (ii) any persons (and their successors from time to time) who are designated by a holder of thirty-three percent (33%) or more of the Voting Shares to stand for election and serve as a Director. For purposes of the Directors Plan, a "Change of Control" will occur upon the occurrence of the first of any of the events specified in item (i), (ii) or (iii) of the definition of "Change in Control" under the Executive Plan, as discussed above.

     A participant in the Directors Plan shall be entitled to receive a Change of Control Payment under the Directors Plan if there occurs a Change of Control and he/she is a Director on the effective date of such Change of Control. A Change of Control Payment under the Directors Plan shall be an amount equal to the greater of (i) $40,000 or (ii) 150% of the sum of the annual retainer fee, meeting fees and per diem fees paid to a Director for his/her service on the Board of Directors of the Company during the 12-month period immediately preceding the effective date of the Change of Control.

     The Recapitalization transaction was a "Change of Control" for purposes of the Directors Plan. Under the Recapitalization Agreement, the Company was permitted to make all payments under the Directors Plan on or after the closing of the Recapitalization. On December 18, 2003, each of the eight non-employee directors (Messrs. Brown, James, Krushel, Sonnenfeld, Masson, Regan, Garten and Edelman) received a payment in the amount of $87,000 under the terms of the Directors Plan.

     Change in Control Payments. Pursuant to the Recapitalization Agreement, upon completion of the Recapitalization, there was a "change in control" of the Company for purposes of all of the Company's existing Compensation Continuation (Change of Control) Plans, including the Directors Change of Control Plan, the Employment Agreement, dated as of September 1, 2002, as amended, between the Company and Mr. Shull and the Transaction Bonus Letters between the Company and the following executive officers: Mr. Shull, Mr. Contino and Mr. Harriss. Mr. Shull received payments on December 5, 2003 and December 12, 2003 in the aggregate amount of $1,575,000 under the terms of the 2002 Employment Agreement. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements -- 2002 Employment Agreement." In December 2003, Messrs. Shull, Harriss and Contino received payments in the amount of $450,000, $168,500 and $193,500, respectively, under the terms of the Transaction Bonus Letters to which they are a party. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements -- Transaction Bonus Letters." On December 18, 2003, each of the eight non-employee directors (Messrs. Brown, James, Krushel, Sonnenfeld, Masson, Regan, Garten and Edelman) received a payment in the amount of $87,000 under the terms of the Hanover Direct, Inc. Directors Change of Control Plan. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements -- Hanover Direct, Inc. Directors Change of Control Plan." All of such amounts were treated as compensation to the recipients.

     Transaction Bonus Letters. During May 2001, each of Thomas C. Shull, Jeffrey Potts, Brian C. Harriss and Michael D. Contino and, during November 2002, each of Edward M. Lambert and Brian C. Harriss (each, a "Participant") entered into a letter agreement with the Company (a "Transaction Bonus Letter") under which the Participant would be paid a bonus on the occurrence of certain transactions involving the sale of certain of the Company's businesses. In addition, Mr. Shull was a party to a "Letter Agreement" with the Company, dated April 30, 2001, pursuant to which, following the termination of the December 2000 Services Agreement, in the event he was terminated without cause during any period of his continued employment as the Chief Executive Officer of the Company, he was to be paid one year of his annual base salary (the "Shull Termination Payment"). Effective June 1, 2001, the Company amended the Executive Plan to provide that, notwithstanding anything to the contrary contained in the Executive Plan, Section 10.2 of the Executive Plan would not be effective with respect to the payment of (i) a Participant's "Transaction Bonuses," and/or (ii) the Shull Termination Payment. The payment of any such "Transaction Bonus" to any of the Participants, and/or the payment of the Shull Termination Payment, was to be paid in addition to, and not in lieu of, any Change of Control Benefit payable to any Participant or Mr. Shull pursuant to the terms of the Executive Plan. In conjunction with his resignation as Executive Vice President and Chief Financial Officer and later as Executive Vice President and Chief Administrative Officer, Mr. Harriss released any claims that he may have against the Company under his Transaction Bonus Letters, as did Messrs. Shull, Potts, Messina and Lambert. The Transaction Bonus Letter with Mr. Contino remains in effect.

     The Recapitalization transaction was deemed a "change of control" for purposes of the Transaction Bonus Letters. Under the Recapitalization Agreement, the Company was permitted to make all payments under the Transaction Bonus Letters on the closing of the Recapitalization. On December 5 and 12, 2003, Messrs. Shull, Harriss and Contino received payments in the aggregate amount of $450,000, $168,500 and $193,500, respectively, under the terms of the Transaction Bonus Letters to which they are a party. Mr. Lambert did not receive any bonus payment in connection with the Recapitalization under the terms of the Transaction Bonus Letter to which he is a party because he waived his rights thereunder pursuant to his severance agreement with the Company.

     Letter Agreement with Mr. Shull and Meridian. On April 30, 2001, Mr. Shull, Meridian and the Company entered into a letter agreement (the "Letter Agreement") specifying Mr. Shull's rights under the Executive Plan, which is discussed above. Under the Letter Agreement, Mr. Shull and Meridian agreed that, so long as the Executive Plan is in effect and Mr. Shull is a Participant thereunder, Meridian and Mr. Shull would accept the Change in Control Benefits provided for in the Executive Plan in lieu of the compensation contemplated by the December 2000 Services Agreement between them (which benefits amounts would not be offset against the December 2000 flat fee provided for in the December 2000 Services Agreement and would be payable at such times and in such amounts as provided in the Executive Plan rather than in a lump sum payable within five business days after the termination date of the December 2000 Services Agreement as contemplated by the December 2000 Services Agreement). For purposes of the change in control benefits under the Executive Plan and the Letter Agreement, Mr. Shull's annualized base salary was $600,000. In addition to the benefits provided by the December 2000 Services Agreement, Mr. Shull and those persons named in the December 2000 Services Agreement would also be entitled to the optional cash out of stock options as provided in the Executive Plan. Under the Letter Agreement, Mr. Shull was also entitled to payment of one year annual base salary in the event he was terminated without cause during any period of his continued employment as the Chief Executive Officer of the Company following the termination of the December 2000 Services Agreement. The participation and benefits to which Mr. Shull was entitled under the Executive Plan would also survive the termination of the December 2000 Services Agreement pursuant to the terms thereof in the event that Mr. Shull is still employed as the Chief Executive Officer of the Company and is a Participant under the Executive Plan. Should the Executive Plan no longer be in effect or Mr. Shull no longer be a Participant thereunder, Meridian and Mr. Shull would continue to be entitled to the compensation contemplated by the December 2000 Services Agreement. The Letter Agreement was superseded by the 2002 Employment Agreement.

     2002 Directors' Option Plan. Effective January 1, 2003, the 2002 Stock Option Plan for Directors was amended to increase the annual service award for Directors who are not employees of the Company from 25,000 to 35,000 options to purchase shares of Common Stock. In November 2003, the 2002 Stock Option Plan for Directors was amended to increase the maximum number of shares of Common Stock that may be delivered or purchased under the plan from 500,000 to 900,000. See "PROPOSAL 6 -- Amendments to 2002 Stock Option Plan for Directors."


     Stock Option Plans. Pursuant to the Company's Compensation Continuation (Change of Control) Plans, upon the closing of the Recapitalization on November 30, 2003, all stock options previously granted pursuant to the Company's stock option plans to the Participants under such Change of Control Plans by the Company became fully exercisable as of November 30, 2003 (the closing date of the Recapitalization), whether or not otherwise exercisable and vested as of that date.



     Salary Reduction. The Company effected salary reductions of 5% of base pay for participants in its 2003 Management Incentive Plan, including Executive Officers, effective with the pay period starting August 3, 2003. These salary reductions were restored to those participants at or below the Vice-President level effective March 28, 2004.


     Vacation and Sick Policies. During June 2003, the Company established and implemented a new Company-wide vacation and sick policy applicable to all employees, including Executive Officers, to better administer vacation and sick benefits.

     Michael D. Contino. In January 1998, the Company made a $75,000 non-interest bearing loan to Michael D. Contino, currently the Company's Executive Vice President and Chief Operating Officer, for the purchase by Mr. Contino of a new principal residence in the state of New Jersey. The terms of the loan agreement, as amended, included a provision for the Company to forgive the original amount of the principal on the fifth anniversary of the loan. The loan was secured by the residence that the proceeds were used to purchase. The loan was forgiven in full in accordance with its terms during January 2003. In addition to the loan forgiveness, the Company paid all applicable withholding taxes totaling $64,063.

REPRICING OF OPTIONS/SARS

     During fiscal 2003, the Company did not adjust or amend the exercise price of stock options or SARs previously awarded to the Chief Executive Officer or the Company's four (4) next most highly compensated executive officers who were serving as executive officers at the end of the Company's 2003 fiscal year.

STOCK OPTION AND EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     At various times during fiscal year ended December 27, 2003, Messrs. Jeffrey A. Sonnenfeld (Chairman), A. David Brown and Robert H. Masson were members of the Stock Option and Executive Compensation Committee. Upon execution of the Recapitalization Agreement, the members of the Stock Option and Executive Compensation Committee became A. David Brown (Chairman), Wayne Garten and Stuart Feldman. The current members of the Stock Option and Executive Compensation Committee are A. David Brown (Chairman), Stuart Feldman and Donald Hecht, who replaced Wayne Garten effective April 29, 2004. None of such persons was, during the 2003 fiscal year or formerly, an officer or employee of the Company or any of its subsidiaries or had any relationship with the Company other than serving as a Director of the Company except for Mr. Garten, who served in various executive positions at the Company from 1983 to 1996 and became President and Chief Executive Officer of the Company effective May 5, 2004, and Mr. Feldman, who is a controlling shareholder of the Company. During the 2003 fiscal year, no executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of such committee, the entire board of directors) of another entity, one of whose executive officers served as a member of the Stock Option and Executive Compensation Committee. During the 2003 fiscal year, no executive officer of the Company served as a director of another entity, one of whose executive officers served as a member of the Stock Option and Executive Compensation Committee. During the 2003 fiscal year, no executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of such committee, the entire board of directors) of another entity, one of whose executive officers served as a Director of the Company.


REPORT OF THE STOCK OPTION AND EXECUTIVE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The report of the Stock Option and Executive Compensation Committee (the "Compensation Committee") for the fiscal year ended December 27, 2003, is as follows:


     The Compensation Committee, consisting as of the date of this report for the fiscal year ended December 27, 2003 of A. David Brown (Chairman), Stuart Feldman and Donald Hecht, has the responsibility, under delegated authority from the Company's Board of Directors, for developing, administering and monitoring the executive compensation policies of the Company and making recommendations to the Company's Board of Directors with respect to these policies. The Board of Directors has accepted the Compensation Committee's recommendations for 2003 compensation.

  Executive Compensation Philosophy

     The Compensation Committee's executive compensation philosophy supports the Company's overall business strategy and has at its core a strong link between pay, performance and retention. The philosophy emphasizes recognition of achievement at both the Company and individual level. A significant portion of compensation delivered to executives to reflect such achievement is intended to be in the form of long-term incentives. This long-term focus emphasizes sustained performance and encourages retention of executive talent. In addition, executives are encouraged to hold a significant ownership stake in the Company so that their interests are closely aligned with those of the stockholders in terms of both risk and reward.

     The specific executive compensation plans are designed to support the executive compensation philosophy. Compensation of the Company's executives consists of three components, which are discussed below: salary, annual incentive awards and long-term incentive awards. Base salary levels have been established in order to attract and retain key executives, commensurate with their level of responsibility within the organization. Annual incentives closely link executive pay with performance in areas that are critical to the Company's short-term operating success. Long-term incentives motivate executives to make decisions that are in the best interests of the Company's owners and reward them for the creation of stockholder value. It is the intent of both the Company and the Compensation Committee that the components of the executive compensation program will support the Company's compensation philosophy, reinforce the Company's overall business strategy, and ultimately drive stockholder value creation.

  Base Salaries

     Individual salaries for executives of the Company, other than the Chief Executive Officer, are generally influenced by several equally weighted factors: the qualifications and experience of the executive, the executive's level of responsibility within the organization, pay levels at firms which compete with the Company for executive talent, individual performance, and performance-related factors used by the Company to determine annual incentive awards. Mr. Shull's compensation and other benefits were specified in the 2002 Employment Agreement. Mr. Garten's compensation and other benefits are specified in the Garten Employment Agreement. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

     The base salaries of the Company's executives are subject to periodic review and adjustment. Annual salary adjustments are made based on the factors described above.

  Annual Incentive Awards


     In addition to base salaries, each of the Company's executives and selected key managers participate in the Company's Management Incentive Plan. As of the date of this report (June 2004), approximately 212 executives and key managers are eligible to participate in the annual Management Incentive Plan. Under this plan, each participant is assigned a target bonus, expressed as a percentage of his/her base salary, which is paid if all performance targets are fully met. It is the policy of the Compensation Committee to position target bonuses at competitive levels. Individual target bonuses are based on the person's responsibility level in the organization and the bonus award opportunity at the other organizations included in the performance chart. Target bonus levels for executives range from 50% to 125% of salary. Target bonus opportunities for Messrs. Contino, Harriss, Lambert, Blue and Shull for fiscal year 2003 were 75% of salary while maximum bonuses were 125% of salary. For purposes of the 2003 Management Incentive Plan, Mr. Shull's base salary was deemed to be $600,000.

     Participants are eligible to receive an annual bonus depending upon the extent to which certain goals are achieved. As in past years, performance goals for 2003 were based on Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), net sales, variable contribution and other business objectives. Goals are set at both the corporate and business unit levels, depending on the participant's scope of responsibility thus encouraging teamwork amongst the Company's employees. The importance of each goal in determining a participant's bonus award also depends on his/her scope of responsibility. Actual bonus levels vary depending upon the degree of achievement in relationship to the performance goals.

     Payouts of awards have been determined based on the Company's performance during fiscal 2003. Payments related to fiscal year 2003 are scheduled to be made to the four (4) most highly compensated executive officers in the amount of approximately $72,516 for Mr. Lambert, $61,095 for Mr. Harriss, $70,159 for Mr. Contino and $51,780 for Mr. Blue under the 2003 Management Incentive Plan in the summer of 2004. Mr. Shull waived his right to such a payment pursuant to the Shull Severance Agreement. Payments to Messrs. Shull, Lambert, Harriss, Contino and Blue under the 2002 Management Incentive Plan in the aggregate amount of $2,322,929 for the fiscal year 2002 were paid in fiscal year 2003. One hundred percent of awards made under the bonus plan are currently paid in cash, in some cases on a deferred basis.

  Long-Term Incentive Awards

     1993 Executive Equity Incentive Plan

     The 1993 Executive Equity Incentive Plan terminated in accordance with its terms on December 31, 1996. Such plan provided executives and other key employees with incentives to maximize the long-term creation of stockholder value. The long-term incentive plan encouraged executives to acquire and retain a significant ownership stake in the Company. Under the plan, executives were given an opportunity to purchase shares of Common Stock with up to 80% of the purchase price financed with a full recourse Company loan. For each share of stock an employee purchased, he/she received an option to acquire two additional shares of Common Stock, to a maximum of 250,000 shares in the aggregate, which vest after three (3) years and expire after six (6) years. By creating this opportunity, the Company encouraged executives to own Common Stock thereby aligning executives' interests with those of the stockholders. The number of shares offered for purchase to each executive and the corresponding number of tandem options increased with the executive's level of responsibility within the organization.

     In December 1999, the rights of certain participants in this plan expired. These participants had cumulative promissory notes of approximately $1.0 million payable to the Company, comprised of $0.8 million of principal and $0.2 million of interest, on the expiration date. Accordingly, collateral encompassing 20,000 shares and 20,000 shares of the Company's Common Stock in fiscal years 2002 and 2001, respectively, held in escrow on behalf of each participant, was transferred to and retained by the Company in satisfaction of the aforementioned promissory notes, which were no longer required to be settled. The Company recorded these shares as treasury stock. Furthermore, these participants forfeited their initial 20% cash down payment, which was required for entry into the 1993 Executive Equity Incentive Plan.

     At December 27, 2003, current and former officers and executives of the Company owed the Company approximately $0.3 million, excluding accrued interest, under the 1993 Executive Equity Incentive Plan. These amounts due to the Company bear interest at rates ranging from 5.54% to 7.75% and are due or will be due during 2004.

     As of December 27, 2003, no stock options remained outstanding or exercisable under the 1993 Executive Entity Incentive Plan.

     1996 Stock Option Plan

     The purpose of the 1996 Stock Option Plan is to provide employees of the Company and its subsidiaries with a larger personal and financial interest in the success of the Company through the grant of stock-based incentive compensation. Under the plan, employees may be granted options to purchase shares of Common Stock at the fair market value on the date of grant. The total options granted to an employee is one-half performance-based. The 1996 Stock Option Plan provides that options may be granted for terms of not more than 10 years.

     Employees are no longer eligible to participate in the 1996 Stock Option Plan. During 2003, no options to purchase shares of Common Stock were granted pursuant to the 1996 Stock Option Plan. However, as of December 27, 2003, options to purchase 872,446 shares of Common Stock remained outstanding under the 1996 Stock Option Plan including options to purchase 110,000 shares held by the executives named in the executive compensation table.

     2000 Management Stock Option Plan

     The purpose of the 2000 Management Stock Option Plan is to advance the interests of the Company and its stockholders by providing employees of the Company, through the grant of options to purchase shares of Common Stock, with a larger personal and financial interest in the success of the Company. Under the terms of the plan, officers, directors, agents, and employees of the Company and consultants to the Company or of any subsidiary of the Company may be granted options to purchase shares of Common Stock at their fair market value on the date of grant. The plan provides that options may be granted for terms of not more than 10 years and shall vest according to the terms of the grant of the options. In addition, options may not be exercised more than 30 days after a participant ceases to be an employee of the Company, except in the case of death, disability or retirement, in which cases options may be exercised within 90 days after the date of death, disability or retirement.

     During 2003, 65,000 options to purchase shares of Common Stock were granted to employees in accordance with the 2000 Management Stock Option Plan. During 2003, no options were granted to executives named in the executive compensation table in accordance with the 2000 Management Stock Option Plan.

     1999 Stock Option Plan for Directors

     The purpose of the 1999 Stock Option Plan for Directors is to advance the interests of the Company by providing non-employee directors of the Company, through the grant of options to purchase shares of Common Stock, with a larger personal and financial interest in the success of the Company. Under the terms of the plan, directors who are neither employees of the Company nor nonresident aliens shall be granted an option to purchase 50,000 shares of Common Stock as of the effective date of his or her initial appointment or election to the Board of Directors or, if later, the effective date of the plan, and shall be granted an option to purchase 10,000 shares of Common Stock on August 4, 2000 and August 3, 2001, provided that such directors continue to serve as directors on such dates. The price at which shares of Common Stock may be purchased upon the exercise of the options granted under the plan shall be the fair market value of such shares on the date of grant of the options. The plan provides that options shall be granted for terms of 10 years and shall vest one-third, one-third and one-third on the first, second and third anniversaries of the date of grant. In addition, options may not be exercised more than 3 months after a participant ceases to be a director of the Company, except in the case of death or disability, in which cases options may be exercised within 12 months after the date of such death or disability.

     During 2003, no options to purchase shares of Common Stock were granted to eligible directors in accordance with the 1999 Stock Option Plan for Directors. During 2003, no options to purchase shares of Common Stock under the 1999 Stock Option Plan for Directors were exercised. During 2003, no options to purchase shares of Common Stock granted to eligible directors under the 1999 Stock Option Plan for Directors expired following the resignation of a director from the Company's Board of Directors. As of December 27, 2003, 420,000 options to purchase Common Stock under the 1999 Stock Option Plan for Directors were outstanding, of which 366,667 options were exercisable.

     No additional options to purchase shares of Common Stock will be granted under the 1999 Stock Option Plan for Directors.

     2002 Stock Option Plan for Directors

     The purpose of the 2002 Stock Option Plan for Directors is to advance the interests of the Company by providing non-employee directors of the Company, through the grant of options to purchase shares of Common Stock, with a larger personal and financial interest in the success of the Company. Under the terms of the plan, directors who are neither employees of the Company nor nonresident aliens shall be granted an option to purchase 50,000 shares of Common Stock as of the effective date of his or her initial appointment or election to the Board of Directors or, if later, the effective date of the plan, and shall be granted an option to purchase 25,000 shares of Common Stock on August 2, 2002, and an option to purchase 35,000 shares of Common Stock on August 1, 2003 and August 3, 2004, provided that such directors continue to serve as directors on such dates. The price at which shares of Common Stock may be purchased upon the exercise of the options granted under the plan shall be the fair market value of such shares on the date of grant of the options. The plan provides that options shall be granted for terms of 10 years and shall vest one-third, one-third and one-third on the first, second and third anniversaries of the date of grant. In addition, options may not be exercised more than 3 months after a participant ceases to be a director of the Company, except in the case of death or disability, in which cases options may be exercised within 12 months after the date of such death or disability.

     Effective January 1, 2003, the 2002 Stock Option Plan for Directors was amended to increase the annual service award for directors who are not employees of the Company from 25,000 to 35,000 options to purchase shares of Common Stock. In November 2003, the 2002 Stock Option Plan for Directors was amended to increase the maximum number of shares of Common Stock that may be delivered or purchased under the Plan from 500,000 to 900,000. See "PROPOSAL 6 -- Amendments to 2002 Stock Option Plan for Directors."

     During 2003, a total of 610,000 options to purchase shares of Common Stock were granted to eligible directors all in accordance with the 2002 Stock Option Plan for Directors. During 2003, no options to purchase shares of Common Stock under the 2002 Stock Option Plan for Directors were exercised. During 2003, no options to purchase shares of Common Stock granted to eligible directors under the 2002 Stock Option Plan for Directors expired following the resignation of a director from the Company's Board of Directors. As of December 27, 2003, 710,000 options to purchase Common Stock under the 2002 Stock Option Plan for Directors were outstanding, 471,666 of which were exercisable.

  Chief Executive Officer Compensation

     On December 5, 2000, Thomas C. Shull was named President and Chief Executive Officer and was elected to the Board of Directors of the Company. Effective on that date, Mr. Shull, Meridian and the Company entered into the December 2000 Services Agreement. Under the December 2000 Services Agreement, Meridian provided for the benefit of the Company the services of Mr. Shull and certain persons providing consulting services to the Company thereunder (the "Consultants"). The term of the December 2000 Services Agreement, and the term for the services of Mr. Shull, began on December 5, 2000 and would have terminated on December 4, 2001, while the term for the services of the Consultants would have terminated on June 4, 2001. The December 2000 Services Agreement was replaced by the August 2001 Services Agreement, pursuant to which the term of the services of Mr. Shull and the Consultants began on August 1, 2001 and would have terminated on June 30, 2002. The August 2001 Services Agreement was replaced by the December 2001 Services Agreement. Effective September 1, 2002, the Company and Mr. Shull entered into the 2002 Employment Agreement, which replaced the August 2001 Services Agreement. The 2002 Employment Agreement was to expire on March 31, 2006. Mr. Shull resigned as President and Chief Executive Officer on May 5, 2004. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

  Change in Control Payments

     Pursuant to the Recapitalization Agreement, upon completion of the Recapitalization, there was a "change in control" of the Company for purposes of all of the Company's existing Compensation Continuation (Change of Control) Plans, including the Directors Change of Control Plan, the 2002 Employment Agreement between the Company and Mr. Shull and the Transaction Bonus Letters between the Company and Mr. Shull, Mr. Contino and Mr. Harriss. Mr. Shull received payments on December 5, 2003 and December 12, 2003 in the aggregate amount of $1,575,000 under the terms of the 2002 Employment Agreement. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements -- 2002 Employment Agreement." In December 2003, Messrs. Shull, Harriss and Contino received payments in the amount of $450,000, $168,500 and $193,500, respectively, under the terms of the Transaction Bonus Letters to which they are a party. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements -- Transaction Bonus Letters." On December 18, 2003, each of the eight non-employee directors (Messrs. Brown, James, Krushel, Sonnenfeld, Masson, Regan, Garten and Edelman) received a payment in the amount of $87,000 under the terms of the Hanover Direct, Inc. Directors Change of Control Plan. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements -- Hanover Direct, Inc. Directors Change of Control Plan."

  Nondeductible Compensation

     Section 162(m) of the Internal Revenue Code, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1,000,000 (the "$1 Million Limit") paid to a company's chief executive officer and four (4) other most highly compensated executive officers, as reported in its proxy statement. Qualifying performance-based compensation is not subject to the deduction limit, if certain requirements are met. The Company has not structured certain aspects of the performance-based portion of the compensation for its executive officers (which currently includes awards under performance based annual management incentive plans) in a manner that complies with the statute. Payments of compensation in 2003 relating to Thomas Shull and Edward Lambert exceeded the $1 Million Limit; consequently, in each case, the excess of such payments over the $1 Million Limit was not deductible.

                                          Respectfully Submitted,

                                          The Stock Option and Executive
                                          Compensation
                                          Committee (June 2004)

                                          A. David Brown (Chairman)
                                          Stuart Feldman
                                          Donald Hecht

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed and discussed with management and KPMG LLP, the Company's independent auditors, the Company's audited financial statements as of and for the year ended December 27, 2003.

     The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, Communication with Audit Committees, as amended by SAS 90.

     The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors' independence.

     Based on the review and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 27, 2003.

                                          Respectfully Submitted,

                                          The Audit Committee (April 2004)

                                          Robert Masson (Chairman)
                                          A. David Brown
                                          Wayne P. Garten
                                          Donald Hecht

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock for each of the Company's last five fiscal years with the cumulative total return (assuming reinvestment of dividends) of (i) the Standard & Poor's 500 Stock Index (which includes the Company) and (ii) peer issuers from the Company's line of business selected by the Company in good faith.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
         AMONG HANOVER DIRECT, INC., THE S&P 500 INDEX AND A PEER GROUP

                                  (LINE GRAPH)

                                        Cumulative Total Return
                       ---------------------------------------------------------
--------------------------------------------------------------------------------
                        12/98     12/99     12/00     12/01     12/02     12/03
--------------------------------------------------------------------------------
 HANOVER DIRECT, INC   100.00    105.45     10.91     10.76      5.53      6.40
 S & P 500             100.00    121.04    110.02     96.95     75.52     97.18
 PEER GROUP            100.00    110.57     53.08    105.94    129.50    164.07

* Direct Marketing Peer Group consists of direct merchandising companies that market their products through alternative distribution channels, such as mail or television media; peer companies include Blair, Spiegel and Williams Sonoma. Land's End was acquired by Sears and was removed from the Direct Marketing Peer Group in 2002. Lillian Vernon Corp. was acquired in July 2003 by Ripplewood Holdings and Zelnick Media and was removed from the Direct Marketing Peer Group in 2003.

NOTE: Assumes $100 invested on December 31, 1998 in the Company's Common Stock,
      S&P 500 Stock Index and the Direct Marketing Peer Group, and that dividends of each are reinvested quarterly.

DIRECTOR COMPENSATION

     Standard Arrangements. Non-employee directors of the Company currently receive an annual cash fee of $58,000. During the first half of fiscal year 2003, non-employee directors were to receive an annual cash fee of $40,000 and an additional $16,000, $8,000, $8,000, $8,000 and $8,000 annual cash fee for serving as the Chairman of the Audit, Compensation, Transaction, Executive and Nominating Committees, respectively. Effective July 10, 2003, the Company amended its director compensation policy to provide that the annual fee for non-employee directors will be $58,000 and that there will be no supplemental annual fees for serving as Chairman of a Board committee or for attending board meetings. Non-employee directors also participate in the Hanover Direct, Inc. Change of Control Plan for Directors, the 1999 Stock Option Plan for Directors and the 2002 Stock Option Plan for Directors. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements." The Company does not compensate its employees, or employees of its subsidiaries, who serve as directors. During fiscal 2003, the Company provided $50,000 of term life insurance for each director.

     During 2003, no options to purchase shares of Common Stock were granted to eligible directors in accordance with the 1999 Stock Option Plan for Directors. During 2003, no options to purchase shares of Common Stock under the 1999 Stock Option Plan for Directors were exercised. During 2003, no options to purchase shares of Common Stock granted to eligible directors under the 1999 Stock Option Plan for Directors expired following the resignation of a director from the Company's Board of Directors. As of December 27, 2003, 420,000 options to purchase Common Stock under the 1999 Stock Option Plan for Directors were outstanding, of which 366,667 options were exercisable.

     During 2003, a total of 610,000 options to purchase shares of Common Stock were granted to eligible directors all in accordance with the 2002 Stock Option Plan for Directors. During 2003, no options to purchase shares of Common Stock under the 2002 Stock Option Plan for Directors were exercised. During 2003, no options to purchase shares of Common Stock granted to eligible directors under the 2002 Stock Option Plan for Directors expired following the resignation of a director from the Company's Board of Directors. As of December 27, 2003, 710,000 options to purchase Common Stock under the 2002 Stock Option Plan for Directors were outstanding, 471,666 of which were exercisable.

     Effective January 1, 2003, the 2002 Stock Option Plan for Directors was amended to increase the annual service award for directors who are not employees of the Company from 25,000 to 35,000 options to purchase shares of Common Stock. In November 2003, the 2002 Stock Option Plan for Directors was amended to increase the maximum number of shares of Common Stock that may be delivered or purchased under the plan from 500,000 to 900,000. See "PROPOSAL 6 -- Amendments to 2002 Stock Option Plan for Directors."

     Hanover Direct, Inc. Directors Change of Control Plan. Effective May 3, 2001, the Company's Board of Directors established the Hanover Direct, Inc. Directors Change of Control Plan (the "Directors Plan") for all Directors of the Company except for (i) any Director who is also an employee of the Company for purposes of the Federal Insurance Contributions Act; or (ii) any persons (and their successors from time to time) who are designated by a holder of thirty-three percent (33%) or more of the Voting Shares to stand for election and serve as a Director. For purposes of the Directors Plan, a "Change of Control" will occur upon the occurrence of the first of any of the events specified in item (i), (ii) or (iii) of the definition of "Change in Control" under the Executive Plan, as discussed above.

     A participant in the Directors Plan shall be entitled to receive a Change of Control Payment under the Directors Plan if there occurs a Change of Control and he/she is a director on the effective date of such Change of Control. A Change of Control Payment under the Directors Plan shall be an amount equal to the greater of (i) $40,000 or (ii) 150% of the sum of the annual retainer fee, meeting fees and per diem fees paid to a Director for his/her service on the Board of Directors of the Company during the 12-month period immediately preceding the effective date of the Change of Control.

     The Recapitalization transaction was a "Change of Control" for purposes of the Directors Plan. Under the Recapitalization Agreement, the Company was permitted to make payments under the Directors Plan on or after the closing of the Recapitalization. On December 18, 2003, each of the eight non-employee directors (Messrs. Brown, James, Krushel, Sonnenfeld, Masson, Regan, Garten and Edelman) received a payment in the amount of $87,000 under the terms of the Directors Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     On July 8, 2004, the Company closed and funded a $20 million junior secured term loan facility (the "Term Loan Facility") with Chelsey Finance, LLC ("Chelsey Finance"), an affiliate of its controlling shareholder, Chelsey Direct. The Term Loan Facility is for a three-year term, subject to earlier maturity upon the occurrence of a change in control or sale of the Company, and carries an interest rate of 5% above the prime rate publicly announced by Wachovia Bank, N.A., payable currently. The Term Loan Facility is secured by a second priority lien on the assets of the Company. In connection therewith, Chelsey Finance concurrently entered into an intercreditor and subordination agreement with the Company's senior secured lender, Congress Financial Corporation ("Congress").



     In consideration for providing the Term Loan Facility to the Company, Chelsey Finance received a closing fee of $200,000, which was paid in cash, and will receive a warrant (the "Common Stock Warrant") to purchase 30% of the fully diluted shares of Common Stock of the Company, which the Company believes would be approximately 10,247,210 shares of Common Stock (adjusted for the one-for-ten reverse split) at an exercise price of $.01 per share. Pending shareholder approval of such issuance pursuant to Proposal 10, Chelsey Finance received a warrant (the "Series D Preferred Warrant") to purchase a newly-issued series of nonvoting preferred stock of the Company (the "Series D Preferred Stock") that will be automatically exchanged for such Common Stock Warrant upon the receipt of shareholder approval of the issuance thereof pursuant to Proposal 10. See Proposal 10 for a description of the terms of the Series D Preferred Stock. In connection with the closing of the Term Loan Facility, Chelsey Direct received a waiver fee equal to 1% of the liquidation preference of the Company's outstanding Series C Participating Preferred Stock, payable in Common Stock of the Company, or 4,344,762 additional shares of Common Stock (calculated based upon the fair market value thereof two business days prior to the closing date), in consideration for the waiver by Chelsey Direct of its blockage rights over the issuance of senior securities, as more fully described in Proposal 9.



     The terms of the Term Loan Facility with Chelsey Finance were approved by the Company's Audit Committee, all of whose members are independent, and the Company's Board of Directors.



     Concurrently with the closing of the Term Loan Facility with Chelsey Finance, the Company amended its existing senior credit facility with Congress (the "Congress Credit Facility"). Together, these two arrangements have increased the Company's liquidity by approximately $25 million. Proceeds from the Term Loan Facility with Chelsey Finance have been used to repay the Tranche B Term Loan of approximately $4.9 million under the Congress Credit Facility and to pay fees and expenses in connection with the two transactions and will provide ongoing working capital for the Company.



     The transactions contemplated by the Term Loan Facility would increase the voting power of the Common Stock held by Chelsey and decrease the collective voting power of the Common Stock held by other shareholders. After giving effect to the payment of the Waiver Fee in shares of Common Stock, the one-for-ten reverse split and the issuance of Common Stock under the Common Stock Warrants, the Company believes that Chelsey and Messrs. Wachtel and Feldman collectively would hold approximately 66.8% of the issued and outstanding Common Stock and Chelsey would hold 100% of the issued and outstanding Series C Participating Preferred Stock, collectively representing approximately 87.8% of combined voting power of the Voting Stock.



     On November 10, 2003, the Company entered into a Memorandum of Understanding (the "MOU") with Chelsey and Regan Partners. On November 18, 2003, the Company and Chelsey entered into the Recapitalization Agreement. The Recapitalization Agreement sets forth the terms and conditions of the Recapitalization transaction, including the terms of the Series C Preferred Stock and the reconstituted board of directors. The Recapitalization was a "Change of Control" for purposes of all of the Company's existing Compensation Continuation (Change of Control) Plans, the 2002 Employment Agreement, and the Transaction Bonus Letters between the Company and its executive officers. Under the Recapitalization Agreement, the Company was permitted to make any payments required under the Transaction Bonus Letters on or after the Closing of the Recapitalization. See the disclosure under the caption "Employment Contracts, Termination of Employment and Change-in-Control Arrangements." The Closing of the Recapitalization occurred on November 30, 2003. In the MOU and the Recapitalization Agreement, the Company acknowledged that Chelsey is the lawful and bona fide owner of 29,446,888 shares of Common Stock and 1,622,111 shares of Series B Preferred Stock. At the Closing of the Recapitalization, the Company and Chelsey agreed to release each other from all claims, filed or that could have been filed, as of the date of such release, and each of the Company and Chelsey discontinued, with prejudice, all pending litigation between such parties. In the MOU and the Recapitalization Agreement, the Company agreed that, prior to the expiration of one hundred fifty (150) days from the execution of the Recapitalization Agreement (or April 16, 2004), it would not (a) sell, other than in the ordinary course of business, the inventory, trademarks or customer lists associated with The Company Store division of the Company or (b) terminate the employment of the Chief Executive Officer of the Company, unless, in either case, such action has been approved by the Board of Directors pursuant to an affirmative vote of at least six (6) members of the Board of Directors. The Company agreed to pay (a) the reasonable legal fees and disbursements in connection with the preparation and negotiation of the MOU, the Recapitalization Agreement and all related documentation on behalf of Chelsey and (b) the reasonable fees of any financial advisors engaged by Chelsey or Chelsey's legal counsel not to exceed $20,000 in the aggregate relating to compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, including, without limitation, a valuation by such financial advisors of the securities to be received by Chelsey pursuant to the Recapitalization. Pursuant to the Recapitalization Agreement, the following additional documents were executed:
(i) a certificate of designations setting forth the terms and conditions of the Series C Preferred Stock which was filed with the Delaware Secretary of State,
(ii) a voting agreement setting forth certain voting arrangements among Chelsey, Stuart Feldman, Regan Partners and Basil Regan, (iii) a registration rights agreement providing for registration rights with respect to resales by Chelsey and Stuart Feldman of all shares of Common Stock owned by Chelsey and Mr. Feldman, and (iv) a corporate governance agreement between the Company, Chelsey, Stuart Feldman, Regan Partners, Regan Fund and Basil Regan setting forth the corporate governance provisions in the Recapitalization Agreement. For a further discussion of the terms and conditions of the MOU, the Recapitalization Agreement and the Recapitalization, see "DIRECTORS AND EXECUTIVE OFFICERS--The Recapitalization" above.


     At December 28, 2002, Richemont Finance S.A., a Luxembourg company ("Richemont"), owned approximately 21.3% of the Company's Common Stock outstanding and 100% of the Company's Series B Preferred Stock through direct and indirect ownership. Pursuant to the terms and conditions of that certain Purchase and Sale Agreement, dated as of May 19, 2003, between Richemont and Chelsey, Chelsey purchased all of Richemont's securities in the Company, consisting of 29,446,888 shares of Common Stock and 1,622,111 shares of Series B Preferred Stock, for a purchase price of $40,000,000. The Company was not a party to such transaction. As a result of this transaction, on such date, Chelsey became the beneficial owner of 21.3% of the Company's Common Stock and 100% of the Company's Series B Preferred Stock.

     On December 19, 2001, the Company consummated a transaction with Richemont (the "Richemont Transaction"). In the Richemont Transaction, the Company repurchased from Richemont all of the outstanding shares of the Series A Preferred Stock and 74,098,769 shares of the Common Stock of the Company held by Richemont in return for the issuance to Richemont of 1,622,111 shares of newly created Series B Preferred Stock and the reimbursement of expenses of $1 million to Richemont. Richemont agreed, as part of the transaction, to forego any claim it had to the accrued but unpaid dividends on the Series A Preferred Stock. The Richemont Transaction was made pursuant to an Agreement (the "Agreement"), dated as of December 19, 2001, between the Company and Richemont. As part of the Richemont Transaction, the Company (i) released Richemont, the individuals appointed by Richemont to the Board of Directors of the Company and certain of their respective affiliates and representatives (collectively, the "Richemont Group") from any claims by or in the right of the Company against any member of the Richemont Group which arise out of Richemont's acts or omissions as a stockholder of or lender to the Company or the acts or omissions of any Richemont board designee in his capacity as such and (ii) entered into an Indemnification Agreement with Richemont pursuant to which the Company agreed to indemnify each member of the Richemont Group from any losses suffered as a result of any third party claim which is based upon Richemont's acts as a stockholder or lender of the Company or the acts or omissions of any Richemont board designee in his capacity as such.

     John F. Shull, the brother of Thomas C. Shull, the former President and Chief Executive Officer of the Company, acted as a consultant under the December 2001 Services Agreement, and received an option to purchase 100,000 shares of the Company's Common Stock under the December 2001 Services Agreement and an option to purchase 500,000 shares of the Company's Common Stock under the December 2000 Services Agreement.

     In January 1998, the Company made a $75,000 non-interest bearing loan to Mr. Contino for the purchase by Mr. Contino of a new principal residence in the State of New Jersey. The terms of the loan agreement included a provision for the Company to forgive the original amount of the principal on the fifth anniversary of the loan. The loan was secured by the residence which the proceeds were used to purchase. The loan was forgiven in full in accordance with its terms during January 2003. In addition to the loan forgiveness, the Company paid all applicable withholding taxes totaling $64,063.


     At December 27, 2003, current and former officers and executives of the Company owed the Company approximately $0.3 million, excluding accrued interest, under the 1993 Executive Equity Incentive Plan. These amounts due to the Company bear interest at rates ranging from 5.54% to 7.75% and are due or will be due during 2004.

     Effective February 15, 2004, the Company and Brian C. Harriss entered into a severance agreement. See "EXECUTIVE COMPENSATION AND OTHER
INFORMATION -- Employment Contracts, Termination of Employment and Change-In-Control Arrangements -- Brian C. Harriss."



     Effective November 4, 2003, the Company and Edward M. Lambert entered into a severance agreement. See "EXECUTIVE COMPENSATION AND OTHER
INFORMATION -- Employment Contracts, Termination of Employment and Change-In-Control Arrangements -- Chief Financial Officer."



     Effective May 5, 2004, the Company and Thomas Shull entered into the Shull Severance Agreement. See "EXECUTIVE COMPENSATION AND OTHER
INFORMATION -- Employment Contracts, Termination of Employment and Change-In-Control Arrangements -- Shull Severance Agreement."



     Effective May 5, 2004, the Company and Wayne P. Garten entered into the Garten Employment Agreement. See "EXECUTIVE COMPENSATION AND OTHER INFORMATION -- Employment Contracts, Termination of Employment and Change-In-Control Arrangements -- Garten Employment Agreement."


     See also "Stock Options and Stock Appreciation Rights" and "Employment Contracts, Termination of Employment and Change-in-Control Arrangements" for additional information on relationships and related-party transactions.

     Either the Company's Board of Directors, a committee of the Company's Board of Directors, or the stockholders have approved these relationships and transactions and, to the extent that such arrangements are available from nonaffiliated parties, all relationships and transactions are on terms no less favorable to the Company than those available from non affiliated parties.

             PRINCIPAL HOLDERS OF VOTING SECURITIES OF THE COMPANY

CERTAIN BENEFICIAL OWNERS


     The following table lists the beneficial owners known by management of at least 5% of the Company's Common Stock or 5% of the Company's Series C Preferred Stock as of July 9, 2004 (without giving effect to the proposed reverse split of the Company's Common Stock). The information is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), based upon information furnished by the persons listed or contained in filings made by them with the Commission. Except as noted below, to the Company's knowledge, each person named in the table will have sole voting and investment power with respect to all shares of Common Stock and Series C Preferred Stock shown as beneficially owned by them.



                                                                                              PERCENTAGE
                  NAME AND ADDRESS                                   AMOUNT AND NATURE OF         OF
TITLE OF CLASS    OF BENEFICIAL OWNER                               BENEFICIAL OWNERSHIP(1)    CLASS(1)
--------------    -------------------                               -----------------------   ----------
Series C          Chelsey Direct, LLC,...........................              564,819(2)         100%
Participating       William B. Wachtel and
Preferred Stock     Stuart Feldman
                    c/o Wachtel & Masyr, LLP
                    110 East 59th Street
                    New York, New York 10022
Common Stock      Chelsey Direct, LLC,...........................          115,810,383(2)        51.6%
                    William B. Wachtel and
                    Stuart Feldman
                    c/o Wachtel & Masyr, LLP
                    110 East 59th Street
                    New York, New York 10022
Common Stock      Regan Partners, L.P. and Basil P. Regan........           38,821,683(3)        17.3%
                    32 East 57th Street
                    New York, New York 10022


---------------

(1) In the case of Common Stock, includes shares of Common Stock issued upon exercise of options or warrants exercisable within 60 days for the subject individual only. Percentages of Common Stock are computed on the basis of 224,518,395 shares of Common Stock and 564,819 shares of Series C Preferred Stock outstanding as of July 9, 2004. In the case of Common Stock, does not give effect to the proposed reverse split of the Common Stock. See "PROPOSAL 4 -- Principal Effect of the Increase in Authorized Shares" and see "PROPOSAL 2 -- Effect of Reverse Split on Voting Power of Holders of Common Stock."



(2) Information concerning the number of shares beneficially owned has been taken from Amendment No. 11 to the Statement on Schedule 13D filed by Chelsey Direct, LLC on July 13, 2004 with the Commission. Chelsey is the record holder of 115,810,383 shares of Common Stock and 564,819 shares of

    Series C Preferred Stock. Chelsey Capital Profit Sharing Plan (the "Chelsey Plan") is the sole member of Chelsey and Mr. Wachtel is the Manager of Chelsey. The sponsor of the Chelsey Plan is DSJ International Resources Ltd. ("DSJI"). Mr. Feldman is the sole officer and director of DSJI and a principal beneficiary of the Chelsey Plan. Mr. Feldman is also the owner of 160,900 shares of Common Stock. Mr. Wachtel, in his capacity as the Manager of Chelsey, will have sole voting and dispositive power with respect to 115,649,483 shares of Common Stock and 564,819 shares of Series C Preferred Stock owned by Chelsey, and Mr. Feldman will have sole voting and dispositive power with respect to 160,900 shares of Common Stock owned by him. Each of Messrs. Wachtel and Feldman have options to purchase 50,000 shares of Common Stock exercisable within 60 days. The shares of Common Stock and Series C Preferred Stock which are owned by Chelsey and Messrs. Wachtel and Feldman collectively represent approximately 61.3% of the combined voting power of the Company's securities. See "PROPOSAL 2 -- Effect of Reverse Split on Voting Power of Holders of Common Stock." After giving effect to the one-for-ten reverse split and the issuance of Common Stock under the Common Stock Warrant, the Company believes that Chelsey, Chelsey Finance and Messrs. Wachtel and Feldman would hold approximately 66.8% of the issued and outstanding Common Stock and Chelsey would own 100% of the issued and outstanding Series C Participating Preferred Stock, collectively representing approximately 87.8% of combined voting power of the Voting Stock.


(3) Information concerning the number of shares beneficially owned has been taken from Amendment No. 3 to the Statement on Schedule 13D filed by Regan Partners L.P. on June 5, 2003 with the Commission. Mr. Regan and Regan Partners L.P. have shared voting and dispositive power with respect to 37,773,450 shares of Common Stock and Mr. Regan has sole voting and dispositive power with respect to 1,048,233 shares of Common Stock (including options to purchase 93,333 shares exercisable within 60 days).

                SECURITY OWNERSHIP OF MANAGEMENT OF THE COMPANY

MANAGEMENT OWNERSHIP


     The following table lists share ownership of the Company's Common Stock and Series C Preferred Stock as of July 9, 2004 (without giving effect to the proposed reverse split of the Company's Common Stock). The information includes beneficial ownership by (i) each of the Company's directors and nominees for director and executive officers and (ii) all directors and executive officers as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act based upon information furnished by the persons listed or contained in filings made by them with the Commission. Except as noted below, to the Company's knowledge, each person named in the table will have sole voting and investment power with respect to all shares of Common Stock and Series C Preferred Stock shown as beneficially owned by them.



                                                       AMOUNT AND NATURE OF      PERCENTAGE OF
NAME OF BENEFICIAL OWNER                              BENEFICIAL OWNERSHIP(1)      CLASS(1)
------------------------                              -----------------------    -------------
Robert H. Masson....................................             85,000(2)            *
Basil P. Regan......................................         38,821,683(3)           17.3%
Wayne P. Garten.....................................            718,571(4)            *
A. David Brown......................................             85,000(5)            *
Michael D. Contino..................................          1,452,400(6)            *
Charles E. Blue.....................................            294,000(7)            *
Steven Lipner.......................................             71,174(8)            *
William B. Wachtel..................................        115,699,483(9)           51.5%
                                                                564,819(9)         100%
Stuart Feldman......................................        115,860,383(9)           51.6%
                                                                564,819(9)         100%
Donald Hecht........................................                  0(10)           *
Paul S. Goodman.....................................                  0(10)           *
William C. Kingsford................................            235,117(11)           *
Directors and Executive Officers as a
Group (12 persons)..................................        157,683,328(12)          70.2%
                                                                564,819(13)        100%


---------------
  *  Less than one percent


 (1) Includes in each case shares of Common Stock issuable upon exercise of options or warrants exercisable within 60 days for the subject individual only. Percentages are computed on the basis of 224,518,395 shares of Common Stock and 564,819 shares of Series C Preferred Stock outstanding as of July 9, 2004. In the case of Common Stock, does not give effect to the proposed reverse split of the Common Stock. See "PROPOSAL 2 -- Effect of Reverse Split on Voting Power of Holders of Common Stock" and "PROPOSAL
     4 -- Principal Effect of the Increase in Authorized Shares."


 (2) Represents options to purchase 85,000 shares exercisable within 60 days.

 (3) Mr. Regan and Regan Partners L.P. have shared voting and dispositive power with respect to 37,773,450 shares of Common Stock and Mr. Regan has sole voting and dispositive power with respect to 1,048,233 shares of Common Stock (including options to purchase 93,333 shares exercisable within 60 days).

 (4) Includes options to purchase 716,666 shares exercisable within 60 days. Excludes options to purchase 1,333,334 shares which are not exercisable within 60 days.

 (5) Represents options to purchase 85,000 shares exercisable within 60 days.

 (6) Includes options to purchase 1,450,000 shares exercisable within 60 days.

 (7) Represents options to purchase 294,000 shares exercisable within 60 days.

 (8) Includes options to purchase 70,000 shares exercisable within 60 days.


 (9) Chelsey is the record holder of 115,649,483 shares of Common Stock and 564,819 shares of Series C Preferred Stock. Chelsey Capital Profit Sharing Plan (the "Chelsey Plan") is the sole member of Chelsey and Mr. Wachtel is the Manager of Chelsey. The sponsor of the Chelsey Plan is DSJ International Resources Ltd. ("DSJI"). Mr. Feldman is the sole officer and director of DSJI and a principal beneficiary of the Chelsey Plan. Mr. Feldman is also the owner of 160,900 shares of Common Stock. Mr. Wachtel, in his capacity as the Manager of Chelsey, has sole voting and dispositive power with respect to 115,649,483 shares of Common Stock and 564,819 shares of Series C Preferred Stock owned by Chelsey, and Mr. Feldman has sole voting and dispositive power with respect to 160,900 shares of Common Stock owned by him. Each of Messrs. Wachtel and Feldman have options to purchase 50,000 shares of Common Stock exercisable within 60 days. The shares of Common Stock and Series C Preferred Stock owned by Chelsey and Messrs. Wachtel and Feldman collectively represent approximately 61.3% of the combined voting power of the Company's securities. See "PROPOSAL
     2 -- Effect of Reverse Split on Voting Power of Holders of Common Stock." After giving effect to the payment of the Waiver Fee on the closing of the Chelsey Term Loan in shares of Common Stock, the one-for-ten reverse split and the issuance of Common Stock under the Common Stock Warrant, the Company believes that Chelsey, Chelsey Finance and Messrs. Wachtel and Feldman would hold approximately 66.8% of the issued and outstanding Common Stock and Chelsey would own 100% of the issued and outstanding Series C Participating Preferred Stock, collectively representing approximately 87.8% of combined voting power of the Voting Stock.


(10) Excludes options to purchase 50,000 shares which are not exercisable within 60 days.

(11) Includes options to purchase 235,117 shares exercisable within 60 days.

(12) Shares of Common Stock; includes options to purchase 3,129,116 shares exercisable within 60 days.

(13) Shares of Series C Preferred Stock.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

INTRODUCTION:

     The Board of Directors currently consists of the following (8) members: A. David Brown; Stuart Feldman; Wayne P. Garten; Paul S. Goodman; Donald Hecht; Robert H. Masson; Basil P. Regan; and William B. Wachtel. The Company has elected controlled company status as defined in Rule Section 121(A) of the American Stock Exchange's listing standards; as a result, a majority of the Board of Directors need not be independent.

     At the 2003 Annual Meeting of Stockholders of the Company held on May 15, 2003, the five (5) members of the Board of Directors in office at such time were re-elected to the Board of Directors. On July 17, 2003, the size of the Board of Directors was increased from five (5) to seven (7) members and A. David Brown and Jeffrey A. Sonnenfeld were elected as members of the newly-expanded Board of Directors, subject to the fulfillment of certain conditions precedent which were fulfilled on July 29, 2003. On September 29, 2003, Martin Edelman and Wayne Garten were elected to the Board of Directors by Chelsey, as holder of the Series B Preferred Stock, as the result of the Company's failure to redeem any shares of the Series B Preferred Stock on or prior to August 31, 2003, and the Board expanded to nine (9) members. On November 18, 2003, the date of signing of the Recapitalization Agreement, E. Pendleton James, Kenneth J. Krushel and Jeffrey A. Sonnenfeld resigned from the Board of Directors. Also on November 18, 2003, the date of signing of the Recapitalization Agreement, the size of the Board of Directors was changed from nine (9) to eight (8) members and Stuart Feldman and William B. Wachtel were elected as members of the Board of Directors. Pursuant to the Recapitalization Agreement, upon completion of the Recapitalization on November 30, 2003, the number of directors was fixed at nine
(9) and Donald Hecht was elected as a member of the Board of Directors. Martin Edelman resigned from the Board of Directors effective February 15, 2004. On March 23, 2004, Paul S. Goodman was designated by Chelsey to fill the vacancy created by Mr. Edelman's resignation effective April 12, 2004. On May 5, 2004, Thomas Shull resigned from the Board of Directors effective immediately. On May 5, 2004, Wayne Garten took the Chief Executive Officer's seat on the Board which was vacated by Mr. Shull, and Mr. Garten's seat on the Board became vacant. Chelsey has indicated that it does not presently intend to fill the vacancy on the Board created by Mr. Garten taking the Chief Executive Officer's seat on the Board.


     Pursuant to the Corporate Governance Agreement, dated as of November 30, 2003, by and among the Company, Chelsey, Stuart Feldman, Regan Partners, L.P., Regan International Fund Limited and Basil P. Regan, the parties agreed that, for a period of two years from the closing of the Recapitalization, five of the nine directors of the Company will at all times be directors of the Company designated by Chelsey (who initially were Martin L. Edelman, William Wachtel, Stuart Feldman, Wayne Garten and Donald Hecht) and one of the nine directors of the Company will at all times be a director of the Company designated by Regan Partners (who initially was Basil Regan) and one of the directors of the Company will at all times by the Chief Executive Officer of the Company. The right of Regan Partners to designate a nominee to the Board of Directors shall terminate if Regan Partners ceases to own at least 75% of the outstanding shares of Common Stock (as adjusted for stock splits, reverse stock splits and the like) owned by Regan Partners as of November 10, 2003. In connection with the closing of the transactions contemplated by the Recapitalization Agreement, Chelsey, Stuart Feldman, Regan Partners and Basil Regan entered into a Voting Agreement, dated as of November 30, 2003, providing that each of them will vote any shares of the Company beneficially owned by them or any entity affiliated with them to elect the nominees to the Board of Directors of Chelsey and Regan Partners designated pursuant to the Recapitalization Agreement for a period of two years unless sooner terminated. All shares for which the Company's management or Board of Directors hold proxies (including undesignated proxies) will be voted in favor of the addition of such designees of Chelsey and Regan Partners, except as may otherwise be provided by stockholders submitting such proxies. In the event that any Chelsey or Regan Partners designee shall cease to serve as a director of the Company for any reason, the Company will cause the vacancy resulting thereby to be filled by a designee of Chelsey or Regan Partners, as the case may be, reasonably acceptable to the Board of Directors as promptly as practicable. Chelsey may nominate or propose for nomination or elect any persons to the Board of Directors, without regard to the foregoing limitations, after the Series C Preferred Stock is redeemed in full. The right of Regan Partners to designate a nominee to the Board of Directors shall terminate if Regan Partners ceases to own at least 75% of the outstanding shares of Common Stock (as adjusted for stock splits, reverse stock splits and the like) owned by Regan Partners as of November 10, 2003.

     The Board has nominated eight (8) directors for election at the Annual Meeting. Four of them have been designated by Chelsey and one of them has been designated by Regan Partners pursuant to the Corporate Governance Agreement discussed above. The Corporate Governance Agreement also requires that the Board of Directors designate the Chief Executive Officer of the Company to serve as a member of the Board of Directors. Mr. Garten, the current President and Chief Executive Officer of the Company and a member of the Board of Directors, was originally a Chelsey designee. Messrs. Brown and Masson were nominated by the Nominating Committee. All of them are currently serving as directors. If you elect the eight (8) directors nominated for election at the Annual Meeting, they will hold office until the next annual meeting of stockholders or until their successors have been elected or until their earlier death, resignation, retirement, disqualification or removal as provided in the Company's Certificate of Incorporation and bylaws. Since the Company has elected controlled company status as defined in Rule Section 121(A) of the American Stock Exchange's listing standards, a majority of the directors nominated for election at the Annual Meeting need not be independent.

NOMINEES:

A. DAVID BROWN............
  AGE 61 Mr. Brown is the co-founder of Bridge Partners LLC, a consumer financial services and diversity headhunting firm. Prior to co-founding Bridge Partners, Mr. Brown served as a Managing Director of Whitehead Mann after having served as Vice President of the Worldwide Retail/Fashion Specialty Practice at Korn/Ferry International. Previously, Mr. Brown served for 12 years as Senior Vice President for Human Resources at R.H. Macy & Co. He was responsible for human resources and labor relations for 50,000 employees in five U.S. divisions and 17 foreign buying offices around the world. He serves on the Boards of Zale Corporation and Selective Insurance Group, Inc. He is a member of the Board of Trustees of Morristown Memorial Hospital, Drew University and the Jackie Robinson Foundation. Mr. Brown was elected a director of the Company effective July 29, 2003.

STUART FELDMAN............
  AGE 44 Mr. Feldman has been a principal of Chelsey Capital, LLC, a private hedge fund, for more than the past five years. Mr. Feldman is the principal beneficiary of the Chelsey Capital Profit Sharing Plan, which is the sole member of Chelsey. Mr. Feldman was elected a director of the Company effective November 18, 2003, the date of signing of the Recapitalization

                           Agreement. Mr. Feldman was elected a director of the Company on November 18, 2003, the date of the signing of the Recapitalization Agreement.


WAYNE P. GARTEN...........
  AGE 52 Mr. Garten has served as the President and Chief Executive Officer of the Company since May 5, 2004. Mr. Garten served as the President of Caswell-Massey Ltd., Inc., a retailer and direct marketer of fragrance and other personal care products, from January 2004 to May 2004. Prior thereto, Mr. Garten was a financial consultant specializing in the direct marketing industry. He was Chief Executive Officer and President of Popular Club, Inc., a direct selling, catalog marketer of apparel and general merchandise products, from 2001 to 2003. From 1997 to 2000, he was Executive Vice President and Chief Financial Officer of Micro Warehouse, Inc., an international catalog reseller of computer products. From 1983 to 1996, Mr. Garten held various financial positions at Hanover Direct and its predecessor, The Horn & Hardart Company, including Executive Vice President and Chief Financial Officer from 1989 to 1996. Mr. Garten is a Certified Public Accountant. Mr. Garten was elected a director of the Company by Chelsey effective September 29, 2003.


PAUL S. GOODMAN...........
  AGE 50 Mr. Goodman is the Chief Executive Officer of Chelsey Broadcasting Company, LLC, which position he has held since January 2003. Chelsey Broadcasting is the owner of middle market network-affiliated television stations. Until October 2002, Mr. Goodman had served as a director of Benedek Broadcasting Corporation from November 1994 and as a director of Benedek Communications Corporation from its inception. Until October 2002, Mr. Goodman was also corporate counsel to Benedek Broadcasting since 1983 and Benedek Communications since its formation in 1996. From April 1993 to December 2002, Mr. Goodman was a member of the law firm of Shack Siegel Katz Flaherty & Goodman, P.C. From January 1990 to April 1993, Mr. Goodman was a member of the law firm of Whitman & Ransom. Mr. Goodman became a director of the Company effective April 12, 2004.

DONALD HECHT..............
  AGE 70 Mr. Hecht has, since 1966, together with his brother, Michael Hecht, managed Hecht & Company, an accounting firm. Mr. Hecht was elected a director of the Company effective November 30, 2003, the date of the closing of the Recapitalization.

ROBERT H. MASSON..........
  AGE 68 Robert H. Masson served as Senior Vice President, Finance and Administration and Vice President and Chief Financial Officer of Parsons & Whittemore, Inc., a global pulp and paper manufacturer, from May 1990 until his retirement June 30, 2002. Prior thereto, Mr. Masson held various executive, financial and treasury roles with The Ford Motor Company, Knutson Construction Company, Ellerbe, PepsiCo, Inc. and Combustion Engineering (now part of the ABB Group). Mr. Masson currently serves as a Trustee and as the Chairman of the Finance Committee of The Naval Aviation Museum Foundation, Inc. in Pensacola, Florida. Mr. Masson was elected a director of the Company effective January 1, 2003.

BASIL P. REGAN............
  AGE 63 Basil P. Regan has been the General Partner of Regan Partners, L.P., a limited partnership that invests primarily in turnaround companies and special situations, since December 1989. He has been President of Regan Fund Management Ltd. since October 1995, which manages Regan Partners, L.P., Regan Fund International, L.P. and Super Hedge Fund, L.P. From 1986 to 1989, Mr. Regan was Vice President and Director of Equity Research of Reliance Group Holdings. Mr. Regan was elected a director of the Company in August 2001.

WILLIAM B. WACHTEL........
  AGE 49 Mr. Wachtel has been a managing partner of Wachtel & Masyr, LLP, or its predecessor law firm (Gold & Wachtel, LLP), since its founding in August 1984. He is the co-founder of the Drum Major Institute, a not-for-profit organization carrying forth the legacy of Dr. Martin Luther King, Jr. Mr. Wachtel is the Manager of Chelsey. Mr. Wachtel was elected a director of the Company effective November 18, 2003, the date of signing of the Recapitalization Agreement. Mr. Wachtel was elected a director of the Company on November 18, 2003, the date of the signing of the Recapitalization Agreement.

CORPORATE GOVERNANCE

  Board of Directors Meetings


     In 2003, the Board of Directors held fifteen meetings in person or by conference telephone and took action by written consent on three occasions. Each incumbent director attended at least 75% of the aggregate number of the Company's Board of Directors meetings and his committee meetings except for Mr. Garten. While the Company encourages all members of the Board of Directors to attend the Annual Meeting, there is no formal policy as to their attendance at each of the annual meetings of stockholders. All of the members of the Board of Directors attended the 2003 annual meeting of stockholders. The Company holds meetings of its Board of Directors on at least a quarterly basis.


 Board of Director Independence

     Each year, the Board of Directors reviews the relationships that each director has with the Company and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent as defined in Rule Section 121(A) of the American Stock Exchange's listing standards, and who the Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, are considered to be independent directors. The Board of Directors has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members' current and historic relationships with the Company and its competitors, suppliers and customers; their relationships with management and other directors and shareholders; the relationships their current and former employers have with the Company; and the relationships between the Company and other companies of which the Company's board members are directors or executive officers. The Company has elected controlled company status as defined in Rule
Section 121(A) of the American Stock Exchange listing standards. As a result, a majority of the Board of Directors need not be independent.

     Independent members of the Board of Directors of the Company meet in executive session without management present, and are scheduled to do so at least annually.

  Stockholder Communications

     The Company's stockholders may communicate directly with the members of the Board of Directors or the individual chairman of standing Board of Directors committees by writing directly to those individuals at the following address:
Hanover Direct, Inc., 115 River Road, Building 10, Edgewater, New Jersey 07020. The Company's general policy is to forward, and not to intentionally screen, any mail received at the Company's corporate office that is sent directly to an individual unless the Company believes the communication may pose a security risk.

  Code of Ethics

     The Company has adopted a code of ethics that applies to the Company's principal executive officer, principal financial officer and principal accounting officer and other persons performing similar functions. A copy of the code of ethics has been filed with the Securities & Exchange Commission as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2002. The Company has also adopted a Code of Conduct that applies to the Company's directors, officers and employees. A copy of the Code of Conduct has been filed with the Securities & Exchange Commission as an Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 2003.

BOARD COMMITTEES

     The Board of Directors has standing Executive, Audit, Stock Option and Executive Compensation, Nominating, Transactions and Corporate Governance Committees.

  The Executive Committee.

     - During 2003, Messrs. Kenneth J. Krushel (Chairman), Basil P. Regan, Thomas C. Shull, Robert H. Masson and Jeffrey A. Sonnenfeld were members of the Executive Committee. Upon execution of the Recapitalization Agreement, the members of the Executive Committee became Stuart Feldman (Chairman), Martin Edelman and Basil Regan. The current members of the Executive Committee are Stuart Feldman (Chairman), William B. Wachtel and Basil Regan.

     - The duties of the Executive Committee include:

      - recommending actions to the Board of Directors; and

      - acting on behalf of the Board of Directors on certain operating matters requiring Board of Director approval when the Board of Directors is not in session.

     - The Executive Committee held five meetings in person or by conference call in 2003 and took action by written consent on two occasions in 2003.

  The Audit Committee.

     - At various times during 2003, Messrs. Robert H. Masson (Chairman), Kenneth J. Krushel and E. Pendleton James were members of the Audit Committee. Upon execution of the Recapitalization Agreement, the members of the Audit Committee became Robert Masson (Chairman), Wayne P.

       Garten and A. David Brown. Donald Hecht was added to the Audit Committee at the same time he was added to the Board of Directors. The current members of the Audit Committee are Messrs. Masson (Chairman), Brown and Hecht. Each of the members of the Audit Committee is independent, as defined in Rule Section 121(A) of the American Stock Exchange's listing standards.

     - The duties of the Audit Committee include:

      - monitoring the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

      - responsibility for the appointment, compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing its audit report or any related work;

      - determining the extent of funding necessary for payment of compensation to the independent auditor for the purpose of rendering or issuing the annual audit report and to any independent legal counsel or other advisors retained under the preceding paragraph to advise the Audit Committee;

      - seeking to insure and monitor the independence and performance of the Company's external auditors and internal auditing department and advise the Board of Directors;

      - reviewing and approving all related-party transactions;

      - monitoring the independence and performance of the Company's independent auditors and internal auditing department;

      - ensuring that the independent auditor submits to the Audit Committee on an annual basis a written statement consistent with Independent Standards Board Standard No. 1, discussing with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and satisfying itself as to the independent auditor's independence;

      - confirming that the independent auditor does not violate the audit rotation requirements of Section 203 of the Sarbanes-Oxley Act of 2002, which provides that the auditor may not perform audit services for the Company if the lead audit partner or the audit partner responsible for reviewing the audit has performed audit services for the Company for each of the five (5) previous fiscal years;

      - establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

      - providing an avenue of communication among the independent auditors, management, the internal auditing department and the Board of Directors;

      - reviewing and reassessing the adequacy of its charter at least annually;

      - reviewing the Company's annual audited financial statements prior to filing or distribution;

      - in consultation with management, the independent auditors and the internal auditors, considering the integrity of the Company's financial reporting processes and controls and significant risk exposures;

      - reviewing with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution;

      - reviewing the performance, independence and compensation of the independent auditors and approving, appointing and/or discharging auditors on an annual basis. Reviewing the independent auditor's plan, discussing yearly audit results with auditors prior to release, and considering independent auditors' judgments with respect to the quality and appropriateness of the Company's accounting methods;

      - reviewing the internal organizational structure and qualifications, as needed; reviewing the annual audit scope and plan; reviewing the appointment, annual performance reviews and replacement of internal audit executives; reviewing summary findings and management's response; and reviewing annually, with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements;

      - annually assessing its performance of the duties specified in the charter of the Audit Committee and reporting its findings to the Board of Directors; and

      - performing any other activities consistent with the charter of the Audit Committee, the Company's By-Laws and governing law as the Audit Committee or the Company's Board of Directors deems necessary or appropriate.

- The Company's Board of Directors has adopted a written charter for the Audit Committee. A copy of the Charter is filed as Appendix C to this Proxy Statement.

- The Audit Committee held five meetings in person or by conference call in 2003 and took action by written consent on two occasions in 2003.

- The Company's Board of Directors has determined that the Company has at least one "audit committee financial expert" who is financially sophisticated serving on the Audit Committee of the Board of Directors who is "independent" of management within the definition of such term in the Exchange Act and the listing requirements of the American Stock Exchange. Robert H. Masson, a member of the Board of Directors and the Chairman of its Audit Committee, is the "audit committee financial expert" serving on the Company's Audit Committee.

     Pre-Approval Policy. The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, our independent auditors. Each year, the Audit Committee approves the proposed services, including the nature, type and scope of services contemplated and the related fees, to be rendered by our accountants during the year. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee.

  The Stock Option and Executive Compensation Committee.

     - At various times during 2003, Messrs. Jeffrey A. Sonnenfeld (Chairman),
       A. David Brown and Robert H. Masson were members of the Stock Option and Executive Compensation Committee. Upon execution of the Recapitalization Agreement, the members of the Stock Option and Executive Compensation Committee became A. David Brown (Chairman), Wayne Garten and Stuart Feldman. A. David Brown (Chairman), Stuart Feldman and Donald Hecht are the current members of the

       Stock Option and Executive Compensation Committee. Each of the members of the Stock Option and Executive Committee is independent, as defined in Rule Section 121(A) of the American Stock Exchange's listing standards, except for Mr. Feldman. The Amex rules provide that the Compensation Committee be composed solely of independent directors unless the Company has elected controlled company status or the Board of Directors, under exceptional and limited circumstances, determines that membership on the Compensation Committee of one director that is not independent is in the best interests of the Company. The Company has elected controlled company status and the Board has determined that Mr. Feldman's service on the Compensation Committee was and is in the best interest of the Company due to his business experience and his perspective as the beneficial owner of 61% of the combined voting power of the Company's Voting Stock as well as the Company's contractual obligation under the Recapitalization Agreement which was entered into prior to the effective date of the Amex rules to include Mr. Feldman as a member of the Compensation Committee.

     - The duties of the Stock Option and Executive Compensation Committee include reviewing and making recommendations for approval by the Board of Directors of remuneration arrangements for directors and members of management including the chief executive officer and the other executive officers.

     - The Stock Option and Executive Compensation Committee did not hold meetings in 2003 in person or by conference call and took action by written consent on six occasions in 2003.

  The Nominating Committee.

     - At various times during 2003, Messrs. E. Pendleton James (Chairman), Jeffrey A. Sonnenfeld, A. David Brown, Robert H. Masson and Basil P. Regan were members of the Nominating Committee. Upon execution of the Recapitalization Agreement, the members of the Nominating Committee became William Wachtel (Chairman), Wayne Garten and Thomas Shull. William Wachtel (Chairman), Wayne Garten and Robert Masson are the current members of the Nominating Committee. Of the members of the Nominating Committee, only Mr. Masson is independent, as defined in Rule Section 121(A) of the American Stock Exchange's listing standards. The Amex rules provide that the Nominating Committee be composed solely of independent directors unless the Company has elected controlled company status or the Board of Directors, under exceptional and limited circumstances, determines that membership on the Nominating Committee of one director that is not independent is in the best interests of the Company. The Company has elected controlled company status and the Board has determined that Mr. Wachtel's service on the Nominating Committee was and is in the best interest of the Company due to his business experience and his personal contacts and his perspective as an affiliate of the holder of 61% of the combined voting power of the Company's Voting Stock as well as the Company's contractual obligation under the Recapitalization Agreement which was entered into prior to the effective date of the Amex rules to include Mr. Wachtel as a member of the Nominating Committee.

     - The duties of the Nominating Committee include evaluating and recommending candidates for election or reelection to the Board of Directors and its committees, including those recommendations submitted by stockholders.

     - It is a policy of the Nominating Committee that candidates for director are at least 18 years of age and possess the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and have skills and expertise appropriate for the Company and serving the long-term interest of the Company's stockholders. The committee's process for identifying and evaluating nominees is as follows: (1) in the case of incumbent directors whose terms of office are set to expire, the committee reviews such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any related party transactions with the Company during the applicable time period; and (2) in the case of new director candidates, the committee first conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The committee meets to discuss and consider such candidates' qualifications, including whether the nominee is independent for purposes of the American Stock Exchange rules taking into account that the Company has elected controlled company status as defined in the American Stock Exchange listing standards, and then selects a candidate for recommendation to the Board of Directors by majority vote. In seeking potential nominees, the Nominating Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. To date, the Nominating Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates, nor has the committee rejected a timely director nominee from a stockholder(s) holding more than 5% of the Company's voting stock.

      The Nominating Committee is mindful of the Company's contractual obligations under the Corporate Governance Agreement to nominate five persons designated by Chelsey, one person designated by Regan Partners and the Chief Executive Officer of the Company for election to the Board of Directors as discussed below.

      The Nominating Committee will consider director candidates recommended by stockholders provided the stockholders follow the procedures set forth below. The committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a stockholder or otherwise.

     - The bylaws of the Company require advance notice of nominations for election to the Board of Directors, other than those made by the Board of Directors. Unless waived by the Board of Directors, a notice of nomination must be received by the Company at least 75 days before initiation of solicitation to the stockholders for election in the event of an election other than at an annual meeting of stockholders, and at least 75 days before the date that corresponds to the record date of the prior year's annual meeting of stockholders in the event of an election at an annual meeting of stockholders, and in all events must include information required pursuant to the Exchange Act and the rules and regulations promulgated thereunder.

     - The Company's Board of Directors has adopted a written charter for the Nominating Committee, a copy of which is attached as Appendix D to this Proxy Statement.

     - The Nominating Committee held one meeting in person in 2003 and took action by written consent on two occasions in 2003.

     Upon completion of the Recapitalization, the Company entered into a Corporate Governance Agreement dated as of November 30, 2003, with Chelsey, Stuart Feldman, Regan Partners, Regan International Fund Limited and Basil Regan (the "Corporate Governance Agreement"). Pursuant to the terms of the Corporate Governance Agreement, for a period of two (2) years from the completion of the Recapitalization, five (5) of the nine (9) directors of the Company will at all times be directors of the Company designated by Chelsey (which initially were Martin Edelman, Stuart Feldman, Wayne Garten, Donald Hecht and William Wachtel), one (1) of the nine (9) directors of the Company will at all times be a director of the Company designated by Regan Partners (which initially was Basil Regan) and one (1) director will be the Chief Executive Officer of the Company. The right of Regan Partners to designate a nominee to the Board of Directors shall terminate if Regan Partners ceases to own at least 75% of the outstanding shares of Common Stock (as adjusted for stock splits, reverse stock splits and the like) owned by Regan Partners as of November 10, 2003. All shares for which the Company's management or Board of Directors hold proxies (including undesignated proxies) will be voted in favor of the election of such designees of Chelsey and Regan Partners, except as may otherwise be provided by stockholders submitting such proxies. In the event that any Chelsey or Regan Partners designee shall cease to serve as a director of the Company for any reason, the Company will cause the vacancy resulting thereby to be filled by a designee of Chelsey or Regan Partners, as the case may be, reasonably acceptable to the Board of Directors as promptly as practicable. Chelsey may nominate or propose for nomination or elect any persons to the Board of Directors, without regard to the foregoing limitations, after the Series C Preferred Stock is redeemed in full.

 The Transactions Committee.

     - At various times during 2003, Messrs. Kenneth J. Krushel (Chairman), Robert H. Masson, E. Pendleton James, Jeffrey A. Sonnenfeld and A. David Brown were members of the Transactions Committee. Upon execution of the Recapitalization Agreement, and until the earlier of (i) two (2) years from the closing of the Recapitalization and (ii) the redemption in full of the Series C Preferred Stock, the Transactions Committee will consist of three (3) members: one (1) designated by Chelsey (initially Martin Edelman), one (1) designated by Regan Partners (initially Basil Regan) and an independent member to be unanimously designated by Chelsey and Regan Partners (initially David Brown). The right of Regan Partners to designate a member of the Transactions Committee will terminate if Regan Partners ceases to own at least 75% of the outstanding shares of Common Stock owned by Regan Partners as November 10, 2003. The current members of the Transactions Committee are Basil Regan (Chairman), Wayne Garten and David Brown. Other than Mr. Garten, each of the members of the Transactions Committee is independent, as defined in Rule Section 121(A) of the American Stock Exchange's listing standards and as determined by the Board of Directors.

     - Until the closing of the Recapitalization on November 30, 2003, the duties of the Transactions Committee included:

      - Providing assistance to the directors in fulfilling their responsibility to the stockholders by recommending appropriate actions to the Board of Directors or acting on behalf of the Board of Directors on a matter which requires Board of Directors approval involving any of the following:

        (a) A material transaction with: (1) a person who (or an entity which) may possess control of the Company by virtue of contract, ownership of securities or otherwise; (2) a director or stockholder owning more than ten percent (10%) of the voting securities of the Company; or (3) a person who is related by blood or marriage to a director or stockholder owning more than ten percent (10%) of the voting securities of the Company;

        (b) A material transaction or series of transactions pursuant to which, or as a result of which it is reasonably foreseeable that, a person or entity described in subparagraph (a) above would (1) obtain consideration which is either more favorable or materially different than the consideration to be received by, or is at the expense of, other holders of the same class of stock of the Company, or (2) have interests materially different than or adverse to the interests of the other holders of the same or any other class of stock of the Company; or

        (c) A material transaction or series of transactions that the Board of Directors determines to refer to the Transactions Committee.

     - Following the closing of the Recapitalization, the Audit Committee assumed the responsibilities of the Transactions Committee described above.

     - Upon execution of the Recapitalization Agreement, and until the earlier of (i) two (2) years from the closing of the Recapitalization and (ii) the redemption in full of the Series C Preferred Stock, the duties of the Transactions Committee include passing on redemptions of the Series C Preferred Stock, including transactions that pursuant to the terms of the Series C Preferred Stock would require the Company to redeem any shares of the Series C Preferred Stock (consistent with applicable laws or agreements). The Board of Directors, in the reasonable exercise of its business judgment, will determine if any such transaction is reasonably likely to require the Company to redeem any shares of the Series C Preferred Stock, and, if the Board of Directors determines that a redemption is reasonably likely, such matter shall then be submitted to the Transactions Committee.

     - A unanimous vote of the three-member Transactions Committee is required for the above actions. A unanimous vote of the Transactions Committee cannot be overturned by the Board of Directors. Prior to April 16, 2004 (five (5) months following the execution of the Recapitalization Agreement), if the Transactions Committee had been unable to decide unanimously on any matter before the Transactions Committee, such matter would have been decided by a vote of at least five (5) members of the Board of Directors while the Board of Directors has eight (8) members and six (6) members of the Board of Directors while the Board of Directors has nine (9) members. After April 16, 2004, such matters will be decided by a majority of the Board of Directors.

     - The Transactions Committee held five meetings in person or by conference call in 2003 and took action by written consent on no occasions in 2003.

  The Corporate Governance Committee.

     - The Company established a Corporate Governance Committee in December 2003. Messrs. A. David Brown, William Wachtel, Robert H. Masson and Martin Edelman (Chairman) were the initial members of the Corporate Governance Committee. The current members of the Corporate Governance Committee are Messrs. Brown, Goodman, Masson and Wachtel.

     - The duties of the Corporate Governance Committee include: (i) developing and recommending to the Board standards to be applied in making determinations as to the absence of material relationships between the Company and a director or a member of senior management; (ii) establishing procedures for the committee to exercise oversight of the evaluation of the Board and management including, reporting to the Board following the end of each fiscal year with an assessment of the Board's and management's performance of its duties and responsibilities during the preceding fiscal year with the objective of improving the effectiveness of the Board and management; (iii) making recommendations to the Board with respect to potential successors to the Chief Executive Officer and with the participation of the Chief Executive Officer developing and recommending to the Board management succession and career development plans with respect to the Company's senior management; (iv) developing and recommending to the Board a set of corporate governance principles applicable to the Company, and reviewing those principles at least once a year; and (v) reviewing and publishing the Company's code of conduct and ethics as required by the American Stock Exchange and applicable securities laws.

     - The Corporate Governance Committee held no meetings in 2003 in person or by conference call and took no action by written consent in 2003.

LEGAL PROCEEDINGS INVOLVING DIRECTORS AND EXECUTIVE OFFICERS

     On July 17, 2003, the Company filed an action in the Supreme Court of the State of New York, County of New York (Index No. 03/602269) against Richemont Finance S.A., a societe anonyme organized under the laws of the Grand Duchy of Luxembourg ("Richemont"), and Chelsey, seeking a declaratory judgment as to whether Richemont improperly transferred all of Richemont's securities in the Company consisting of 29,446,888 shares of Common Stock and 1,622,111 shares of Series B Preferred Stock (collectively, the "Shares") to Chelsey on or about May 19, 2003 and whether the Company could properly recognize the transfer of those Shares from Richemont to Chelsey under federal and/or state law. On July 29, 2003, Chelsey answered the Company's complaint, alleged certain affirmative defenses and raised three counterclaims against the Company, including Delaware law requiring the registration of the Shares, damages, including attorney's fees, for the failure to register the Shares, and tortious interference with contract. Chelsey also moved for a preliminary injunction directing the Company to register the ownership of the Shares in Chelsey's name. Chelsey later moved for summary judgment dismissing the Company's complaint. Subsequently, Chelsey moved to compel production of certain documents and for sanctions and/or costs. On August 28, 2003, Richemont moved to dismiss the Company's complaint. It subsequently filed a motion seeking sanctions and/or costs against the Company. On October 27, 2003, the Court granted Chelsey's motion for summary judgment and Richemont's motion to dismiss and ordered that judgment be entered dismissing the case in its entirety. The Court also denied Chelsey's and Richemont's motions for sanctions and Chelsey's motion to compel production of certain documents.

     Pursuant to the terms and conditions of the MOU and the Recapitalization Agreement, the Company acknowledged that Chelsey is the lawful and bona fide owner of the Shares and the Company and Chelsey executed a Stipulation of Discontinuance for filing with the Supreme Court of the State of New York in connection with the litigation between the Company and Chelsey.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The Company indemnifies its directors and executive officers to the fullest extent permitted by applicable law against liabilities incurred as a result of their service to the Company and directors, in particular, against liabilities incurred as a result of their service as directors of other corporations when serving at the request of the Company. The Company maintains directors and officers liability insurance coverage consistent with industry standards.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires officers, directors and beneficial owners of more than 10% of the Company's shares to file reports with the Commission and the American Stock Exchange. Based solely on a review of the reports and representations furnished to the Company during the last fiscal year by such persons, the Company believes that each of these persons is in compliance with all applicable filing requirements.

VOTING REQUIRED

     The affirmative vote of the holders of a plurality of the combined voting power of all shares of Voting Stock voted at the Annual Meeting, whether in person or by proxy, whether by mail, Internet or telephone, and voting together as a single class, is required to elect directors. Each share of Common Stock has one (1) vote and each share of Series C Preferred Stock has one hundred
(100) votes. The enclosed proxy allows you to vote for the election of all of the nominees listed, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. Pursuant to the terms of the Voting Agreement described above under the caption "The Recapitalization," the election of the director nominees is assured.

     If you do not vote for a nominee, your vote will not count either for or against the nominee. Also, if your broker does not vote on any of the nominees, it will have no effect on the election.

     The persons named in the enclosed proxy intend to vote "FOR" the election of all of the nominees. Each of the nominees currently serves as a director and has consented to be nominated. We do not foresee that any of the nominees will be unable or unwilling to serve, but if such a situation should arise your proxy will vote in accordance with his or her best judgment.

             THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION
                         OF THE NOMINEES FOR DIRECTOR.

                                   PROPOSAL 2

                AMENDING CERTIFICATE OF INCORPORATION TO EFFECT
                  A ONE-FOR-TEN REVERSE SPLIT OF COMMON STOCK

GENERALLY

     The Board is submitting to you an amendment to the Company's Certificate of Incorporation to effect a one-for-ten reverse split of the Company's Common Stock and, in conjunction with such reverse split, the reduction of the authorized number of shares of Common Stock from 300,000,000 to 30,000,000.

     The Board has adopted resolutions:

     - declaring the advisability of a one-for-ten reverse split of the Common Stock and, in conjunction with such reverse split, the reduction of the authorized number of shares of Common Stock from 300,000,000 to 30,000,000, subject to stockholder approval;

     - amending the Company's Certificate of Incorporation to effect the reverse split and, in conjunction with such reverse split, the reduction of the authorized number of shares of Common Stock from 300,000,000 to 30,000,000, subject to stockholder approval; and

     - authorizing any other action it deems necessary to effect the reverse split and, in conjunction with such reverse split, the reduction of the authorized number of shares of Common Stock from 300,000,000 to 30,000,000.


     If approved by the Company's stockholders, the reverse split would become effective as soon as reasonably practicable after the Annual Meeting, but in no event later than September 30, 2004, by filing a certificate of amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State. The Company anticipates that the reverse split, if approved by the Company's stockholders, would be implemented by the same charter amendment as the reduction in par value contemplated by Proposal 3, the change in number of authorized shares contemplated by Proposal 4 and the increase in the number of shares of Common Stock which the Company would have authority to issue contemplated by Proposal 9, if those proposals are approved by the Company's stockholders. Once the reverse split is approved and implemented, Chelsey will hold approximately 87.8% of the combined voting power of the Voting Stock. See "Effect of Reverse Split on Voting Power of Holders of Common Stock" below.


REASONS FOR PROPOSAL

     Pursuant to the terms and conditions of the Recapitalization Agreement, the Company, acting through its Board of Directors and in accordance with its charter and bylaws and applicable law, has agreed to present to the Company's stockholders a proposal to amend its Certificate of Incorporation to effect a one-for-ten reverse split of the Company's Common Stock.

     The purpose of the reverse split is to more appropriately align the Company's share base with the Company's current operations and financial performance. The Company anticipates that, barring unforeseen circumstances, the smaller share base resulting from the reverse split would serve to highlight the Company's future financial results and would position the Common Stock in a price range that is more attractive to a broader range of investors, consistent with the Company's objective of enhancing long-term stockholder value.

     The Board believes that the current market price of the Common Stock has had a negative effect on the marketability of the Common Stock, the amount and percentage of transaction costs paid by individual stockholders, and the Company's potential ability to raise capital by issuing additional shares of Common Stock. The Board believes that the internal policies of some institutional investors prevent the purchase of low-priced stocks and that a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. In addition, brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks -- that is, the current share price of the Common Stock results in individual stockholders paying transaction costs (commissions, markups or markdowns) that are a higher percentage of the total share value -- than would be the case if the Company's share price were substantially higher. The Board believes these higher commissions may discourage individuals and institutions from purchasing Common Stock.

     While the one-for-ten reverse split could have certain of the favorable impacts on trading and liquidity of the Common Stock described above, there can be no assurance that the Company's listing of its Common Stock on the Exchange can be maintained. As previously reported in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 25, 2004, the Company received a letter dated May 21, 2004 (the "Letter") from the American Stock Exchange (the "Exchange") advising that a review of the Company's Form 10-K for the period ended December 27, 2003 indicates that the Company does not meet certain of the Exchange's continued listing standards as set forth in Part 10 of the Exchange's Company Guide (the "Company Guide"). Specifically, the Company is not in compliance with Section 1003(a)(i) of the Company Guide with shareholders' equity of less than $2,000,000 and losses from continuing operations and/or net losses in two out of its three most recent fiscal years; and Section 1003(a)(ii) of the Company Guide with shareholders' equity of less than $4,000,000 and losses from continuing operations and/or net losses in three out of its four most recent fiscal years; and Section 1003(a)(iii) of the Company Guide with shareholders' equity of less than $6,000,000 and losses from continuing operations and/or net losses in its five most recent fiscal years.

     The Exchange has requested that the Company contact the Exchange by June 4, 2004 to confirm receipt of the Letter, discuss any possible financial data of which the Exchange's staff may be unaware, and indicate whether or not the Company intends to submit a plan of compliance. In order to maintain its listing on the Exchange, the Company must submit a plan to the American Stock Exchange by June 22, 2004, advising the Exchange of action it has taken, or will take, that would bring it into compliance with the continued listing standards of the Exchange by November 24, 2005 (18 months of receipt of the Letter). The Company submitted a plan to the Exchange on June 22, 2004. The management of the Exchange's Listings Qualifications Department will evaluate the plan, including any supporting documentation, and make a determination as to whether the Company has made a reasonable demonstration in the plan of an ability to regain compliance with the continued listing standards within 18 months, in which case the plan will be accepted by the Exchange. If the plan is accepted by the Exchange, the Company may be able to continue its listing during the plan period of 18 months, during which time it will be subject to periodic review to determine whether it is making progress consistent with the plan. If the Company is not in compliance with the continued listing standards at the conclusion of the 18-month plan period, or does not make progress consistent with the plan during the 18-month plan period, the Exchange's staff will initiate delisting proceedings as appropriate. There can be no assurance that the Exchange will accept the Company's plan, or that the Company will be able to maintain the listing of the Company's Common Stock on the Exchange.

     The Board believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the reverse split, and the anticipated increase in the market price of the Common Stock, could encourage interest in the Common Stock and could promote greater liquidity for the Company's stockholders, although such liquidity could be adversely affected by the reduced number of shares outstanding after the reverse split and the voting power held by Chelsey after the reverse split. In addition, although any increase in the market price of Common Stock resulting from the reverse split may be proportionately less than the decrease in the number of outstanding shares, the reverse split could result in a market price for the shares that will be high enough to overcome the reluctance, policies and practices of brokers and investors referred to above and to diminish the adverse impact of trading commissions on the market for the shares.


     The Company cannot assure you that the foregoing events will occur, that the reverse split will serve to assist the Company in regaining its compliance with the Exchange's continued listing standards or that the market price of Common Stock immediately after the reverse split will be maintained for any period of time. Moreover, the Company cannot assure you that the market price of the Common Stock after the proposed reverse split will adjust to reflect the conversion ratio. For example, if the market price is $0.14 before the reverse split, there can be no assurance that the market price immediately after the reverse split will be $1.40 (10 X $0.14). The Company also cannot assure you that the market price following the reverse split will either exceed or remain in excess of the current market price.


PRINCIPAL EFFECTS OF THE REVERSE SPLIT

     If a reverse split is approved at the Annual Meeting, each ten shares of the Company's outstanding Common Stock as of the effective date of the filing of a Certificate of Amendment with the Delaware Secretary of State (the "Old Shares") will automatically be converted into one share of the Company's Common Stock (the "New Shares"). Accordingly, the number of shares owned by each holder of Common Stock as of the record date for the reverse split will immediately and automatically be reduced, as of the effective date of the filing of the Certificate of Amendment, by a ratio of ten to one. If a reverse split is effected, by approving this proposal you are also approving a proportional downward adjustment in the number of shares of Common Stock authorized under this proposal by the same ratio from 300,000,000 to 30,000,000.

     Proportional adjustments will be made to the maximum number of shares issuable under the Company's stock plans, as well as the number of shares issuable upon exercise and the exercise price of the Company's outstanding options. No fractional shares of Common Stock will be issued in connection with the reverse split. Holders of Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the reverse split will receive cash in lieu of the fractional share as explained more fully below. Because the reverse split will apply to all issued and outstanding shares of Common Stock and outstanding options exercisable for Common Stock, the proposed reverse split will not alter the relative rights and preferences of existing common stockholders. See "Effect of Reverse Split on Voting Power of Holders of Common Stock," below.

     If the reverse split is approved at the Annual Meeting, the Board will fix a record date for determination of shares subject to the reverse split. As of the date of mailing of this proxy statement, the Board had not fixed a record date for the reverse split.

     If the reverse split is approved at the Annual Meeting, some stockholders may consequently own fewer than 100 shares of Common Stock. A purchase or sale of fewer than 100 shares (an "odd lot" transaction) may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers, depending on whether the shares are held in certificate or electronic form. Therefore, those stockholders who own fewer than 100 shares following the reverse split may, in some circumstances, be required to pay modestly higher transaction costs should they then decide to sell their shares of Common Stock.

     Stockholders have no right under the Delaware General Corporation law ("DGCL") or the Company's Certificate of Incorporation or bylaws to exercise appraisal rights with regard to the reverse split or to dissent from the payment of cash in lieu of issuing fractional shares once the reverse split has been approved.

     Our Common Stock is currently registered under Section 12(b) of the Exchange Act and, as a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse split is not the first step in, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Exchange Act. Additionally, the reverse split will not affect the registration of our Common Stock under the Exchange Act as we will continue to be subject to the Exchange Act's periodic reporting requirements.

CASH PAYMENT IN LIEU OF FRACTIONAL SHARES

     In lieu of any fractional shares to which a holder of Common Stock would otherwise be entitled as a result of the reverse split, the Company will pay cash equal to such fraction multiplied by the average of the high and low trading prices of Common Stock on the American Stock Exchange during regular trading hours for the five trading days immediately preceding the effective date of the reverse split, which amount has been determined by the Board to equal the fair market value of Common Stock at the effective time of the reverse split.

EFFECT OF REVERSE SPLIT ON VOTING POWER OF HOLDERS OF COMMON STOCK

     The proposed amendment to the Company's charter to effect the one-for-ten reverse split would negatively affect the voting power of the holders of Common Stock. The following table sets forth the effects of the reverse split on the voting power of the outstanding shares of Common Stock and Series C Preferred
Stock:


                               PRIOR TO REVERSE SPLIT                  SUBSEQUENT TO REVERSE SPLIT
                       --------------------------------------   ------------------------------------------
                        NUMBER OF     NUMBER OF    PERCENTAGE    NUMBER OF       NUMBER OF      PERCENTAGE
                         SHARES         VOTES       OF TOTAL      SHARES           VOTES         OF TOTAL
                       OUTSTANDING   REPRESENTED     VOTES      OUTSTANDING     REPRESENTED       VOTES
                       -----------   -----------   ----------   -----------     -----------     ----------
COMMON STOCK.........  224,518,395   224,518,395      79.9%     22,451,840(1)   22,451,840(1)      28.4%
SERIES C PREFERRED
  STOCK..............      564,819    56,481,900      20.1%        564,819      56,481,900         71.6%
TOTAL................  225,083,214   281,000,295     100.0%     23,016,659(1)   78,933,740(1)     100.0%


---------------

(1) Without giving effect to any reduction in the number of Common Shares as the result of cash payments in lieu of fractional shares.


     The Series C Preferred Stock is not subject to the reverse split. After the reverse split, Chelsey will hold approximately 87.8% of the combined voting power of the Voting Stock (assuming that none of the Series C Preferred Stock is redeemed). Please see the discussion under "Proposal 4 -- Amending Certificate of Incorporation to Increase the Number of Shares of Stock Which the Company Would Have Authority to Issue" below for the effects of the reverse split on the capitalization of the Company.


PROCEDURE FOR EFFECTING REVERSE SPLIT AND EXCHANGE OF STOCK CERTIFICATES

     If the Proposal is approved by the Company's stockholders, the Company will file a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of the State of Delaware. The reverse split and the reduction of the authorized number of shares of Common Stock from 300,000,000 to 30,000,000 will become effective on the date of filing the amendment (the "Effective Date"). Beginning on the Effective Date, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

     Promptly after the Effective Date, stockholders will be notified that the reverse split and the reduction of the authorized number of shares of Common Stock from 300,000,000 to 30,000,000 has been effected. The Company's transfer agent, American Stock Transfer and Trust Company, will act as exchange agent (the "Exchange Agent") for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the Exchange Agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

FEDERAL INCOME TAX CONSEQUENCES

     The following description of the material United States federal income tax consequences of the reverse split is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of mailing of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse split. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (for example, non-resident aliens, foreign corporations, broker/dealers, insurance companies and persons who received their shares of Common Stock as compensation in connection with the performance of services or an exercise of options received in connection with the performance of services). The discussion only applies to stockholders whose shares of Common Stock are held as capital assets within the meaning of Section 1221 of the Code. The state, foreign and local tax consequences of the reverse split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. Stockholders should consult their own tax advisors to determine the particular consequences to them.

     In general, the federal income tax consequences of the reverse split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of Common Stock in exchange for their existing shares of Common Stock. The Company believes that because the reverse split is not part of a plan to increase periodically a stockholder's proportionate interest in its assets or earnings and profits, the reverse split will likely have the following federal income tax effects:

     - A stockholder who receives solely a reduced number of shares of Common Stock will not recognize gain or loss. In the aggregate, such a stockholder's basis in the reduced number of shares of Common Stock will equal the stockholder's basis in its existing shares of Common Stock. A stockholder's holding period for the reduced number of shares will include the period during which the stockholder held the shares surrendered in the reverse split.

     - A stockholder who receives cash in lieu of a fractional share as a result of the reverse split will generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code, which distribution will be taxed as either a distribution under Section 301 of the Code or an exchange to such stockholder, depending on that stockholder's particular facts and circumstances. This generally should be taxed as an exchange and a stockholder receiving such a payment taxable as an exchange should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share. In the aggregate, such a stockholder's basis in the reduced number of shares of Common Stock will equal the stockholder's basis in its existing shares of Common Stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash. Such gain or loss will be capital gain or loss, and a long-term capital gain or loss if the stockholder's holding period is more than one year.

     - The Company will not recognize any gain or loss as a result of the reverse split.

VOTE REQUIRED

     The affirmative "FOR" vote of the holders of (a) at least two-thirds of the outstanding shares of Series C Preferred Stock, voting separately as a class, and (b) a majority of the outstanding shares of Common Stock and Series C Preferred Stock, voting together as a class, are required for approval of Proposal 1. Pursuant to the terms of the Voting Agreement described above under the caption "The Recapitalization," the approval of Proposal 2 is assured.


     In addition, as of the record date, Chelsey beneficially owned 115,810,383 shares of Common Stock (approximately 51.6% of the outstanding Common Stock) and 564,819 shares of Series C Preferred Stock, collectively representing approximately 61.3% of the combined voting power of the Voting Stock. Accordingly, Chelsey alone will be able to control the outcome of all matters upon which it votes.



     However, Proposal 2 is contingent upon the Company satisfying certain conditions precedent to effectuate the consent of Congress Financial Corporation to effectuate the reverse split and the reduction of the authorized number of shares of Common Stock from 300,000,000 to 30,000,000. Therefore, notwithstanding approval of Proposal 2 at the Annual Meeting, the charter will not be amended to effect the reverse split unless the conditions precedent to the consent of Congress Financial Corporation are satisfied.


          THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE
           AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A
            ONE-FOR-TEN REVERSE SPLIT OF THE COMPANY'S COMMON STOCK.

                                   PROPOSAL 3
 AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION THAT WOULD REDUCE THE PAR VALUE OF EACH SHARE OF COMMON STOCK FROM $0.66 2/3 PER SHARE TO $0.01 PER SHARE AND TO RECLASSIFY THE OUTSTANDING SHARES OF COMMON STOCK INTO SUCH LOWER
                                PAR VALUE SHARES

GENERALLY

     The Board is submitting to you an amendment to the Company's Certificate of Incorporation that would reduce the par value of the Common Stock from $.66 2/3 per share to $.01 per share and to reclassify the outstanding shares of Common Stock into such lower par value shares. The Board has already adopted a resolution declaring the advisability of the amendment.

REASONS FOR PROPOSAL

     Pursuant to the terms and conditions of the Recapitalization Agreement, the Company, acting through its Board of Directors and in accordance with its charter and bylaws and applicable law, has agreed to present to the Company's stockholders a proposal to reduce the par value of the Common Stock from $.66 2/3 per share to $.01 per share and to reclassify the outstanding shares of Common Stock into such lower par value shares. The Board recommends that the par value per share of Common Stock be decreased to $.01 to allow the Board to reduce the Company's capital in order to facilitate the redemption of the Company's Series C Preferred Stock under the DGCL.

     "Par value" is a dollar value assigned to shares of capital stock by the corporation's incorporators. There is no minimum or maximum value requirement for par value under the DGCL, and the Board believes the prevailing current practice of public companies is to have shares with nominal par value (such as $0.01 per share). However, under the current DGCL, and notwithstanding the fact that par value has limited significance, once a par value is assigned to the shares of capital stock of a Delaware corporation, such corporation cannot issue shares of capital stock for a consideration having a value below par, except out of treasury shares.


     Since the average quoted price for the Company's common stock is substantially below the current par value attributed to such stock on July 12, 2004, the closing sale price of the Company's common stock was $0.16 per share and the par value of the Company's Common Stock is currently set forth at $.66 2/3 per share), the Board has determined that such par value restricts the Company's ability to (i) pursue its restructuring strategy, which may involve the issuance by the Company of shares of Common Stock or options to purchase such shares for nominal consideration (but not less than market), and (ii) incentivize management, as the Company may not issue stock in respect of options with an exercise price for the underlying shares of Common Stock below par, including with respect to options previously granted to management, except out of treasury shares. The Board recommends that the par value per share of Common Stock be reduced to $.01 to allow the Board greater flexibility in setting the consideration that may be paid for its issuance of shares of Common Stock or securities exercisable for or convertible into shares of Common Stock.


     In addition, reducing par value of the Company's Common Stock may decrease the Company's franchise taxes depending on the method of calculating franchise taxes used by the Company. A reduction in the par value of the Company's Common Stock will not otherwise affect the rights of the Company's stockholders. There are no arrears in dividends with respect to the Company's Common Stock.

INTERESTED PERSONS

     A. David Brown, Stuart Feldman, Paul S. Goodman, Donald Hecht, Robert H. Masson, Basil P. Regan and William B. Wachtel all have an interest in the approval of the amendment of the Company's certificate of incorporation to reduce the par value of each share of Common Stock by virtue of their holding options to purchase Common Stock at exercise prices below the current par value of the Common Stock as discussed above under "Security Ownership of Management of the Company" and by virtue of their entitlement to option grants under the 2004 Plan as described below. Wayne P. Garten, Michael D. Contino, Charles E. Blue, Steven Lipner and William C. Kingsford all have an interest in the approval of such amendment by virtue of their holding options to purchase Common Stock as discussed above under "Security Ownership of Management of the Company." In addition, Messrs. Regan, Garten, Contino, Lipner, Wachtel and Feldman all have an interest in the approval of such amendment by virtue of their owning, directly or indirectly, shares of Common Stock as discussed above under "Security Ownership of Management of the Company."

     The issuance of the Common Stock Warrant to Chelsey is contingent upon the approval of this Proposal 3. As a result, Chelsey and Messrs. Wachtel and Feldman stand to benefit from the approval of this Proposal 10.

PRINCIPAL EFFECTS ON OUTSTANDING COMMON STOCK

     If Proposal 3 is approved, the Board will be authorized to file a certificate of amendment with the Delaware Secretary of State that will reset the par value of the Common Stock to $.01 per share and reclassify the outstanding shares of Common Stock into such lower par value shares. As a result, the Company may make appropriate adjustment to its stockholders' equity accounts on its balance sheet. For example, if the Company had effected the reduction in par value on December 27, 2003, the amount of the Company's stated capital could have been reduced to approximately $2,228,612 and its additional paid-in capital account could have been increased by approximately $145,958,609.

     If approved by the Company's stockholders, the reduction in par value and the reclassification of the outstanding shares of Common Stock into such lower par value shares would become effective as soon as reasonably practicable after the Annual Meeting by the Company's filing of a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State. The Company anticipates that the reduction in par value, if approved by its stockholders, would be implemented by the same certificate of amendment as the one-for-ten reverse split of the Company's Common Stock contemplated by Proposal 2, the change in authorized shares contemplated by Proposal 4 and the increase in the number of shares of Common Stock which the Company would have authority to issue as contemplated by Proposal 9, to the extent those proposals are approved by the Company's stockholders.

VOTE REQUIRED

     The affirmative "FOR" votes of the holders of (a) a majority of the outstanding shares of Common Stock, voting separately as a class, (b) at least two-thirds of the outstanding shares of Series C Preferred Stock, voting separately as a class, and (c) a majority of the outstanding shares of Common Stock and Series C Preferred Stock, voting together as a class, are required for approval of Proposal 3. Pursuant to the terms of the Voting Agreement described above under the caption "The Recapitalization," the approval of Proposal 3 is assured.


     In addition, as of the record date, Chelsey beneficially owned 115,810,383 shares of Common Stock (approximately 51.6% of the outstanding Common Stock) and 564,819 shares of Series C Preferred Stock, collectively representing approximately 61.3% of the combined voting power of the Voting Stock. Accordingly, Chelsey alone will be able to control the outcome of all matters upon which it votes.


            THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF
        THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO REDUCE THE
         PAR VALUE OF THE COMPANY'S COMMON STOCK TO $.01 AND RECLASSIFY
        THE OUTSTANDING SHARES OF COMMON STOCK INTO SUCH LOWER PAR VALUE
                                    SHARES.

                                   PROPOSAL 4

   AMENDING CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF ADDITIONAL PREFERRED STOCK WHICH THE COMPANY WOULD HAVE AUTHORITY TO ISSUE

GENERALLY


     The Board is submitting to you an amendment to the Company's Certificate of Incorporation that would increase the number of shares of Additional Preferred Stock which the Company would have authority to issue from 5,000,000 shares to 15,000,000 shares and make a corresponding change in the aggregate number of shares of all classes of stock which the Corporation has authority to issue. All of the additional 10,000,000 shares would be allocated to the number of shares of Additional Preferred Stock that the Company would have authority to issue. As of July 9, 2004, 5,000,000 shares of Additional Preferred Stock were authorized, of which 564,819 shares of the Company's Series C Participating Preferred Stock were outstanding. The Board has no current plans for the issuance of such additional shares of Additional Preferred Stock.


     If approved by the Company's stockholders, the increase in authorized additional shares would become effective as soon as reasonably practicable after the Annual Meeting by filing a Certificate of Amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State. The Company anticipates that the increase in authorized shares, if approved by its stockholders, would be implemented by the same certificate of amendment as the one-for-ten reverse split of the Company's Common Stock contemplated by Proposal 2, the reduction in par value contemplated by Proposal 3 and the increase in the number of shares of Common Stock which the Company would have authority to issue as contemplated by Proposal 9, to the extent those proposals are approved by the Company's stockholders. The Board believes that the amendment will benefit the Company and you and, thus, recommends approval of the amendment. The Board has already adopted a resolution declaring the advisability of the amendment.

REASONS FOR PROPOSAL

     Pursuant to the terms and conditions of the Recapitalization Agreement, the Company, acting through its Board of Directors and in accordance with its charter and bylaws and applicable law, has agreed to present to the Company's stockholders a proposal to increase the number of shares of all classes of stock which the Company would have authority to issue by 10,000,000 shares from 318,172,403 shares to 328,172,403, of which all 10,000,000 shares would be allocated to the number of shares of Additional Preferred Stock which the Company would have authority to issue. The Additional Preferred Stock may be issued in classes and series with rights and preferences, including dividend, conversion, voting and other rights, determined by the Company's Board of Directors, without further action by Company's stockholders. One particular benefit to the authorization of the Additional Preferred Stock is that the Company's Board of Directors may issue the Additional Shares to protect the Company against potential hostile takeovers.

     Under the DGCL, the Company is required to obtain approval from its stockholders to amend its charter to increase the number of shares of capital stock authorized for issuance. After taking into consideration the Company's current outstanding equity obligations, together with its obligations under the Recapitalization Agreement and related documents in connection with the Recapitalization described earlier in this Proxy Statement, the Board has determined that it is desirable to increase the number of shares of Additional Shares of Preferred Stock, and the aggregate number of shares of all classes of stock, authorized for issuance by

10,000,000. The additional shares of Additional Preferred Stock will be available for general corporate purposes, as determined by the Board, without (except as otherwise provided by law) further authority from you. The Company has no current plans for the issuance of such shares.

PRINCIPAL EFFECTS OF THE INCREASE IN AUTHORIZED SHARES OF PREFERRED STOCK

     The following table illustrates the principal effects of the increase in authorized shares of Preferred Stock discussed in this Proposal on the Company's capitalization, assuming the transactions contemplated by the Chelsey Term Sheet do not occur:


                                                                                        NUMBER OF SHARES
                                                                     NUMBER OF SHARES     SUBSEQUENT TO
                                                NUMBER OF SHARES      SUBSEQUENT TO        INCREASE IN
                                                PRIOR TO INCREASE      INCREASE IN         AUTHORIZED
                                                  IN AUTHORIZED         AUTHORIZED          SHARES OF
                                                    SHARES OF           SHARES OF        PREFERRED STOCK
CLASS OF SHARES                                PREFERRED STOCK(1)    PREFERRED STOCK    AND REVERSE SPLIT
---------------                                -------------------   ----------------   -----------------
Common Stock Authorized:.....................      300,000,000         300,000,000(2)       30,000,000(3)
Common Stock Outstanding (4):................      224,518,395         224,518,395(2)       22,451,840(3)
Common Stock Reserved for Issuance Pursuant
  to Options(5):.............................       40,621,251          40,621,251(2)        4,062,125(3)
Common Stock Available for Future
  Issuance:..................................       34,860,354          34,860,354(2)        3,486,035(3)
Additional Preferred Stock Authorized(6):....        5,000,000          15,000,000          15,000,000
Additional Preferred Stock Outstanding(7):...          564,819             564,819             564,819
Class B 8% Cumulative Preferred Stock
  Authorized:................................           40,000              40,000              40,000
Class B 8% Cumulative Preferred Stock
  Outstanding:...............................                0                   0                   0
7.5% Cumulative Convertible Preferred Stock
  Authorized:................................          861,900             861,900             861,900
7.5% Cumulative Convertible Preferred Stock
  Outstanding:...............................                0                   0                   0
Class B Common Stock Authorized:.............       12,270,503          12,270,503          12,270,503
Class B Common Stock Outstanding:............                0                   0                   0
Aggregate Number of Shares of All Classes of
  the Company's Stock Authorized:............      318,172,403         328,172,403(2)       58,172,403(3)


---------------


(1) At July 9, 2004.


(2) Without giving effect to the proposed reverse split of the Common Stock.

(3) After giving effect to the proposed reverse split of the Common Stock, but without giving effect to any reduction in the number of Common Shares as the result of cash payments in lieu of fractional shares.

(4) Excludes 2,120,929 shares of treasury stock.

(5) Includes 2,120,929 shares of treasury stock.


(6) Includes 564,819 shares of Series C Preferred Stock and 100 shares of Series D Preferred Stock.



(7) Represents 564,819 shares of Series C Preferred Stock outstanding. There are no shares of any other series of preferred stock outstanding.

VOTE REQUIRED

     The affirmative "FOR" vote of the holders of (a) at least two-thirds of the outstanding shares of Series C Preferred Stock, voting separately as a class, and (b) a majority of the outstanding shares of Common Stock and Series C Preferred Stock, voting together as a class, are required for approval of Proposal 4. Pursuant to the terms of the Voting Agreement described above under the caption "The Recapitalization," the approval of Proposal 4 is assured.


     In addition, as of the record date, Chelsey, beneficially owned 115,810,383 shares of Common Stock (approximately 51.6% of the outstanding Common Stock) and 564,819 shares of Series C Preferred Stock, collectively representing approximately 61.3% of the combined voting power of the Voting Stock. Accordingly, Chelsey alone will be able to control the outcome of all matters upon which it votes.


             THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL
            OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO
             INCREASE THE NUMBER OF SHARES OF ADDITIONAL PREFERRED
             STOCK AND THE TOTAL NUMBER OF SHARES OF ALL CLASSES OF STOCK WHICH THE COMPANY WOULD HAVE AUTHORITY TO ISSUE.

                                   PROPOSAL 5

                RATIFICATION AND APPROVAL OF THE ADOPTION OF THE
                      2004 STOCK OPTION PLAN FOR DIRECTORS

GENERALLY

     The Company is asking you to ratify and approve the adoption of the Company's 2004 Stock Option Plan for Directors (the "2004 Plan"). The purpose of the 2004 Plan is to advance the interests of the Company, through the grant of options to purchase shares of Common Stock, by providing non-employee directors of the Company (other than directors who are non-resident United States aliens), with a larger personal and financial interest in the success of the Company. The following is a brief summary of the 2004 Plan. The complete text of the 2004 Plan, as in effect on the date hereof, is attached hereto as Appendix A. All references to number of shares of Common Stock in this Proposal 5 are without giving effect to the proposed reverse split of the Common Stock.

SUMMARY OF THE 2004 PLAN

     Persons Eligible To Participate. Each director of the Company who is neither an employee of the Company nor a United States non-resident alien (an "Eligible Director") is eligible to participate in the 2004 Plan.

     Effective Date and Duration of 2004 Plan. The 2004 Plan became effective on the date of its adoption by the Compensation Committee, subject to the ratification of the 2004 Plan by the affirmative vote or consent of holders of a majority of the issued and outstanding shares of Common Stock, and will terminate 10 years from the date of its adoption or such earlier date as the Board may determine.

     Administration of 2004 Plan. The 2004 Plan is administered by a committee (the "Committee") consisting of at least two members of the Board. The Committee shall have full power and authority to interpret the 2004 Plan, to establish such rules and regulations as it deems appropriate for the administration of the 2004 Plan, and to take such other action as it deems necessary or desirable for the administration of the 2004 Plan.

     Status of Options. Options granted under the 2004 Plan are nonqualified options not qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

     Shares Subject to Options Granted Under 2004 Plan. The maximum number of shares of Common Stock that may be delivered or purchased under the 2004 Plan is currently 1,000,000, subject to adjustment to preserve the value of an option grant in the event of any change in the outstanding Common Stock by reason of any stock dividend, stock split, combination of shares, recapitalization or other similar change in the capital stock of the Company, or in the event of the merger or consolidation of the Company with or into any other corporation or the reorganization of the Company. The shares of Common Stock to be issued in connection with the exercise of stock options granted under the 2004 Plan may be authorized but unissued shares of Common Stock that are not reserved for any other purpose or previously issued shares acquired by the Company and held in its treasury. If, as a result of the termination or expiration of an option granted under the 2004 Plan, certain shares are no longer subject to an option granted under the 2004 Plan, such shares will again be available for future option grants under the 2004 Plan.

     Amendment of 2004 Plan. The 2004 Plan may be amended by the Board or a duly authorized committee thereof as the Board or such committee deems advisable. However, no 2004 Plan amendment will become effective unless approved by affirmative vote of the Company's stockholders if such approval is necessary or desirable for the continued validity of the 2004 Plan or if the failure to obtain such approval would adversely affect the compliance of the 2004 Plan with Rule 16b-3 or any successor rule under the Exchange Act or any other rule or regulation. No 2004 Plan amendment may impair the rights of any 2004 Plan participant under any option previously granted under the 2004 Plan without a participant's consent. The Board or a duly authorized committee thereof has the power, in the event of any disposition of substantially all of the assets of the Company, its dissolution, any merger or consolidation of the Company with or into any other corporation, or the merger or consolidation of any other corporation into the Company, to amend all outstanding options granted under the 2004 Plan so as to terminate them upon such effectiveness. If the Board or such committee exercises such power, all options then outstanding shall be deemed to terminate upon such effectiveness.

     Interested Persons. A. David Brown, Stuart Feldman, Paul S. Goodman, Donald Hecht, Robert H. Masson, Basil P. Regan and William B. Wachtel all have an interest in the approval of the amendment of the 2004 Plan by the Company's stockholders by virtue, as described below, of their entitlement to option grants under the 2004 Plan on August 3, 2004 (to the extent the aggregate number of options granted on such date under the 2002 Stock Option Plan for Directors exceeds the number of shares of Common Stock then available to be granted under the 2002 Stock Option Plan for Directors ), August 3, 2005 and August 3, 2006, provided that each such person continues to serve as a director of the Company on each such date.

AWARDS AVAILABLE UNDER THE 2004 PLAN

     Pursuant to the 2004 Plan, each Eligible Director is granted an option to purchase 50,000 shares of Common Stock as of the effective date of his or her initial appointment or election to the Board (or, if later, the effective date of the 2004 Plan) (the "Initial Appointment Date"). In addition, on August 3, 2004 (to the extent the 2002 Stock Option Plan for Directors does not have enough remaining shares), August 3, 2005 and August 3, 2006, provided that such date occurs after the Initial Appointment Date, each Eligible Director whose Initial Appointment Date preceded such date will be granted an option to purchase an additional 35,000 shares of Common Stock provided that he or she is a director of the Company on such date. In the event of any change in the outstanding Common Stock by reason of any merger, share exchange, reorganization, consolidation, recapitalization, stock dividend, stock split, combination of shares, split-up, spin-off, or other similar transaction or event, the Committee may, to the extent it deems appropriate, make substitutions or adjustments in the aggregate number and kind of shares of Common Stock reserved for issuance under the 2004 Plan, in the number, kind and price of shares of Common Stock subject to outstanding options and in the option limits under the 2004 Plan (or make provision for cash payments to the holders of options granted under the 2004 Plan).

     All options granted under the 2004 Plan will be evidenced by option agreements. Each option shall be granted for a term of 10 years. Each option will be exercisable in accordance with the terms and conditions set forth in the option agreements evidencing the grant of such options. However, each option granted under the 2004 Plan will become exercisable at a rate of no less than 33 1/3% per year from its date of grant, with the exception that all options granted under the 2004 Plan will become immediately and fully exercisable upon the occurrence of a "Change of Control", which is defined as the first to occur of any of the events described in subsections (i) through (iii) below, following May 3, 2001 (the "Effective Date"):

          (i) When any Person becomes, through an acquisition, the beneficial owner of shares of the Company having at least fifty percent (50%) of the total number of votes that may be cast for the election of directors of the Company (the "Voting Shares"); provided, however, that the following acquisitions shall not constitute a Change of Control: (a) if a Person owns less than fifty percent (50%) of the voting power of the Company and that Person's ownership increases above fifty percent (50%) solely by virtue of an acquisition of stock by the Company, then no Change of Control shall have occurred, unless and until that Person subsequently acquires one or more additional shares representing voting power of the Company; or (b) any acquisition by a Person who as of the date of the establishment of the Plan owned at least thirty-three percent (33%) of the Voting Shares.

          (ii)(a) Notwithstanding the foregoing, a Change of Control will occur when the shareholders of the Company approve any of the following (each, a "Transaction"): (I) any reorganization, merger, consolidation or other business combination of the Company; (II) any sale or series of sales since April 27, 2001 involving an aggregate of fifty percent (50%) or more of the market value of the Company's assets (for this purpose, said 50% amount shall be deemed to be $107.6 million); or (III) a complete liquidation or dissolution of the Company. (b) Notwithstanding subsection (ii)(a) above, shareholder approval of either of the following types of Transactions will not give rise to a Change of Control: (I) a Transaction involving only the Company and one or more of its subsidiaries; or (II) a Transaction (other than as described in clause (ii)(A)(II) of this definition) immediately following which the shareholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity.

          (iii) When, within any twenty-four (24) month period, persons who were directors of the Company (each, a "Director") immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death or disability) to constitute at least a majority of the Board of Directors or the board of directors of any successor to the Company. For purposes of this subsection (iii), any Director who was not a Director as of the Effective Date shall be deemed to be an Incumbent Director if such Director was elected to the Board of Directors by, or on the recommendation of, or with the approval of, at least a majority of the members of the Board of Directors or the nominating committee who, at the time of the vote, qualified as Incumbent Directors either actually or by prior operation of this subsection (iii), and any persons (and their successors from time to time) who are designated by a holder of thirty-three percent (33%) or more of the Voting Shares to stand for election and serve as Directors in lieu of other such designees serving as Directors on the effective date of the Plan shall be considered Incumbent Directors. Notwithstanding the foregoing, any director elected to the Board of Directors to avoid or settle a threatened or actual proxy contest shall not, under any circumstances, be deemed to be an Incumbent Director.

     Options granted under the 2004 Plan may not be exercised more than 3 months after a participant ceases to be a director of the Company, except in the case of the participant's death or disability, in which case options may be exercised within 12 months after the date of such death or disability.

     The price at which shares of Common Stock may be purchased upon the exercise of an option granted under the 2004 Plan is the fair market value of such shares on the date of grant of such option. For purposes of the 2004 Plan, the fair market value of a share of Common Stock is deemed to be the average of the closing price of the Common Stock on the date of grant, and the ten trading days immediately preceding such date.

     Full payment of the purchase price for shares of Common Stock purchased upon the exercise, in whole or part, of an option granted under the 2004 Plan must be made at the time of such exercise. The 2004 Plan provides that the option exercise price may be paid in cash, in shares of Common Stock valued at their fair market value on the date of exercise or by any other form of compensation permissible for such purposes under Delaware law, as determined by the Committee. Alternatively, an option granted under the 2004 Plan may be exercised in whole or in part by delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the option exercise price, and such other documents as the Committee may determine.

     During a participant's lifetime, options granted under the 2004 Plan may be exercised only by such participant and may not be transferred, other than by will or by the laws of descent and distribution, except that a participant may transfer any option granted under the 2004 Plan to his or her spouse, children, grandchildren, parents, and/or siblings or to one or more trusts for the benefit of such family members, provided that the participant does not receive any consideration for the transfer. Any option so transferred will be subject to the same terms and conditions that applied to such option immediately prior to its transfer, except that it will not be further transferable by the transferee during such transferee's lifetime.

FEDERAL INCOME TAX CONSEQUENCES

     For the federal income tax purposes, the grant of an option granted under the 2004 Plan will have no immediate tax consequences to the participant. The exercise of the option by the participant will result in taxable income to the participant, as compensation, in an amount equal to the amount by which the fair market value of the acquired shares on the exercise date exceeds the option price. The participant will have a tax basis in the acquired shares in an amount equal to the fair market value of the shares on the date of exercise. Upon a subsequent sale or taxable exchange of such shares, such participant will recognize long or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares. The Company will be entitled to a deduction in the amount of any compensation income that a participant recognizes in connection with an option.

NEW PLAN BENEFITS

     The following table summarizes the option grants that may be awarded under the 2004 Stock Option Plan for Directors during the term thereof, assuming the 2004 Stock Option Plan for Directors is approved and adopted by the Company's stockholders.

                                                                                NUMBER OF SHARES
NAME AND POSITION                                            DOLLAR VALUE($)   SUBJECT TO OPTIONS
-----------------                                            ---------------   -------------------
Wayne P. Garten, Chief Executive Officer(1)................       0                   None
Michael D. Contino, Executive Vice President and Chief
  Operating Officer(1).....................................       0                   None
Charles E. Blue, Senior Vice President and Chief Financial
  Officer(1)...............................................       0                   None
William C. Kingsford, Senior Vice President, Treasury and
  Control (Corporate Controller)(1)........................       0                   None
Executive Group(1).........................................       0                   None
Non-Executive Director Group...............................   Unknown(2)         Up to 1,000,000
                                                                               in the aggregate(3)
Non-Executive Officer Employee Group(1)....................       0                   None

---------------

(1) Pursuant to terms of the 2004 Plan, only those directors of the Company who are neither an employee of the Company nor a United States non-resident alien are eligible to participate.

(2) The price at which shares of Common Stock may be purchased upon the exercise of an option granted under the 2004 Plan is the fair market value of such shares on the date of grant of such option. For purposes of determining the price under the 2004 Plan, the fair market value of a share of Common Stock is deemed to be the average of the closing price of the Common Stock on the date of grant and the ten trading days immediately preceding such date.

(3) If each existing non-executive Director were to remain on the Board of Directors until August 3, 2006 and did not become an executive officer, he would receive options under the 2004 Stock Option Plan for Directors to purchase up to 105,000 Common Shares.

VOTE REQUIRED

     The affirmative "FOR" vote of the holders of a majority of the outstanding shares of Common Stock and Series C Preferred Stock present or represented by proxy and entitled to vote at the Annual Meeting, voting together as a class, is required for approval of Proposal 5.


     As of the record date, Chelsey beneficially owned 115,810,383 shares of Common Stock (approximately 51.6% of the outstanding Common Stock) and 564,819 shares of Series C Preferred Stock, collectively representing approximately 61.3% of the combined voting power of the Voting Stock. Accordingly, Chelsey alone will be able to control the outcome of all matters upon which it votes.


             THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION
                  OF THE 2004 STOCK OPTION PLAN FOR DIRECTORS.

                                   PROPOSAL 6

             AMENDMENTS TO THE 2002 STOCK OPTION PLAN FOR DIRECTORS

     The Board of Directors is submitting two amendments to the 2002 Stock Option Plan for Directors (the "2002 Plan") described herein to stockholders for their approval. The purpose of the 2002 Plan is to advance the interests of the Company, through the grant of options to purchase shares of Common Stock, by providing non-employee directors of the Company (other than directors who are non-resident United States aliens), with a larger personal and financial interest in the success of the Company.

     Up to nine (9) directors are eligible to participate in the 2002 Plan. During 2003, options to purchase an aggregate of 610,000 shares of Common Stock were granted under the 2002 Plan. During 2003, no options to purchase Common Stock granted under the 2002 Plan expired unexercised.

     The following is a brief summary of the 2002 Plan and the proposed amendments to the 2002 Plan. All references to number of shares of Common Stock in this Proposal 6 are without giving effect to the proposed reverse split of the Common Stock.

SUMMARY OF THE 2002 PLAN

     Persons Eligible To Participate. Each director of the Company who is neither an employee of the Company nor a United States non-resident alien (an "Eligible Director") is eligible to participate in the 2002 Plan.

     Effective Date and Duration of 2002 Plan. The 2002 Plan became effective on the date of its adoption by the Compensation Committee, was ratified by the affirmative vote of holders of a majority of the issued and outstanding shares of Common Stock at the 2002 Annual Meeting of Stockholders, and will terminate 10 years from the date of its adoption or such earlier date as the Board may determine.

     Administration of 2002 Plan. The 2002 Plan is administered by a committee (the "Committee") consisting of at least two members of the Board. The Committee has full power and authority to interpret the 2002 Plan, to establish such rules and regulations as it deems appropriate for the administration of the 2002 Plan, and to take such other action as it deems necessary or desirable for the administration of the 2002 Plan.

     Status of Options. Options granted under the 2002 Plan are nonqualified options not qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

     Shares Subject to Options Granted Under 2002 Plan. The maximum number of shares of Common Stock that may be delivered or purchased under the 2002 Plan was originally 500,000 and was increased by the Board of Directors in November 2003 to 900,000, subject to adjustment to preserve the value of an option grant in the event of any change in the outstanding Common Stock by reason of any stock dividend, stock split, combination of shares, recapitalization or other similar change in the capital stock of the Company, or in the event of the merger or consolidation of the Company with or into any other corporation or the reorganization of the Company. See "Plan Amendments," below. The shares of Common Stock to be issued in connection with the exercise of stock options granted under the 2002 Plan may be authorized but unissued shares of Common Stock that are not reserved for any other purpose or previously issued shares acquired by the Company and held in its treasury. If, as a result of the termination or expiration of an option granted under the 2002 Plan, certain shares are no longer subject to an option granted under the 2002 Plan, such shares will again be available for future option grants under the 2002 Plan.

     Amendment of 2002 Plan. The 2002 Plan may be amended by the Board or a duly authorized committee thereof as the Board or such committee deems advisable. However, no 2002 Plan amendment will become effective unless approved by affirmative vote of the Company's stockholders if such approval is necessary or desirable for the continued validity of the 2002 Plan or if the failure to obtain such approval would adversely affect the compliance of the 2002 Plan with Rule 16b-3 or any successor rule under the Exchange Act or any other rule or regulation. No 2002 Plan amendment may impair the rights of any 2002 Plan participant under any option previously granted under the 2002 Plan without a participant's consent. The Board or a duly authorized committee thereof has the power, in the event of any disposition of substantially all of the assets of the Company, its dissolution, any merger or consolidation of the Company with or into any other corporation, or the merger or consolidation of any other corporation into the Company, to amend all outstanding options granted under the 2002 Plan so as to terminate them upon such effectiveness. If the Board or such committee exercises such power, all options then outstanding shall be deemed to terminate upon such effectiveness.

     Interested Persons. A. David Brown, Stuart Feldman, Paul S. Goodman, Donald Hecht, Robert H. Masson, Basil P. Regan and William B. Wachtel all have an interest in the approval of the amendments of the 2002 Plan by the Company's stockholders by virtue, as described below, of their entitlement to options previously granted under the 2002 Plan and to be granted under the 2002 Plan on August 3, 2004, provided that each such person continues to serve as a director of the Company on such date.

AWARDS AVAILABLE UNDER THE 2002 PLAN

     Pursuant to the 2002 Plan, each Eligible Director is granted an option to purchase 50,000 shares of Common Stock as of the effective date of his or her initial appointment or election to the Board (the "Initial Appointment Date"). In addition, on August 2, 2002, August 1, 2003 and August 3, 2004 (an "Award Date"), provided that such date occurs after the Initial Appointment Date, each Eligible Director whose Initial Appointment Date preceded such date will be granted an option to purchase an additional 35,000 shares of Common Stock (increased from 25,000 shares of Common Stock by an amendment of the 2002 Plan in November 2002) provided that he or she is a director of the Company on such date. See "Plan Amendments," below. In the event of any change in the outstanding Common Stock by reason of any merger, share exchange, reorganization, consolidation, recapitalization, stock dividend, stock split, combination of shares, split-up, spin-off, or other similar transaction or event, the Committee may, to the extent it deems appropriate, make substitutions or adjustments in the aggregate number and kind of shares of Common Stock reserved for issuance under the 2002 Plan, in the number, kind and price of shares of Common Stock subject to outstanding options and in the option limits under the 2002 Plan (or make provision for cash payments to the holders of options granted under the 2002 Plan).

     All options granted under the 2002 Plan will be evidenced by option agreements. Each option shall be granted for a term of 10 years. Each option will be exercisable in accordance with the terms and conditions set forth in the option agreements evidencing the grant of such options. However, each option granted under the 2002 Plan will become exercisable at a rate of no less than 33 1/3% per year from its date of grant, with the exception that all options granted under the 2002 Plan will become immediately and fully exercisable upon the occurrence of a "Change of Control" (as defined in the Hanover Direct, Inc. Directors Change of Control Plan) which occurred for the current participants in the 2002 Plan on November 30, 2003 on the closing of the

Recapitalization. Options granted under the 2002 Plan may not be exercised more than 3 months after a participant ceases to be a director of the Company, except in the case of the participant's death or disability, in which case options may be exercised within 12 months after the date of such death or disability.

     The price at which shares of Common Stock may be purchased upon the exercise of an option granted under the 2002 Plan is the fair market value of such shares on the date of grant of such option. For purposes of the 2002 Plan, the fair market value of a share of Common Stock is deemed to be the average of the closing price of the Common Stock on the date of grant, the ten trading days immediately preceding such date, and the ten trading days immediately following such date.

     Full payment of the purchase price for shares of Common Stock purchased upon the exercise, in whole or part, of an option granted under the 2002 Plan must be made at the time of such exercise. The 2002 Plan provides that the option exercise price may be paid in cash or in shares of Common Stock valued at their fair market value on the date of exercise. Alternatively, an option granted under the 2002 Plan may be exercised in whole or in part by delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the option exercise price, and such other documents as the Committee may determine.

     During a participant's lifetime, options granted under the 2002 Plan may be exercised only by such participant and may not be transferred, other than by will or by the laws of descent and distribution, except that a participant may transfer any option granted under the 2002 Plan to his or her spouse, children, grandchildren, parents, and/or siblings or to one or more trusts for the benefit of such family members, provided that the participant does not receive any consideration for the transfer. Any option so transferred will be subject to the same terms and conditions that applied to such option immediately prior to its transfer, except that it will not be further transferable by the transferee during such transferee's lifetime.

FEDERAL INCOME TAX CONSEQUENCES

     For the federal income tax purposes, the grant of an option granted under the 2002 Plan will have no immediate tax consequences to the participant. The exercise of the option by the participant will result in taxable income to the participant, as compensation, in an amount equal to the amount by which the fair market value of the acquired shares on the exercise date exceeds the option price. The participant will have a tax basis in the acquired shares in an amount equal to the fair market value of the shares on the date of exercise. Upon a subsequent sale or taxable exchange of such shares, such participant will recognize long or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares. The Company will be entitled to a deduction in the amount of any compensation income that a participant recognizes in connection with an option.

PLAN AMENDMENTS

     The Board has amended the 2002 Plan (i) to increase the maximum number of shares of Common Stock that may be delivered or purchased under the 2002 Plan from 500,000 to 900,000 and (ii) to increase the number of shares of Common Stock for which a Non-Employee Director will be granted an option on each annual Award Date from 25,000 to 35,000. Such amendments are shown in bold-faced type in the full text of the 2002 Plan attached hereto as Appendix B.

     The following table summarizes the option grants that may be awarded under the 2002 Plan during the term thereof, assuming the proposed amendments to the 2002 Plan are approved and adopted by the Company's stockholders.

                                                          DOLLAR      NUMBER OF SHARES
NAME AND POSITION                                        VALUE($)    SUBJECT TO OPTIONS
-----------------                                       ----------   ------------------
Wayne P. Garten, Chief Executive Officer(1)...........      0        None
Michael D. Contino, Executive Vice President and Chief
  Operating Officer(1)................................      0        None
Charles E. Blue, Senior Vice President and Chief
  Financial Officer(1)................................      0        None
William C. Kingsford, Senior Vice President, Treasury
  and Control (Corporate Controller)(1)...............      0        None
Executive Group(1)....................................      0        None
Non-Executive Director Group..........................  Unknown(2)   Up to 900,000 in
                                                                     the aggregate
Non-Executive Officer Employee Group(1)...............      0        None

---------------

(1) Pursuant to the terms of the 2002 Plan, only those directors of the Company who are neither an employee of the Company nor a United States non-resident alien are eligible to participate.

(2) The price at which shares of Common Stock may be purchased upon the exercise of an option granted under the 2002 Plan is the fair market value of such shares on the date of grant of such option. For purposes of determining the price under the 2002 Plan, the fair market value of a share of Common Stock is deemed to be the average of the closing price of the Common Stock on the date of the grant, the ten trading days immediately preceding such date, and the ten trading days immediately following such date.

VOTE REQUIRED

     The affirmative "FOR" vote of the holders of a majority of the outstanding shares of Common Stock and Series C Preferred Stock present or represented by proxy and entitled to vote at the Annual Meeting, voting together as a class, is required for approval of Proposal 6.


     As of the record date, Chelsey, beneficially owned 115,810,383 shares of Common Stock (approximately 51.6% of the outstanding Common Stock) and 564,819 shares of Series C Preferred Stock, collectively representing approximately 61.3% of the combined voting power of the Voting Stock. Accordingly, Chelsey alone will be able to control the outcome of all matters upon which it votes.


            THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENTS
                  TO THE 2002 STOCK OPTION PLAN FOR DIRECTORS.

                                   PROPOSAL 7

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

GENERALLY

     Ratification of the Company's selection of independent auditors by the Company's stockholders is not required by the Company's by-laws or other applicable legal requirements and no recommendation of independent auditors is being made to stockholders at this time. Instead, we are asking you to delegate to the Audit Committee of the Board of Directors authority to select the Company's independent auditors for the fiscal year ending December 25, 2004 from amongst established national audit firms.

     Representatives of KPMG LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     There were no disagreements with accountants on accounting and financial disclosure.

     The Board of Directors of the Company, upon recommendation of its Audit Committee, ended the engagement of Arthur Andersen LLP as the Company's independent public accountants, effective after Arthur Andersen's review of the Company's financial results for the fiscal quarter ended March 30, 2002 and the filing of this Quarterly Report on Form 10-Q for such quarter, and authorized the engagement of KPMG LLP to serve as the Company's independent public accountants for the fiscal year ending December 28, 2002. Arthur Andersen's report on the Company's 2001 financial statements was issued on March 16, 2002, in conjunction with the filing of the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2001.

FEES AND INDEPENDENCE

     KPMG LLP provided audit services to the Company consisting of the annual audit of the Company's 2003 and 2002 consolidated financial statements contained in the Company's Annual Report on Form 10-K for each year and reviews of the financial statements contained in the Company's Quarterly Reports on Form 10-Q for the 2003 fiscal year and the final three quarters of the 2002 fiscal year. Arthur Anderson LLP billed the Company an aggregate of $29,800 for audit and audit-related fees for its review of the financial statements contained in the Company's Quarterly Report on Form 10-Q for the first quarter of the 2002 fiscal year. The following table shows the fees that were billed to the Company by KPMG LLP for professional services rendered for the fiscal years ended December 27, 2003 and December 28, 2002.

FEE CATEGORY                                 FISCAL YEAR 2003   % OF TOTAL   FISCAL YEAR 2002   % OF TOTAL
------------                                 ----------------   ----------   ----------------   ----------
Audit Fees(1)..............................      $814,500          84.6%         $632,801          77.9%
Audit-Related Fees(2)......................       133,500          13.9%           49,619          13.2%
Tax Fees(3)................................        14,500           1.5%           36,975           4.6%
All Other Fees(4)..........................           -0-           -0-            35,130           4.3%
Total Fees.................................      $962,500         100.0%         $754,525         100.0%

---------------

(1) Audit Fees are fees for professional services performed for the audit of the Company's annual financial statements and review of financial statements included in the Company's 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2) Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements. This includes: employee benefit and compensation plan audits; due diligence related to mergers and acquisitions; auditor attestations that are not required by statute or regulation; and consulting on financial accounting/ reporting standards.

(3) Tax Fees are fees for professional services performed with respect to tax compliance, tax advice and tax planning. For fiscal year 2003, tax fees of $14,500 are related to tax compliance billings. For fiscal year 2002, tax fees of $6,825 are related to tax compliance billings and $30,150 are related to tax consultation and planning.

(4) All Other Fees are fees for other permissible work that does not meet the above category descriptions, including consulting services regarding the evaluation of stock option grants and employee agreements.

     KPMG LLP did not provide any services related to financial information systems design and implementation during the 2003 and 2002 fiscal years.

     The Audit Committee of the Board of Directors has considered whether the provision of services by KPMG described above are compatible with maintaining KPMG's independence as the Company's principal accountant.

PRE-APPROVAL POLICY

     The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, our independent auditors. Each year, the Audit Committee approves the proposed services, including the nature, type and scope of services contemplated and the related fees, to be rendered by our accountants during the year. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee.

     All of the fees and services provided as noted in the table above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

VOTE REQUIRED

     The affirmative "FOR" vote of the holders of a majority of the outstanding shares of Common Stock and Series C Preferred Stock present or represented by proxy and entitled to vote at the Annual Meeting, voting together as a class, is required for approval of Proposal 7.


     As of the record date, Chelsey, beneficially owned 115,810,383 shares of Common Stock (approximately 51.6% of the outstanding Common Stock) and 564,819 shares of Series C Preferred Stock, collectively representing approximately 61.3% of the combined voting power of the Voting Stock. Accordingly, Chelsey alone will be able to control the outcome of all matters upon which it votes.


            THE BOARD RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF
          THE DELEGATION TO THE AUDIT COMMITTEE OF AUTHORITY TO SELECT
      THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 25, 2004.

                                   PROPOSAL 8

            RATIFICATION AND APPROVAL OF THE COMPANY'S STOCK OPTION
              AGREEMENT WITH WAYNE P. GARTEN, PRESIDENT AND CHIEF
                        EXECUTIVE OFFICER OF THE COMPANY

GENERAL

     The Company is asking you to ratify and approve the adoption of the Company's Stock Option Agreement with Wayne P. Garten, the President and Chief Executive Officer of the Company (the "Stock Option Agreement"). The following is a brief summary of the terms of the Stock Option Agreement. The complete text of the Stock Option Agreement is attached hereto as Appendix E.

SUMMARY OF STOCK OPTION AGREEMENT

     Number of Options Granted and Exercise Price. The Stock Option Agreement grants Mr. Garten the option (the "Option") to purchase up to 1,000,000 shares of the Company's Common Stock as such Common Stock exists immediately prior to the taking of effect of the one-for-ten reverse split contemplated by Proposal 2 (the "Shares"), for an exercise price of $0.195 per share or, after giving effect to the one-for-ten reverse split contemplated by Proposal 2, 100,000 shares for an exercise price of $1.95 per share. The options granted to Mr. Garten pursuant to the Stock Option Agreement are not issued pursuant to the Company's 2000 Management Stock Option Plan or the Company's 2002 Stock Option Plan for Directors.

     Vesting Schedule. The Options will vest over a 2-year period. One-third of the Options vested upon the execution of the Garten Employment Agreement, one-third will vest on May 5, 2005 and the final-one third will vest on May 5, 2006; provided, however, that all such options shall vest in their entirety and become fully exercisable upon the earliest to occur of (i) Mr. Garten's resignation "For Good Reason" (as defined in the Garten Employment Agreement),
(ii) a "Change of Control" (as defined in the Garten Employment Agreement) or
(iii) the Company's termination of Mr. Garten's employment without being "For Cause" (as defined in the Garten Employment Agreement).

     Exercise Period. The Options are exercisable within 10 years of their respective vesting dates.

     Interested Persons. Wayne P. Garten has an interest in the approval of the Stock Option Agreement by the Company's stockholders by virtue of his entitlement to option grants under the Stock Option Agreement.

VOTE REQUIRED

     The affirmative "FOR" vote of the holders of the majority of combined voting power of the Voting Stock voted at the Annual Meeting, whether in person or by proxy, and whether by mail, Internet or telephone, is required to approve Proposal 8.


     As of the record date, Chelsey beneficially owned 115,810,383 shares of Common Stock (approximately 51.6% of the outstanding Common Stock) and 564,819 shares of Series C Preferred Stock, collectively representing approximately 61.3% of the combined voting power of the Voting Stock. Accordingly, Chelsey alone will be able to control the outcome of all matters upon which it votes.


  THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE COMPANY'S STOCK OPTION AGREEMENT WITH WAYNE P. GARTEN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF
                                  THE COMPANY.

                                   PROPOSAL 9

           AMENDING THE CERTIFICATE OF INCORPORATION TO INCREASE THE
            NUMBER OF SHARES OF COMMON STOCK WHICH THE COMPANY WOULD
                            HAVE AUTHORITY TO ISSUE

GENERAL

     The Board is submitting to you an amendment to the Company's Certificate of Incorporation that would increase the number of shares of Common Stock which the Company would have authority to issue, after giving effect to the one-for-ten reverse split of the Company's Common Stock, from 30,000,000 shares to 50,000,000 shares and to make a corresponding change in the aggregate number of shares of all classes of stock which the Company has authority to issue.

     If approved by the Company's stockholders, the increase in authorized Common Stock would become effective as soon as reasonably practicable after the Annual Meeting by filing a Certificate of Amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State. The Company anticipates that the increase in the authorized shares of Common Stock, if approved by its stockholders, would be implemented by the same certificate of amendment as the one-for-ten reverse split of the Company's Common Stock contemplated by Proposal 2, the reduction in par value contemplated by Proposal 3 and the increase in the number of authorized shares of Additional Preferred Stock contemplated by Proposal 4, to the extent those proposals are approved by the Company's stockholders. The Board believes that the amendment will benefit the Company and you, and thus, recommends the approval of the amendment. The Board has already adopted a resolution declaring the advisability of the amendment.

REASONS FOR PROPOSAL


     The Company will have approximately 22,451,800 shares of Common Stock (excluding treasury stock) outstanding after the reverse split. In addition, the Company has reserved approximately 4,062,125 shares of Common Stock (adjusted for the one-for-ten reverse split) for the issuance additional shares of Common Stock upon the exercise of outstanding stock options.



     A waiver fee (the "Waiver Fee") was paid to Chelsey Direct at closing of the Term Loan Facility equal to 1% of the accreted liquidation preference of the Series C Preferred Stock, payable in Common Stock of the Company, calculated based upon the fair market value thereof two business days prior to the closing date, in consideration for the waiver by Chelsey Direct of its blockage rights over issuances of senior securities. Chelsey received 4,344,762 shares of Common Stock (adjusted for the one-for-ten reverse split, approximately 434,476 shares) as payment of the Waiver Fee on July 8, 2004.



     In consideration for providing the Term Loan Facility, Chelsey Finance will receive warrants (the "Common Stock Warrants") to purchase 30% of the fully diluted shares of Common Stock of the Company at an exercise price of $.01 per share, which the Company believes would be approximately 10,247,210 shares of Common Stock (adjusted for the one-for-ten reverse split). Pending shareholder approval of Proposal 10, Chelsey Finance received a warrant (the "Series D Preferred Warrant") to purchase a newly issued series of nonvoting preferred stock (the "Series D Preferred Stock") that will be automatically exchanged for the Common Stock Warrants upon receipt of shareholder approval. The terms of the Series D Preferred Warrant and the Series D Preferred Stock are discussed in Proposal 10.

     The Company believes that the number of shares of issued and outstanding Common Stock upon completion of the one-for-ten reverse split will be approximately 22,451,800 shares (excluding treasury stock). The Company believes that the number of shares of issued and outstanding Common Stock on the Split Date together with the number of shares of Common Stock reserved for the exercise of stock options and the Common Stock Warrants, would be approximately 34,157,366 (excluding treasury shares). This amount exceeds the number of shares of Common Stock which the Company is authorized to issue which, after giving effect to the one-for-ten reverse split, will be 30,000,000. As a result, the approval of this Proposal 9 is required in order that the Company be able to issue the Common Stock Warrant.


     The increase of the number of shares of Common Stock which the Company would have authority to issue after giving effect to the one-for-ten reverse split, from 30,000,000 to 50,000,000 is intended to provide the Company with the ability to issue the Common Stock Warrant and to provide the Company with additional authorized Common Stock for issuance in future transactions. The Company has no current plan for the issuance of such additional shares of Common Stock. Under the DGCL, the Company is required to obtain approval from stockholders to amend its charter to increase the number of shares of capital stock authorized for issuance.

PRINCIPAL EFFECTS OF THE INCREASE IN AUTHORIZED SHARES OF COMMON STOCK


     The following table illustrates the principal effects of the increase in authorized shares of Common Stock discussed in this proposal on the Company's capitalization table, after giving effect to the one-for-ten reverse stock split:



                                                              NUMBER OF SHARES   NUMBER OF SHARES
                                                                  PRIOR TO        SUBSEQUENT TO
                                                                INCREASE IN        INCREASE IN
                                                                 AUTHORIZED         AUTHORIZED
                                                                 SHARES OF          SHARES OF
CLASS OF SHARES                                                 COMMON STOCK       COMMON STOCK
---------------                                               ----------------   ----------------
Common Stock Authorized:....................................     30,000,000         50,000,000
Common Stock Outstanding(1):................................     22,996,177         22,996,177
Common Stock Reserved for Issuance Pursuant to Options and
  Common Stock Warrant(2):..................................      4,062,125          4,062,125
Common Stock Available for Future Issuance:.................      2,941,698         22,941,698
Additional Preferred Stock Authorized(3):...................     15,000,000         15,000,000
Additional Preferred Stock Outstanding(4):..................        564,819            564,819
Series B 8% Cumulative Preferred Stock Authorized:..........         40,000             40,000
Series B 8% Cumulative Preferred Stock Outstanding:.........              0                  0
7.5% Cumulative Convertible Preferred Stock Authorized:.....        861,900            861,900
7.5% Cumulative Convertible Preferred Stock Outstanding:....              0
Class B Common Stock Authorized:............................     12,270,503         12,270,503
Class B Common Stock Outstanding:...........................              0
Aggregate Number of Shares of All Classes of the Company's
  Stock Authorized:.........................................     58,172,403(3)      78,172,403

---------------


(1) Includes 212,093 shares of treasury stock.



(2) Includes 212,093 shares of treasury stock.



(3) Includes 564,819 shares of Series C Preferred Stock and 100 Shares of Series D Preferred Stock.



(4) Represents 564,819 shares of Series C Preferred Stock outstanding. There are no shares of any other class of additional preferred stock outstanding.


VOTE REQUIRED

     The affirmative vote of the holders of (a) a majority of the outstanding shares of Common Stock, voting separately, as a single class, (b) at least two-thirds of the outstanding shares of Series C Preferred Stock, voting separately as a class, and (c) a majority of the combined voting power of all shares of Voting Stock outstanding, voting together as a single class, whether in person or by proxy, whether by mail, Internet or telephone, is required to approve Proposal 9. So, if you abstain from voting, it has the same effect as if you voted against the proposal. Each share of Common Stock has one (1) vote and each share of Series C Preferred Stock has one hundred (100) votes.


     As of the record date, Chelsey beneficially owned 115,810,383 shares of Common Stock (approximately 51.6% of the outstanding Common Stock) and 564,819 shares of Series C Preferred Stock, collectively representing approximately 61.3% of the combined voting power of the Voting Stock. Accordingly, Chelsey alone will be able to control the outcome of all matters upon which it votes.


 THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AND THE TOTAL NUMBER OF SHARES OF ALL CLASSES OF STOCK WHICH THE COMPANY WOULD
                            HAVE AUTHORITY TO ISSUE.

                                  PROPOSAL 10


   APPROVE (I) THE ISSUANCE AND POTENTIAL ISSUANCE OF A COMMON STOCK PURCHASE WARRANT BY THE COMPANY TO CHELSEY FINANCE, LLC, AND (II) THE ISSUANCE AND
    POTENTIAL ISSUANCE UNDER THE COMMON STOCK PURCHASE WARRANT OF 30% OF THE
     COMPANY'S ISSUED AND OUTSTANDING COMMON STOCK ON A FULLY DILUTED BASIS


BACKGROUND OF THE TRANSACTION


     In consideration for providing the Term Loan Facility, Chelsey Finance will receive the Common Stock Warrant, which will entitle Chelsey Direct to purchase 30% of the fully diluted shares of Common Stock of the Company at an exercise price of $.01 per share, which the Company believes would be approximately 10,247,210 shares of Common Stock (adjusted for the one-for-ten reverse split). Pending shareholder approval of this Proposal 10, Chelsey Finance received the Series D Preferred Warrant, which entitles Chelsey Finance to purchase 100 shares of a newly issued series of preferred stock, the Series D Preferred Stock, that will be automatically exchanged for the Common Stock Warrant upon receipt of shareholder approval of this Proposal 10. The American Stock Exchange's Company Guide requires shareholder approval of the issuance and potential issuance of the Common Stock Warrant; see "Reasons for Proposal," below.


GENERALLY


     The Company is asking you to approve (i) the issuance and potential issuance of a Common Stock Purchase Warrant by the Company to Chelsey Finance, LLC, and (ii) the issuance and potential issuance under the Common Stock Purchase Warrant of 30% of the Company's issued and outstanding Common Stock on a fully diluted basis. The following is a brief summary of the terms of the Common Stock Warrant, the Series D Preferred Warrant and the Series D Preferred Stock.


SUMMARY OF COMMON STOCK WARRANT, SERIES D PREFERRED WARRANT AND SERIES D PREFERRED STOCK


     On the closing of the Term Loan Facility, Chelsey Finance received the Series D Preferred Warrant, which entitles Chelsey Finance to purchase 100 shares of a newly issued series of preferred stock, the Series D Preferred Stock. The Series D Preferred Warrant will be automatically exchanged for the Common Stock Warrant upon receipt of shareholder approval of this Proposal 10. The Common Stock Warrant will entitle Chelsey Finance to purchase 30% of the fully diluted shares of Common Stock of the Company at an exercise price of $.01 per share, which the Company believes would be approximately 10,247,210 shares of Common Stock (adjusted for the one-for-ten reverse split). The Series D Preferred Warrant may not be exercised prior to September 30, 2004.


DESCRIPTION OF SERIES D PREFERRED STOCK

     The Series D Preferred Stock has a par value of $.01 per share. The holders of the Series D Preferred Stock have no voting rights except the right to vote as a class on certain matters that would adversely affect the rights of the Series D Preferred Stock.


     In the event of the liquidation, dissolution or winding up of the Company, the holders of the Series D Preferred Stock are entitled to a liquidation preference equal to the fair market value of the Common Stock Warrant on the closing date (based upon a Black-Scholes valuation of such warrants), plus declared but unpaid dividends thereon, or $81,868.40 per share.

     At the election of the holders of a majority of the shares of Series D Preferred Stock, in the event of the approval by the shareholders of the Company of a sale of the Company or substantially all of its assets or certain mergers, or upon the election of any holder following a Change of Control (as defined), such transaction will be treated as a liquidation and entitle such holders to have their shares redeemed for an amount equal to the liquidation preference plus declared but unpaid dividends thereon.

     The Series D Preferred Stock is entitled to participate with the Common Stock in any dividends or distributions paid to or with respect to the Common Stock based upon the liquidation preference per share of Series D Preferred Stock times a fraction, the numerator of which is the dividend per share of Common Stock and the denominator is the fair market value of the Common Stock immediately prior to the record date for the dividend. The Company's credit agreement with Congress currently prohibits the payment of dividends.

     The Series D Preferred Stock may be redeemed in whole and not in part, except as set forth below, at the option of the Company at any time for the liquidation preference plus any declared but unpaid dividends (the "Redemption Price"). The Series D Preferred Stock, if not redeemed earlier, must be redeemed by the Company out of the proceeds of certain equity sales, and any remaining outstanding shares shall be redeemed on January 1, 2009 (the "Mandatory Redemption Date") for the Redemption Price.

     Pursuant to the terms of the Certificate of Designations of the Series D Preferred Stock, the Company's obligation to pay dividends on or redeem the Series D Preferred Stock is subject to compliance with its credit agreement with Congress.

REASONS FOR PROPOSAL

     The American Stock Exchange's Company Guide requires shareholder approval (pursuant to a proxy solicitation conforming to SEC proxy rules) as a prerequisite to approval of applications to list additional shares to be issued in connection with certain transactions. These include a transaction involving the sale, issuance and potential issuance by the Company of Common Stock pursuant to the Common Stock Warrant equal to 20% or more of presently outstanding Common Stock at a price less than the greater of book or market value.

     The issuance and potential issuance of the Company's Series D Participating Preferred Stock under the Series D Preferred Warrant, involves the issuance and potential issuance of a security convertible into Common Stock in an amount equal to more than 20% of the presently outstanding Common Stock. The issuance and potential issuance of the Common Stock Warrant involves the issuance and potential issuance of a security convertible into Common Stock in an amount equal to more than 20% of the presently outstanding Common Stock. In addition, the issuance and potential issuance of Common Stock under the Common Stock Warrant involves the issuance and potential issuance by the Company of Common Stock in an amount equal to more than 20% of the presently outstanding Common Stock. The price payable for the Common Stock on exercise of the Common Stock Warrant, $0.01 per share, will be less than the greater of the aggregate book or market value of the shares of Common Stock issued on such exercise. As a result, the Exchange's Company Guide requires shareholder approval of these transactions.

PRINCIPAL EFFECTS OF THE APPROVAL OF THIS PROPOSAL 10


     The approval of this Proposal 10, assuming the transactions contemplated by the Chelsey Term Sheet occur, would increase the voting power of the Common Stock held by Chelsey and decrease the collective voting power of the Common Stock held by other shareholders. After giving effect to the one-for-ten reverse split and the issuance of Common Stock under the Common Stock Warrant, the Company believes that

Chelsey, Chelsey Finance and Messrs. Wachtel and Feldman collectively would hold approximately 66.8% of the issued and outstanding Common Stock and Chelsey would hold 100% of the issued and outstanding Series C Participating Preferred Stock, collectively representing approximately 87.8% of combined voting power of the Voting Stock.


VOTE REQUIRED

     The affirmative vote of the holders of (a) a majority of the outstanding shares of Common Stock, voting separately, as a single class, (b) at least two-thirds of the outstanding shares of Series C Preferred Stock, voting separately as a class, and (c) a majority of the combined voting power of all shares of Voting Stock outstanding, voting together as a single class, whether in person or by proxy, whether by mail, Internet or telephone, is required to approve Proposal 10. So, if you abstain from voting, it has the same effect as if you voted against the proposal. Each share of Common Stock has one (1) vote and each share of Series C Preferred Stock has one hundred (100) votes.


     As of the record date, Chelsey beneficially owned 115,810,383 shares of Common Stock (approximately 51.6% of the outstanding Common Stock) and 564,819 shares of Series C Preferred Stock, collectively representing approximately 61.3% of the combined voting power of the Voting Stock. Accordingly, Chelsey alone will be able to control the outcome of all matters upon which it votes.



 THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF (I) THE ISSUANCE AND POTENTIAL ISSUANCE OF A COMMON STOCK PURCHASE WARRANT BY THE COMPANY TO CHELSEY
  FINANCE, LLC, AND (II) THE ISSUANCE AND POTENTIAL ISSUANCE UNDER THE COMMON STOCK PURCHASE WARRANT OF 30% OF THE COMPANY'S ISSUED AND OUTSTANDING COMMON
                        STOCK ON A FULLY DILUTED BASIS.

               STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

     If you wish to submit proposals to be presented at the 2005 Annual Meeting of Stockholders of the Company, they must be received by the Company no later than December 13, 2004 for them to be included in the Company's proxy material for that meeting. In order for a proposal to be included in the proxy statement, the stockholder submitting the proposal must meet certain eligibility standards and must comply with certain procedures established by the Commission, and the proposal must comply with the requirements as to form and substance established by applicable laws and regulations.

                            DISCRETIONARY AUTHORITY


     If the Company did not receive notice of any matter that is to come before the stockholders at the 2004 Annual Meeting of Stockholders on or before May 28, 2004, which corresponds to forty-five (45) days before the date on which the Company first mailed this proxy statement, the proxy for the 2004 Annual Meeting of Stockholders may, pursuant to Rule 14a-4(c) of the proxy rules under the Exchange Act confer discretionary authority to vote on the matters presented.



                                 OTHER MATTERS


     The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented to the Annual Meeting for action, the persons named in the enclosed proxy and acting thereunder will have discretion to vote on such matters in accordance with their own judgment.

     YOU MAY OBTAIN AN ADDITIONAL COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 27, 2003, AS AMENDED, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE (EXCEPT FOR EXHIBITS TO SUCH ANNUAL REPORT, WHICH WILL BE FURNISHED UPON PAYMENT OF THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBITS) BY WRITING TO: INVESTOR RELATIONS, HANOVER DIRECT, INC., 115 RIVER ROAD, EDGEWATER, NEW JERSEY 07020, OR FROM THE COMPANY'S WEBSITE AT WWW.HANOVERDIRECT.COM.

                                          By Order of the Board of Directors
                                          -s- Charles E. Blue
                                          Charles E. Blue
                                          Secretary

Dated: July 13, 2004


               PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY
                AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE
                    OR VOTE BY THE INTERNET OR BY TELEPHONE.

                     PLEASE VOTE -- YOUR VOTE IS IMPORTANT

                                                                      APPENDIX A

                              HANOVER DIRECT, INC.

                      2004 STOCK OPTION PLAN FOR DIRECTORS

     1. PURPOSE. The purpose of the Hanover Direct, Inc. 2004 Stock Option Plan for Directors (the "Plan") is to advance the interests of Hanover Direct, Inc. (the "Company") by providing non-employee directors of the Company, through the grant of options to purchase shares of Common Stock (as hereinafter defined), with a larger personal and financial interest in the Company's success.

     2. ADMINISTRATION. The Plan shall be administered by a committee (the"Committee") consisting of at least two members of the Board of Directors of the Company (the "Board"). The Committee shall have full power and authority to interpret the Plan, to establish such rules and regulations as it deems appropriate for the administration of the Plan, and to take such other action as it deems necessary or desirable for the administration of the Plan. The Committee's interpretation and construction of any provision of the Plan or the terms of any Option (as hereinafter defined) shall be conclusive and binding on all parties.

     3. PARTICIPANTS. Each director of the Company who is neither an employee of the Company nor an Ineligible Director (as hereinafter defined) (a "Non-Employee Director") shall be eligible to be granted Options to purchase shares of Common Stock ("Options") under the Plan. An "Ineligible Director" means any director of the Company who is a nonresident alien.

     Nothing contained in the Plan, or in any Option granted pursuant to the Plan, shall confer upon any Director any right to the continuation of his or her directorship or limit in any way the right of the Company to terminate his or her directorship at any time.

     4. THE SHARES. Options may be granted from time to time under the Plan for the purchase, in the aggregate, of not more than 1,000,000 shares of common stock, par value $0.66 2/3 per share, of the Company ("Common Stock") (subject to adjustment pursuant to Section 13). Such shares of Common Stock may be set aside out of the authorized but unissued shares of Common Stock not reserved for any other purpose or out of previously issued shares acquired by the Company and held in its treasury. Any shares of Common Stock which, by reason of the termination or expiration of an Option or otherwise, are no longer subject to purchase pursuant to an Option granted under the Plan may again be subjected to an Option under the Plan.

     5. OPTION GRANTS. Options shall be evidenced by Option agreements which shall be subject to the terms and conditions set forth in the Plan and such other terms and conditions not inconsistent herewith as the Committee may approve.

          (a) INITIAL APPOINTMENT AWARDS. As of the effective date of his or her initial appointment or election to the Board (or, if later, the effective date of the Plan) (the "Initial Appointment Date"), a Non-Employee Director shall receive a grant of an Option to purchase 50,000 shares of Common Stock (subject to adjustment pursuant to Section 13).

          (b) ANNUAL SERVICE AWARDS. On each Award Date (as hereinafter defined) occurring after a Non-Employee Director's Initial Appointment Date, such Non-Employee Director shall be granted, provided he or she continues to serve as a member of the Board on such date (to the extent the 2002 Stock Option Plan for Directors does not have enough remaining shares), an Option to purchase 35,000 shares of Common Stock (subject to adjustment pursuant to Section 13). An "Award Date" means August 3, 2004, August 3, 2005 and August 3, 2006.

     6. OPTION PRICE. The price (the"Option Price") at which shares of Common Stock may be purchased upon the exercise of an Option granted under the Plan shall be the fair market value of such shares on the date of grant of such Option. Solely for purposes of this Section 6, the fair market value of a share of Common Stock shall be deemed to be the average of the closing prices of the Common Stock on the Award Date and the 10 trading days immediately preceding the Award Date.

     7. TERM AND EXERCISABILITY OF OPTIONS. Options shall be granted for a maximum term of 10 years. Subject to the other provisions of the Plan relating to exercisability of Options, or as otherwise provided by the Committee and evidenced in an Option agreement, the participant shall have the cumulative right as of the first, second, and third anniversaries of the date of grant, to purchase up to one-third, two-thirds, and 100%, respectively, of the Option Shares; provided, however, that in the event of a Change of Control (as such term is defined in the Hanover Direct, Inc. Directors Change of Control Plan), the participant shall have the cumulative right to purchase up to 100% of the Option Shares.

     8. TERMINATION OF DIRECTORSHIP.  Except as otherwise provided in this
Section 8, or as otherwise provided by the Committee and evidenced in an Option agreement, no person may exercise an Option more than three months after the first date on which he or she ceases to be a director of the Company. If a participant ceases to be a director of the Company by reason of death or disability, any Options held by him or her may be exercised within 12 months after the date he or she ceases to be a director of the Company. In no event may an Option be exercised after the expiration of the term of such Option.

     9. PAYMENT. Full payment of the purchase price for shares of Common Stock purchased upon the exercise, in whole or in part, of an Option granted under the Plan shall be made at the time of such exercise. The Option Price may be paid in cash, in shares of Common Stock valued at their fair market value on the date of exercise or with any other form of compensation permissible for such purposes under Delaware law, as determined by the Committee in its judgment. Alternatively, an Option may be exercised in whole or in part by delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the Option Price, and such other documents as the Committee may determine.

     No shares of Common Stock shall be issued or transferred to a participant until full payment therefor has been made, and a participant shall have none of the rights of a stockholder until shares are issued or transferred to him or her.

     10. NONTRANSFERABILITY. Options granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution, and, during a participant's lifetime, shall be exercisable only by him or her. Notwithstanding the foregoing, a participant may transfer any Option granted under the Plan to the participant's spouse, children, grandchildren, parents, and/or siblings or to one or more trusts for the benefit of such family members, if the agreement evidencing such Option so provides and the participant does not receive any consideration for the transfer. Any Option so transferred shall continue to be subject to the same terms and conditions that applied to such Option immediately prior to its transfer (except that such transferred Option shall not be further transferable by the transferee during the transferee's lifetime).

     11. ISSUANCE OF SHARES. If a participant so requests, shares purchased upon the exercise of an Option may be issued or transferred in the name of the participant and another person jointly with the right of survivorship.

     12. STATUS OF OPTIONS. Options granted under the Plan are nonqualified options not qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

     13. CHANGES IN CAPITAL STRUCTURE, ETC. In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, or other similar transaction or event affecting the Common Stock, the Committee is authorized, to the extent it deems appropriate, to make substitutions or adjustments in the aggregate number and kind of shares of Common Stock reserved for issuance under the Plan, in the number, kind and price of shares of Common Stock subject to outstanding awards, and in the award limits under the Plan (or to make provision for cash payment to the holder of an Option). Outstanding Options shall be appropriately amended as to price and other terms in a manner consistent with the aforementioned adjustment to the shares of Common Stock subject to the Plan. Fractional shares resulting from any adjustment in Options pursuant to this Section 13 may be settled in cash or otherwise as the Committee shall determine. Notice of any adjustment shall be given by the Company to each holder of an Option which shall have been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Plan.

     14. EFFECTIVE DATE AND TERMINATION OF PLAN. The Plan shall become effective on the date of its adoption by the Board or a duly authorized committee thereof, subject to the ratification of the Plan by the affirmative vote or consent of holders of a majority of the issued and outstanding shares of Common Stock. The Plan shall terminate 10 years from the date of its adoption or such earlier date as the Board or such committee may determine. Any Option outstanding under the Plan at the time of its termination shall remain in effect in accordance with its terms and conditions and those of the Plan.

     15. AMENDMENT. The Board or a duly authorized committee thereof may amend the Plan in any respect from time to time; provided, however, that no amendment shall become effective unless approved by affirmative vote of the Company's shareholders if such approval is necessary or desirable for the continued validity of the Plan or if the failure to obtain such approval would adversely affect the compliance of the Plan with Rule 16b-3 or any successor rule under the Securities Exchange Act of 1934, as amended, or any other rule or regulation. No amendment may, without the consent of a participant, impair his or her rights under any Option previously granted under the Plan.

     The Board or a duly authorized committee thereof shall have the power, in the event of any disposition of substantially all of the assets of the Company, its dissolution, any merger or consolidation of the Company with or into any other corporation, or the merger or consolidation of any corporation into the Company, to amend all outstanding Options to terminate such Options as of such effectiveness. If the Board shall exercise such power, all Options then outstanding shall be deemed to terminate upon such effectiveness.

     16. LEGAL AND REGULATORY REQUIREMENTS. No Option shall be exercisable and no shares will be delivered under the Plan except in compliance with all applicable federal and state laws and regulations including, without limitation, compliance with the rules of all domestic stock exchanges on which the Common Stock may be listed. Any share certificate issued to evidence shares for which an Option is exercised may bear such legends and statements as the Committee shall deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, and no shares will be delivered under the Plan, until the Company has obtained consent or approval from regulatory bodies, federal or state, having jurisdiction over such matters as the Committee may deem advisable.

     In the case of the exercise of an Option by a person or estate acquiring the right to exercise the Option by bequest or inheritance, the Committee may require reasonable evidence as to the ownership of the Option and may require consents and releases of taxing authorities that it may deem advisable.

                      (This page intentionally left blank)

                                                                      APPENDIX B

                              HANOVER DIRECT, INC.

                      2002 STOCK OPTION PLAN FOR DIRECTORS

     1. PURPOSE. The purpose of the Hanover Direct, Inc. 2002 Stock Option Plan for Directors (the "Plan") is to advance the interests of Hanover Direct, Inc. (the "Company") by providing non-employee directors of the Company, through the grant of options to purchase shares of Common Stock (as hereinafter defined), with a larger personal and financial interest in the Company's success.

     2. ADMINISTRATION. The Plan shall be administered by a committee (the "Committee") consisting of at least two members of the Board of Directors of the Company (the "Board"). The Committee shall have full power and authority to interpret the Plan, to establish such rules and regulations as it deems appropriate for the administration of the Plan, and to take such other action as it deems necessary or desirable for the administration of the Plan. The Committee's interpretation and construction of any provision of the Plan or the terms of any Option (as hereinafter defined) shall be conclusive and binding on all parties.

     3. PARTICIPANTS. Each director of the Company who is neither an employee of the Company nor an Ineligible Director (as hereinafter defined) (a "Non-Employee Director") shall be eligible to be granted Options to purchase shares of Common Stock ("Options") under the Plan. An "Ineligible Director" means any director of the Company who is a nonresident alien.

     Nothing contained in the Plan, or in any Option granted pursuant to the Plan, shall confer upon any Director any right to the continuation of his or her directorship or limit in any way the right of the Company to terminate his or her directorship at any time.

     4. THE SHARES. Options may be granted from time to time under the Plan for the purchase, in the aggregate, of not more than 1,00,000 shares of common stock, par value $0.66 2/3 per share, of the Company ("Common Stock") (subject to adjustment pursuant to Section 13). Such shares of Common Stock may be set aside out of the authorized but unissued shares of Common Stock not reserved for any other purpose or out of previously issued shares acquired by the Company and held in its treasury. Any shares of Common Stock which, by reason of the termination or expiration of an Option or otherwise, are no longer subject to purchase pursuant to an Option granted under the Plan, may again be subjected to an Option under the Plan.

     5. OPTION GRANTS. Options shall be evidenced by Option agreements which shall be subject to the terms and conditions set forth in the Plan and such other terms and conditions not inconsistent herewith as the Committee may approve.

          (a) INITIAL APPOINTMENT AWARDS. As of the effective date of his or her initial appointment or election to the Board (or, if later, the effective date of the Plan) (the "Initial Appointment Date"), a Non-Employee Director shall receive a grant of an Option to purchase 50,000 shares of Common Stock (subject to adjustment pursuant to Section 13).

          (b) ANNUAL SERVICE AWARDS. On each Award Date (as hereinafter defined) occurring after a Non-Employee Director's Initial Appointment Date, such Non-Employee Director shall be granted, provided he or she continues to serve as a member of the Board on such date, an Option to purchase 25,000 shares of Common Stock (35,000 SHARES OF COMMON STOCK ON AUGUST 1, 2003 AND AUGUST 3, 2004) (subject to adjustment pursuant to
     Section 13). An "Award Date" means August 2, 2002, August 1, 2003 and August 3, 2004.

     6. OPTION PRICE. The price (the "Option Price") at which shares of Common Stock may be purchased upon the exercise of an Option granted under the Plan shall be the fair market value of such shares on the date of grant of such Option. Solely for purposes of this Section 6, the fair market value of a share of Common Stock shall be deemed to be the average of the closing prices of the Common Stock on the Award Date, the 10 trading days immediately preceding the Award Date, and the 10 trading days immediately following the Award Date.

     7. TERM AND EXERCISABILITY OF OPTIONS. Options shall be granted for a maximum term of 10 years. Subject to the other provisions of the Plan relating to exercisability of Options, or as otherwise provided by the Committee and evidenced in an Option agreement, the participant shall have the cumulative right as of the first, second, and third anniversaries of the date of grant, to purchase up to one-third, two-thirds, and 100%, respectively, of the Option Shares; provided, however, that in the event of a Change of Control (as such term is defined in the Hanover Direct, Inc. Key Executive Twenty-Four Month Compensation Continuation Plan), the participant shall have the cumulative right to purchase up to 100% of the Option Shares.

     8. TERMINATION OF DIRECTORSHIP.  Except as otherwise provided in this
Section 8, or as otherwise provided by the Committee and evidenced in an Option agreement, no person may exercise an Option more than three months after the first date on which he or she ceases to be a director of the Company. If a participant ceases to be a director of the Company by reason of death or disability, any Options held by him or her may be exercised within 12 months after the date he or she ceases to be a director of the Company. In no event may an Option be exercised after the expiration of the term of such Option.

     9. PAYMENT. Full payment of the purchase price for shares of Common Stock purchased upon the exercise, in whole or in part, of an Option granted under the Plan shall be made at the time of such exercise. The Option Price may be paid in cash or in shares of Common Stock valued at their fair market value on the date of exercise. Alternatively, an Option may be exercised in whole or in part by delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the Option Price, and such other documents as the Committee may determine.

     No shares of Common Stock shall be issued or transferred to a participant until full payment therefor has been made, and a participant shall have none of the rights of a stockholder until shares are issued or transferred to him or her.

     10. NONTRANSFERABILITY. Options granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution, and, during a participant's lifetime, shall be exercisable only by him or her. Notwithstanding the foregoing, a participant may transfer any Option granted under the Plan to the participant's spouse, children, grandchildren, parents, and/or siblings or to one or more trusts for the benefit of such family members, if the agreement evidencing such Option so provides and the participant does not receive any consideration for the transfer. Any Option so transferred shall continue to be subject to the same terms and conditions that applied to such Option immediately prior to its transfer (except that such transferred Option shall not be further transferable by the transferee during the transferee's lifetime).

     11. ISSUANCE OF SHARES. If a participant so requests, shares purchased upon the exercise of an Option may be issued or transferred in the name of the participant and another person jointly with the right of survivorship.

     12. STATUS OF OPTIONS. Options granted under the Plan are nonqualified options not qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

     13. CHANGES IN CAPITAL STRUCTURE, ETC. In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, or other similar transaction or event affecting the Common Stock, the Committee is authorized, to the extent it deems appropriate, to make substitutions or adjustments in the aggregate number and kind of shares of Common Stock reserved for issuance under the Plan, in the number, kind and price of shares of Common Stock subject to outstanding awards, and in the award limits under the Plan (or to make provision for cash payment to the holder of an Option). Outstanding Options shall be appropriately amended as to price and other terms in a manner consistent with the aforementioned adjustment to the shares of Common Stock subject to the Plan. Fractional shares resulting from any adjustment in Options pursuant to this Section 13 may be settled in cash or otherwise as the Committee shall determine. Notice of any adjustment shall be given by the Company to each holder of an Option which shall have been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Plan.

     14. EFFECTIVE DATE AND TERMINATION OF PLAN. The Plan shall become effective on the date of its adoption by the Board or a duly authorized committee thereof, subject to the ratification of the Plan by the affirmative vote or consent of holders of a majority of the issued and outstanding shares of Common Stock. The Plan shall terminate 10 years from the date of its adoption or such earlier date as the Board or such committee may determine. Any Option outstanding under the Plan at the time of its termination shall remain in effect in accordance with its terms and conditions and those of the Plan.

     15. AMENDMENT. The Board or a duly authorized committee thereof may amend the Plan in any respect from time to time; provided, however, that no amendment shall become effective unless approved by affirmative vote of the Company's shareholders if such approval is necessary or desirable for the continued validity of the Plan or if the failure to obtain such approval would adversely affect the compliance of the Plan with Rule 16b-3 or any successor rule under the Securities Exchange Act of 1934 or any other rule or regulation. No amendment may, without the consent of a participant, impair his or her rights under any Option previously granted under the Plan.

     The Board or a duly authorized committee thereof shall have the power, in the event of any disposition of substantially all of the assets of the Company, its dissolution, any merger or consolidation of the Company with or into any other corporation, or the merger or consolidation of any corporation into the Company, to amend all outstanding Options to terminate such Options as of such effectiveness. If the Board shall exercise such power, all Options then outstanding shall be deemed to terminate upon such effectiveness.

     16. LEGAL AND REGULATORY REQUIREMENTS. No Option shall be exercisable and no shares will be delivered under the Plan except in compliance with all applicable federal and state laws and regulations including, without limitation, compliance with the rules of all domestic stock exchanges on which the Common Stock may be listed. Any share certificate issued to evidence shares for which an Option is exercised may bear such legends and statements as the Committee shall deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, and no shares will be delivered under the Plan, until the Company has obtained consent or approval from regulatory bodies, federal or state, having jurisdiction over such matters as the Committee may deem advisable.

     In the case of the exercise of an Option by a person or estate acquiring the right to exercise the Option by bequest or inheritance, the Committee may require reasonable evidence as to the ownership of the Option and may require consents and releases of taxing authorities that it may deem advisable.

                                                                      APPENDIX C

                              HANOVER DIRECT, INC.

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

ORGANIZATION:

     There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall consist of at least three (3) members of the Board of Directors and shall have a Chairman, who shall be elected by a majority of the members of the Board of Directors. The members of the Audit Committee shall be appointed by the Board of Directors. The members of the Audit Committee may be removed for cause by a majority of the Board of Directors.

     The members of the Audit Committee shall meet the independence, financial sophistication and literacy, experience and other requirements of the American Stock Exchange, the Securities and Exchange Commission and any other applicable requirements. The Chairman of the Audit Committee shall meet the requirements of the American Stock Exchange, the Securities and Exchange Commission and any other applicable requirements.

     The Audit Committee may form and delegate authority to subcommittees, when appropriate.

STATEMENT OF POLICY:

     The Audit Committee shall provide assistance to the Company's directors in fulfilling their responsibility to shareholders and the investment community relating to (1) the corporate accounting and reporting practices of the Company,
(2) the quality and integrity of the financial reports of the Company, (3) the independent auditor's qualifications, independence and performance, (4) the performance of the Company's internal audit function and (5) the compliance by the Company with legal and regulatory requirements. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication among the directors, the independent auditor, the internal auditors, and the financial management of the Company. Notwithstanding the foregoing, the independent auditor of the Company shall be ultimately accountable and shall report directly to the Audit Committee.

MEETINGS:

     The Audit Committee shall meet at least four times a year on a quarterly basis, or more frequently as circumstances require. The Chairman of the Audit Committee will preside at each meeting of the Audit Committee and, in consultation with the other members of the Audit Committee, shall set the frequency and length of each meeting. The Chairman of the Audit committee shall set the agenda of items to be addressed at each upcoming meeting after consultation with the chief financial officer, the head of internal audit, the independent auditor and the Company's inside and outside counsel. The Chairman of the Audit Committee shall ensure that the agenda for each upcoming meeting of the Audit Committee is circulated to each member of the Audit Committee.

RESPONSIBILITIES AND RESOURCES:

     As the independent auditor is ultimately accountable to the Audit Committee, the Audit Committee shall be directly responsible for the appointment, compensation, retention, termination and oversight of the work of the independent auditor employed by the Company for the purpose of preparing or issuing an audit report or related work on behalf of the Company. The Audit Committee must meet privately with the independent auditor from time to time. The Audit Committee shall consult with management but shall not delegate these responsibilities.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities.

     The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Audit Committee, or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee may also meet with the Company's investment bankers or financial analysts who follow the Company.

     The Audit Committee has the authority to retain, at the Company's expense, independent legal counsel and other advisors as it determines necessary to carry out its duties.

     The Audit Committee shall determine the extent of funding necessary for payment of compensation (a) to the independent auditor for the purpose of rendering or issuing the annual audit report or to perform other audit, review or attest services for the Company, (b) to any independent legal counsel or other advisors retained under the preceding paragraph to advise the Audit Committee and (c) for ordinary administrative expenses of the Audit Committee.

     In carrying out its responsibilities, the Audit Committee shall establish and maintain flexible policies and procedures, in order to best react to changing conditions and to ensure to the directors and shareholders of the Company that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the Audit Committee will:

GENERAL:

     1. Monitor the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     2. Seek to insure and monitor the independence and performance of the Company's external auditor and internal auditing department and advise the Board of Directors.

     3. Review and approve all related-party transactions.

INDEPENDENT AUDITOR:

     4. Be directly responsible for the appointment, compensation, retention, termination and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing its audit report or any related work.

     5. Have the authority to review in advance, and grant any appropriate pre-approvals, of (a) all audit services to be provided by the independent auditor and (b) all permitted non-audit services to be provided by the independent auditor, and in connection therewith to approve all fees and other terms of engagement. The authority to grant pre-approvals may be delegated by the Audit Committee to one or more of its members. However, any decision made by these members must be presented to the full Audit Committee at Audit Committee meetings.

     6. Review and approve disclosures required regarding non-audit services to be included in Securities and Exchange Commission periodic reports filed under
Section 13(a) of the Securities Exchange Act of 1934, as amended.

     7. Review the performance of the independent auditor annually.

     8. Ensure that the independent auditor submits to the Audit Committee on an annual basis a written statement consistent with Independent Standards Board Standard No. 1, discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and satisfy itself as to the independent auditor's independence.

     9. Obtain and review an annual report, at a minimum, on an annual basis, from the independent auditor describing (a) the independent auditor's internal quality control procedures and (b) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues.

     10. Confirm that the auditor that is to perform the audit services for the Company does not violate the audit rotation requirements of Section 203 of the Sarbanes-Oxley Act of 2002, which provides that the auditor may not perform audit services for the Company if the lead audit partner or the audit partner responsible for reviewing the audit has performed audit services for the Company for each of the five previous fiscal years.

     11. Review all reports that the federal securities laws require the independent auditor to submit to the Audit Committee.

     12. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit. Discuss general audit approach, scope, staffing, locations, and reliance upon management and internal audit.

     13. Consider the independent auditor's judgments about the quality and appropriateness of the Company's accounting principles and disclosures as applied in its financial reporting.

     14. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934, as amended, relating to "Audit Requirements" has not been implicated.

     15. Review with the independent auditor any management letter provided by the independent auditor and with management the Company's response to that letter. Such review should include:

     (a) any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management; and

     (b) any changes required in the planned scope of the internal audit.

     16. Review with the independent auditor and the internal audit department any significant disagreement between management and the independent auditor or the internal audit department in connection with the preparation of the financial statements.

     17. Meet at least quarterly with the independent auditor in separate executive sessions.

WITH RESPECT TO THE ANNUAL FINANCIAL STATEMENTS:

     18. Review and discuss with management, the internal audit department and the independent auditor the Company's annual audited financial statements prior to submission to stockholders, any governmental body, any stock exchange or the public.

     19. Discuss with the independent auditor the matters required to be discussed by AICPA Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit.

     20. Prepare the report to shareholders required by the Securities and Exchange Commission to be included in the Company's annual proxy statement and any other reports of the Audit Committee required by applicable securities laws or stock exchange listing requirements or rules.

     21. Review with management and the independent auditor the certification by the Chief Executive Officer and the Chief Financial Officer of the Company's annual financial statements and the management's discussion and analysis section in the Company's Annual Report on Form 10-K.

WITH RESPECT TO THE QUARTERLY FINANCIAL STATEMENTS:

     22. Review and discuss with management, the internal audit department and the independent auditor the Company's quarterly financial statements prior to submission to stockholders, any governmental body, any stock exchange or the public.

     23. Review with management and the independent auditor the certification by the Chief Executive Officer and the Chief Financial Officer of the Company's quarterly financial statements and the management's discussion and analysis section in the Company's Quarterly Reports on Form 10-Q.

PERIODIC REVIEWS:

     24. Discuss at least quarterly with the independent auditor, without management being present, (a) its judgments about the quality and appropriateness of the Company's accounting principles and financial disclosure practices as applied in its financial reporting and (b) the completeness and accuracy of the Company's financial statements.

     25. Consider and approve, as appropriate, significant changes to the Company's accounting principles and financial disclosure practices as suggested by the independent auditor, management or the internal audit department and any items required to be communicated by the independent auditor in accordance with AICPA SAS No. 61 (see item 18 above). Review with the independent auditor, management and the internal audit department, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Audit Committee, have been implemented.

     26. Periodically review and discuss with management, the internal audit department and the independent auditor, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company's financial statements, including applicable changes in accounting standards or rules.

     27. Review and reassess the Company's directors' and officers' liability insurance.

     28. Review and discuss with management the Company's major risk exposures and the steps management has taken to monitor, control and manage such exposures, including the Company's risk assessment and risk management guidelines and policies.

     29. Review and discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. At least the chairman of the audit committee should review the Company's earnings press releases before they are released to the public.

INTERNAL AUDIT DEPARTMENT:

     30. Review the organizational structure and qualifications of the internal audit department, as needed.

     31. Review, based upon the recommendation of the independent auditor and the chief internal auditor, the scope and plan of the work to be done by the internal audit department.

     32. Review the appointment, annual performance reviews, and replacement of the senior internal audit executive.

     33. In consultation with the independent auditor and the internal audit department, review the adequacy of the Company's internal control structure and procedures designed to insure compliance with laws and regulations, and discuss the responsibilities, budget and staffing needs of the internal audit department.

     34. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     35. Review the significant reports to management prepared by the internal auditing department and management's responses.

     36. On a regular basis, review summaries of findings prepared by the internal audit department, together with management's response and follow-up to these reports.

LEGAL COMPLIANCE:

     37. Periodically review with the Company's in house and independent counsel any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and any material reports or inquiries received from regulators or governmental agencies.

     38. Obtain timely reports from management and the Company's senior internal auditing executive and Counsel that the Company and its subsidiaries are in conformity with applicable legal requirements and the Company's Corporate Code of Conduct, including disclosures of insider and affiliated party transactions.

     39. Advise the Board of Directors with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Corporate Code of Conduct.

     40. Review and approve the Company's Corporate Code of Conduct, as it may be amended and updated from time to time, and ensure that management has implemented a compliance program to enforce such Code. Ensure that such compliance program includes reporting violations of such Code of Conduct to the Audit Committee.

     41. Review reported violations of the Company's Corporate Code of Conduct.

     42. Review and approve (a) any change or waiver in the Company's Corporate Code of Conduct for principal executives and senior financial officers and (b) any disclosures made on Form 8-K regarding such change or waiver.

OTHER AUDIT COMMITTEE RESPONSIBILITIES:

     43. Maintain minutes of meetings and regularly report to the Board of Directors on the Committee's activities after each Audit Committee meeting.

     44. Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board of Directors for approval. Submit the Charter to the Board of Directors for approval, and have the document published, at least every three years, in the Company's proxy statement in accordance with regulations of the Securities and Exchange Commission.

     45. Annually assess its performance of the duties specified in this Charter and report its findings to the Board of Directors.

     46. Perform any other activities consistent with this Charter, the Company's by-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

                                    *  *  *

     While the Audit Committee has the responsibilities and powers set forth in this Charter, the role of the Audit Committee is oversight. The members of the Audit Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Audit Committee to conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Corporate Code of Conduct.

                                                                      APPENDIX D

                              HANOVER DIRECT, INC.

                          NOMINATING COMMITTEE CHARTER

I.  PURPOSES OF COMMITTEE

     The purposes of the Nominating Committee (the "Committee") of the Board of Directors (the "Board") of Hanover Direct, Inc. (the "Company") are to (i) identify and recommend individuals to the Board for nomination as members of the Board and its committees (including this Committee), and (ii) oversee the evaluation of the Board and management.

II.  COMMITTEE MEMBERSHIP AND REMOVAL

     The Committee shall consist solely of three or more members of the Board, each of whom the Board has determined has no material relationship with the Company that would interfere with the exercise of independent judgment and each of whom is otherwise "independent" under the rules of the American Stock Exchange ("Amex") unless the Board of Directors, under exceptional and limited circumstances, determines that membership on the Nominating Committee of one director that is not independent is in the best interests of the Company.

     The initial members of the Committee shall be appointed by the Board. Candidates to fill subsequent vacancies in the Committee shall be nominated by the Committee as set forth below and appointed by the Board. Members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

III.  COMMITTEE STRUCTURE AND OPERATIONS

     The Committee shall designate one member of the Committee as its chairperson by a majority vote of the full Committee membership. The Committee shall meet in person or telephonically at least once a year at a time and place determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson.

IV.  COMMITTEE DUTIES AND RESPONSIBILITIES

     The following are the duties and responsibilities of the Committee:

          1. To make recommendations to the Board from time to time as to changes that the Committee believes to be desirable to the size of the Board or any committee thereof.

          2. To identify individuals believed to be qualified to become Board members (including conducting the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates), to recommend to the Board the nominees to stand for election as directors at the annual meeting of stockholders or, if applicable, at a special meeting of stockholders, and in each case to provide to the Board the Committee's assessment whether such individual would be considered independent. In the case of a vacancy in the office of a director (including a vacancy created by an increase in the size of the Board), the Committee shall recommend to the Board an individual to fill such vacancy. In nominating candidates, the Committee shall take into consideration the criteria set forth in the Company's Corporate Governance Guidelines adopted by the Corporate Governance Committee, which include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The Corporate Governance Guidelines shall set forth the Company's nomination process. The Committee will consider nominations submitted by stockholders so long as such nominations are made in accordance with the procedures set forth in the Company's by-laws and the Corporate Governance Guidelines. The Committee may also consider candidates proposed by management.

          3. To develop and recommend to the Board standards to be applied in making the initial assessment as to whether a director is otherwise independent under the rules of the Amex. The Committee will also recommend to the Board any modifications to these standards that the Committee deems desirable, and provide to the Board the Committee's assessment of which directors should be deemed independent under any recommended modifications of the standards.

          4. To identify Board members qualified to fill vacancies on any committee of the Board (including the Committee) and to recommend that the Board appoint the identified member or members to the respective committee. In nominating a candidate for committee membership, the Committee shall take into consideration the factors set forth in the charter of that committee, if any, as well as any other factors it deems appropriate, including, without limitation, the consistency of the candidate's experience with the goals of the committee and the interplay of the candidate's experience with the experience of other committee members.

          5.  Review a director's continuation on the Board in the event that
     (i) a director's principal occupation or business association changes substantially from the position he or she held when originally invited to join the Board, (ii) a director becomes involved in a current or potential conflict of interest or (iii) a director becomes unable to spend the time required to carry out his or her responsibilities as a director or becomes disabled and recommend to the Board whether, under the circumstances, such director should continue to serve on the Board.

          6. Prepare and issue the evaluation required under "Performance Evaluation" below.

          7. Review and reassess the adequacy of this charter annually and recommend to the Board any changes deemed appropriate by the Committee.

          8. Any other duties or responsibilities expressly delegated to the Committee by the Board from time to time.

     Since the Company is required by contract to provide third parties with the ability to nominate directors and such obligation pre-dates December 1, 2003, then the selection and nomination of such directors need not be subject to the nomination process described in this Charter.

V.  DELEGATION TO SUBCOMMITTEE

     The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

VI.  PERFORMANCE EVALUATION

     The Committee shall produce and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this charter. The performance evaluation shall also recommend to the Board any improvements to the Committee's charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

VII.  RESOURCES AND AUTHORITY OF THE COMMITTEE

     The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. With respect to consultants or search firms used to identify director candidates, this authority shall be vested solely in the Committee.

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                                                                      APPENDIX E

                             STOCK OPTION AGREEMENT

     As of May 5, 2004, Hanover Direct, Inc. (the "Company") hereby grants to Wayne P. Garten (the "Optionee") an option (this "Option") to purchase as many as 1,000,000 prereverse split shares ("Shares") of the Company's common stock ("Common Stock"), for an exercise price of $0.195 per Share (the "Exercise Price"), pursuant to the terms and conditions set forth below.

     1. This Option shall become vested and exercisable as to (a) one-third of the Shares subject hereto on the date hereof, and (b) the remaining two-thirds of such Shares at the rate of 50% per completed year of service by the Optionee for the Company on and after the date hereof. Notwithstanding the foregoing, this Option shall become vested and exercisable as to 100% of the Shares subject hereto upon the earliest to occur of (i) a "Change of Control" (as defined in the employment agreement between the Optionee and the Company (the "Employment Agreement")), (ii) the Optionee's resignation of his employment with the Company under the Employment Agreement "For Good Reason" (as defined in the Employment Agreement), or (iii) the Company's termination of the Optionee's employment under the Employment Agreement without being "For Cause" (as defined in the Employment Agreement).

     2. In order to exercise this Option, in whole or in part, the Optionee (or his legal representative or beneficiary in the case of the Optionee's death or disability) shall give written notice to the Company, specifying the number of Shares to be purchased and the aggregate purchase price to be paid, accompanied by the payment of the purchase price. The purchase price may be paid in cash, by certified check, in whole shares of Common Stock held by the Optionee for at least 6 months evidenced by negotiable certificates, valued at their fair market value on the date of exercise, or in a combination of the foregoing. Alternatively, if applicable, payment may be made by the Optionee by delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price in full, and such other documents as the Company may determine. Upon receipt of payment, the Company shall deliver to the Optionee (or his legal representative or beneficiary in the case of the Optionee's death or disability) a certificate or certificates for such Shares. If certificates representing shares of Common Stock are used to pay all or part of the purchase price under this Option, separate certificates shall be delivered by the Company representing the same number of shares as each certificate so used and an additional certificate shall be delivered representing the additional shares to which the Optionee is entitled as a result of exercise of this Option.

     3. This Option, to the extent vested, shall be exercisable solely (a) during the period of the Optionee's employment with the Company, and (b) for the 180-day period immediately following the termination of the Optionee's employment with the Company (unless such termination is by reason of the Optionee's death, permanent disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) or retirement at or after age 65, in which case the 180-day post-termination exercise period shall be extended to one year).

     4. This Option is not transferable by the Optionee other than by will or the laws of descent and distribution and is exercisable, during the Optionee's lifetime, only by the Optionee, except that the Optionee may transfer this Option or any part hereof (but in no event with respect to less than 500 Option Shares) to the Optionee's spouse, children, parents, and/or siblings or to one or more trusts for the benefit of such family members if the Optionee does not receive any consideration for the transfer; provided that this Option shall continue to be subject to the same terms and conditions that were applicable to this Option immediately prior to its transfer (except that this Option shall not be further transferred by the transferee during the transferee's lifetime), and further, should the Optionee become disabled, his legal representative shall be entitled to exercise this Option on the Optionee's behalf.

     5. This Option shall be exercised only with respect to full Shares of Common Stock; no fractional Shares shall be issued.

     6. This Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code.

     7. This Option shall be binding upon and shall inure to the benefit of any successor or assignee of the Company and to any executor, administrator, legal representative, legatee or distributee entitled by law to the Optionee's rights hereunder.

     8. This Option shall be construed and enforced in accordance with the laws of the State of New York.

     9. This Option shall expire on May 4, 2014.

                                          HANOVER DIRECT, INC.

                                          By: /s/ MICHAEL D. CONTINO
                                          --------------------------------------
                                          Michael D. Contino
                                          Executive Vice President

                                          /s/ WAYNE P. GARTEN
                                          --------------------------------------
                                          Wayne P. Garten

                              HANOVER DIRECT, INC.

                                   PROXY FOR
                       THE ANNUAL MEETING OF STOCKHOLDERS

                    TO BE HELD ON THURSDAY, AUGUST 12, 2004


       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned common stockholder of Hanover Direct, Inc. (the "Company") hereby appoints each of Charles E. Blue and William C. Kingsford, attorneys and proxies, each with full power of substitution, to represent the undersigned and vote all shares of the common stock of the Company which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of the Company to be held at the Sheraton Meadowlands Hotel and Conference Center, 2 Meadowlands Plaza, East Rutherford, New Jersey, 07073 on Thursday, August 12, 2004 at 9:30 a.m., local time, and at any adjournments thereof, with respect to the proposals hereinafter set forth and upon such other matters as may properly come before the Annual Meeting and any adjournments thereof.



THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED COMMON STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE APPROVAL OF THE TEN PROPOSALS SET FORTH IN THE PROXY STATEMENT.


                 IMPORTANT: SIGNATURE AND DATE ON REVERSE SIDE

[X]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1.  ELECTION OF DIRECTORS
   [ ] FOR all nominees listed at the right (except as marked to the contrary)
   [ ] WITHHOLD AUTHORITY to vote for all nominees listed at right

NOMINEES: A. David Brown, Stuart Feldman, Wayne P. Garten, Paul S. Goodman, Donald Hecht, Robert H. Masson, Basil P. Regan and William B. Wachtel.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

2. AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-TEN REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK, PAR VALUE $0.66 2/3 PER SHARE

   [ ] FOR                        [ ] AGAINST                        [ ] ABSTAIN

3. AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION THAT WOULD REDUCE THE PAR VALUE OF EACH SHARE OF COMMON STOCK FROM $0.66 2/3 PER SHARE TO $0.01 PER SHARE AND TO RECLASSIFY THE OUTSTANDING SHARES OF COMMON STOCK INTO SUCH LOWER PAR VALUE SHARES

   [ ] FOR                        [ ] AGAINST                        [ ] ABSTAIN


4. AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION THAT WOULD INCREASE THE NUMBER OF SHARES OF ADDITIONAL PREFERRED STOCK WHICH THE COMPANY WOULD HAVE AUTHORITY TO ISSUE FROM 5,000,000 SHARES TO 15,000,000 SHARES AND MAKE A CORRESPONDING CHANGE TO THE AGGREGATE NUMBER OF SHARES OF ALL CLASSES OF STOCK IN THE AGGREGATE WHICH THE CORPORATION WOULD HAVE AUTHORITY TO ISSUE


   [ ] FOR                        [ ] AGAINST                        [ ] ABSTAIN

5.  RATIFICATION AND ADOPTION OF THE 2004 STOCK OPTION PLAN FOR DIRECTORS

   [ ] FOR                        [ ] AGAINST                        [ ] ABSTAIN

6. RATIFICATION AND ADOPTION OF CERTAIN AMENDMENTS TO 2002 STOCK OPTION PLAN FOR DIRECTORS DESCRIBED IN THE PROXY STATEMENT

   [ ] FOR                        [ ] AGAINST                        [ ] ABSTAIN

7. RATIFICATION OF THE DELEGATION OF AUTHORITY TO THE AUDIT COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS TO SELECT THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 25, 2004

   [ ] FOR                        [ ] AGAINST                        [ ] ABSTAIN

8. RATIFICATION AND ADOPTION OF THE COMPANY'S STOCK OPTION AGREEMENT WITH WAYNE GARTEN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE COMPANY.

   [ ] FOR                        [ ] AGAINST                        [ ] ABSTAIN


9. APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION, AFTER GIVING EFFECT TO THE ONE-FOR-TEN REVERSE SPLIT OF THE COMPANY'S COMMON STOCK, TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK WHICH THE COMPANY WOULD HAVE AUTHORITY TO ISSUE FROM 30,000,000 SHARES TO 50,000,000 SHARES AND MAKE A CORRESPONDING CHANGE TO THE AGGREGATE NUMBER OF SHARES OF ALL CLASSES OF STOCK IN THE AGGREGATE WHICH THE COMPANY WOULD HAVE AUTHORITY TO ISSUE.


   [ ] FOR                        [ ] AGAINST                        [ ] ABSTAIN


10. APPROVE (I) THE ISSUANCE AND POTENTIAL ISSUANCE OF A COMMON STOCK PURCHASE WARRANT BY THE COMPANY TO CHELSEY FINANCE, LLC, AND (II) THE ISSUANCE AND POTENTIAL ISSUANCE UNDER THE COMMON STOCK PURCHASE WARRANT OF 30% OF THE COMPANY'S ISSUED AND OUTSTANDING COMMON STOCK ON A FULLY DILUTED BASIS.


    [ ] FOR                        [ ] AGAINST                       [ ] ABSTAIN

11. IN THEIR DISCRETION, THE ABOVE NAMED PROXIES ARE AUTHORIZED TO VOTE IN ACCORDANCE WITH THEIR OWN JUDGMENT ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement and hereby revokes any proxy or proxies heretofore given. You may strike out the persons named as proxies and designate a person of your choice, and may send this proxy directly to such person.

                             YOUR VOTE IS IMPORTANT
                      VOTE BY MAIL, INTERNET OR TELEPHONE

MAIL -- Please complete, date, sign and mail this proxy form promptly using the enclosed envelope

                                                  COMPANY NUMBER:

TELEPHONE -- Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your proxy card available when you call

                                                  ACCOUNT NUMBER:

INTERNET -- Access "www.Vote proxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page

                                            ------------------------------------
                                            Signature of Common Stockholders(s)

                                            ------------------------------------
                                            Name of Common Stockholder(s)

                                            Date: ---------- , 2004

NOTE: Please complete, date and sign exactly as name appears hereon. When signing as attorney, administrator, executor, guardian, trustee or corporate official, please add your title. If a corporation, please sign full corporate name by authorized officer. If shares are held jointly, each holder should sign.